UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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First Solar, Inc.

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First Solar, Inc.

350 West Washington Street

Suite 600

Tempe, Arizona 85281

April 8, 2015

Dear Stockholder:

You are cordially invited to attend our 2015 annual meeting of stockholders of First Solar, Inc. to be held on Wednesday, May 20, 2015 at 9:00 a.m., local time, at the Desert Willow Conference Center, 4340 East Cotton Center Boulevard, Phoenix, Arizona, 85040.

Details regarding admission to the meeting and the business to be conducted are described in the Notice of Internet Availability of Proxy Materials (the “Notice”) you received in the mail and in this proxy statement. We have also made available a copy of our 2014 Annual Report to Stockholders (the “2014 Annual Report”) with this proxy statement. We encourage you to read our 2014 Annual Report. It includes our audited financial statements and information about our operations, markets and products.

We have elected to provide access to our proxy materials on the Internet under the Securities and Exchange Commission’s “notice and access” rules. We are pleased to take advantage of these rules and believe that they enable us to provide you with the information you need, while making delivery more efficient and more environmentally friendly. In accordance with these rules, we have sent the Notice to each of our stockholders providing instructions on how to access our proxy materials and our 2014 Annual Report on the Internet.

Your vote is important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote on the Internet, as well as by telephone or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card. Please review the instructions on each of your voting options described in this proxy statement as well as in the Notice you received in the mail.

The executive team looks forward to greeting those of you who are able to attend the annual meeting in Phoenix.

Sincerely,

James A. Hughes
Chief Executive Officer

First Solar, Inc.

350 West Washington Street

Suite 600

Tempe, Arizona 85281

Notice of Annual Meeting of Stockholders

The 2015 annual meeting of stockholders of First Solar, Inc. will be held on Wednesday, May 20, 2015, at 9:00 a.m., local time. The annual meeting will take place at the Desert Willow Conference Center, 4340 East Cotton Center Boulevard, Phoenix, Arizona 85040.

The purposes of the annual meeting are as follows:

1. to elect eleven members of the board of directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified;

2. to ratify the appointment of PricewaterhouseCoopers LLP as First Solar, Inc.’s independent registered public accounting firm for the year ending December 31, 2015;

3. to approve the adoption of the First Solar, Inc. 2015 Omnibus Incentive Compensation Plan; and

4. to transact such other business as may properly come before the annual meeting.

Any action may be taken on the foregoing proposals at the annual meeting on the date specified above or on any date or dates to which the annual meeting may be adjourned or postponed.

The close of business on March 31, 2015 is the record date for determining stockholders entitled to vote at the annual meeting. Only holders of common stock of First Solar, Inc. as of the record date are entitled to vote on some or all of the matters listed in this notice of annual meeting. A complete list of stockholders entitled to vote at the annual meeting will be available for inspection by stockholders during normal business hours at our corporate headquarters located at 350 West Washington Street, Suite 600, Tempe, Arizona 85281, during the ten days prior to the annual meeting as well as at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Peter C. Bartolino
Secretary
April 8, 2015

Your vote is very important

Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice you received in the mail, the section entitled Questions and Answers About the Annual Meeting beginning on page 1 of this proxy statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

First Solar, Inc.

350 West Washington Street

Suite 600

Tempe, Arizona 85281

PROXY STATEMENT

This proxy statement is being furnished in connection with the solicitation of proxies by the board of directors of First Solar, Inc., a Delaware corporation (“First Solar” or the “Company”), for use at the annual meeting of the Company’s stockholders to be held on Wednesday, May 20, 2015 at the Desert Willow Conference Center, 4340 East Cotton Center Boulevard, Phoenix, Arizona 85040, commencing at 9:00 a.m., local time, and at any adjournment or postponement. The Notice of Internet Availability of Proxy Materials (the “Notice”) relating to the annual meeting is first being mailed to stockholders, and this proxy statement is first being made available to stockholders, on or about April 8, 2015.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, stockholders are being asked to consider and vote upon the following matters:

•	the election of eleven members of our board of directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified;

•	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2015; and

•	the approval of the adoption of the First Solar, Inc. 2015 Omnibus Incentive Compensation Plan.

The stockholders will also transact any other business that may properly come before the annual meeting.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “Commission” or the “SEC”), we may furnish proxy materials, including this proxy statement and our 2014 Annual Report to Stockholders (the “2014 Annual Report”), to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. You will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the Notice instructs you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

How do I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to:

•	View our proxy materials for the annual meeting on the Internet; and

•	Instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the environmental impact of printing and mailing these materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

How does the board of directors recommend that I vote?

Our board of directors recommends that you vote your shares (1) “FOR” each of the nominees to the board of directors, (2) “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2015 and (3) “FOR” the approval of the First Solar, Inc. 2015 Omnibus Incentive Compensation Plan.

Who is entitled to vote?

The record date for the annual meeting is March 31, 2015. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the annual meeting. Attendance at the meeting will be limited to such stockholders of record, their proxies, beneficial owners having evidence of ownership on that date and invited guests of the Company.

The Company’s sole outstanding capital stock is its common stock, with a par value of $0.001 per share. Each holder of the Company’s common stock is entitled to one vote per share on each matter submitted at the annual meeting. At the close of business on the record date there were 100,791,414 shares of the Company’s common stock outstanding and eligible to vote at the annual meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most First Solar stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and the Notice was sent directly to you by First Solar. As the stockholder of record, you have the right to grant your voting proxy directly to First Solar or to vote in person at the annual meeting. If you requested to receive printed proxy materials, First Solar has enclosed or sent a proxy card for your use. You may also vote on the Internet or by telephone, as described in the Notice and below under the heading “How can I vote my shares without attending the annual meeting?”

Beneficial Owner

If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust or other similar organization, like the vast majority of our stockholders, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee or nominee how to vote your shares, and you are also invited to attend the annual meeting.

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the annual meeting unless you obtain a “legal proxy” from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares at the meeting. If you do not wish to vote in person or you will not be attending the annual meeting, you may vote by proxy. You may vote by proxy over the Internet or by telephone, as described in the Notice and below under the heading “How can I vote my shares without attending the annual meeting?”

How can I vote my shares in person at the annual meeting?

Shares held in your name as the stockholder of record may be voted by you in person at the annual meeting. Shares held beneficially in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

How can I vote my shares without attending the annual meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the annual meeting. If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card. If you hold shares beneficially in street name, you may also vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by telephone or mail by following the voting instruction card provided to you by your broker, bank, trustee or nominee.

Can I change my vote after I submit my proxy?

Yes, you may change your vote at any time prior to the vote at the annual meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to First Solar’s Corporate Secretary at 350 West Washington Street, Suite 600, Tempe, Arizona 85281 prior to your shares being voted, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee following the instruction they provided, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the annual meeting and voting in person.

How many shares must be present to hold the annual meeting?

A quorum must be present at the annual meeting for any business to be conducted. The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of voting stock outstanding on the record date, determined by voting power, will constitute a quorum. Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum. If a quorum is not present, the chairman of the annual meeting may adjourn the annual meeting until a quorum is present.

What is the voting requirement to approve each of the proposals?

In the election of directors, pursuant to our by-laws, the affirmative vote of a plurality of the votes cast is required to elect the eleven nominees as directors, meaning that the eleven nominees will be elected if they receive more affirmative votes than any other person. You may not accumulate your votes for the election of directors. Note, however, that we have adopted a majority vote policy in connection with the election of directors, which generally provides that, in the context of an “uncontested election” (defined as an election in which the number of nominees is not greater than the number of Board seats open for election), any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election is required to tender his or her resignation to the Chairman of the Board for consideration by the nominating and governance committee. See “Directors — Majority Vote Policy” below for a more detailed description of this policy.

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2015 and requires the affirmative vote of holders of a majority of the stock represented and voting on such question.

The proposal to approve the First Solar, Inc. 2015 Omnibus Incentive Compensation Plan requires the affirmative vote of holders of a majority of the stock represented and voting on such question.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Please note that brokers may not use discretionary authority to vote shares on the election of directors or the approval of the First Solar, Inc. 2015 Omnibus Incentive Compensation Plan if they have not received specific instructions from their clients. For your vote to be counted on those two matters, you will need to communicate your voting decisions to your bank, broker or other holder of record before the date of the annual meeting.

In tabulating the voting result for any particular proposal, shares that constitute broker non-votes and abstentions are not considered votes cast on that proposal. Thus, neither broker non-votes nor abstentions will affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the board of directors may either reduce the number of directors to be elected or cause a substitute nominee to be selected. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

Who pays for the costs of soliciting proxies?

The Company will pay the cost of soliciting proxies. The Company has retained Alliance Advisors, LLC (“Alliance”) to act as a proxy solicitor in conjunction with the annual meeting. Alliance may assist us in soliciting proxies by telephone and by other means. We anticipate paying Alliance a fee not to exceed $10,500 plus reasonable out-of-pocket expenses for proxy solicitation services.

In addition, the Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of voting stock. In addition to solicitation by mail, directors, officers and associates (which is our term for employees and is used throughout this proxy statement to mean employees) of the Company may solicit proxies personally, by telephone or by electronic communication, without additional compensation.

How do I obtain more information about the Company?

A copy of our 2014 Annual Report is available on the website http://www.edocumentview.com/fslr. Our Annual Report on Form 10-K for the year ended December 31, 2014 is available on our investor relations website at http://investor.firstsolar.com under “SEC Filings.” You may also obtain, free of charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2014 by writing to Investor Relations, First Solar, Inc., 350 West Washington Street, Suite 600, Tempe, Arizona 85281; Email: investor@firstsolar.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING OF THE STOCKHOLDERS TO BE HELD ON MAY 20, 2015

This proxy statement and our 2014 Annual Report are available at http://www.edocumentview.com/fslr.

A Note About the Company Website

Although we include references to our website (www.firstsolar.com) throughout this proxy statement, information that is included on our website is not incorporated by reference into, and is not a part of, this proxy statement. Our website address is included as an inactive textual reference only.

We use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under the SEC’s Regulation FD. Such disclosures will typically be included within the Investor Relations section of our website. Accordingly, investors should monitor such portions of our website, in addition to following our press releases, SEC filings and public conference calls and webcasts.

CORPORATE GOVERNANCE

We adopted corporate governance guidelines that address the governance activities of the board of directors and include criteria for determining the independence of the members of our board. These guidelines are in addition to the requirements of the Commission and The NASDAQ Stock Market (“NASDAQ”). The guidelines also include requirements for the standing committees of the board, responsibilities for board members and the annual evaluation of the board’s and its committees’ effectiveness. The corporate governance guidelines are available on our website at www.firstsolar.com under “Investors — Corporate Governance.” At any time that these guidelines are not available on our website, we will provide a copy upon written request made to Investor Relations, First Solar, Inc., 350 West Washington Street, Suite 600, Tempe, Arizona 85281.

Independence

The board of directors has determined that the following directors are “independent” as required by the Sarbanes-Oxley Act of 2002, SEC rules and regulations, the listing standards of NASDAQ and our corporate governance guidelines (collectively, the “Independence Criteria”): Sharon L. Allen, Richard D. Chapman, George A. (“Chip”) Hambro, Craig Kennedy, James F. Nolan, William J. Post, J. Thomas Presby, Paul H. Stebbins and Michael Sweeney. The board of directors has also concluded that the members of each of the audit, compensation and nominating and governance committees are “independent” in accordance with the Independence Criteria and such other laws and regulations as may be applicable to those committees in accordance with their charter.

Code of Business Conduct and Ethics

We have a code of business conduct and ethics that applies to all directors and associates, including our chairman, chief executive officer, chief financial officer, other directors and executive officers and all of our associates in the global organization. These standards are designed to deter wrongdoing and to promote the honest and ethical conduct of all directors and associates. The code of business conduct and ethics is posted on our website at www.firstsolar.com under “Investors — Corporate Governance.” Any substantive amendment to, or waiver from, any provision of the code of business conduct and ethics with respect to any director or executive officer will be posted on our website.

Board of Directors Composition

Our board of directors is currently composed of eleven directors: nine independent directors and two non-independent directors, our chairman of the board and our chief executive officer.

Board of Directors Leadership Structure

The board’s current leadership structure separates the positions of chairman and chief executive officer. Although the roles of chief executive officer and chairman of the board are currently separated, the board has not adopted a formal policy regarding leadership structure and instead believes that the right structure should be based on the needs and circumstances of the Company, its board and its stockholders at a given point in time, and that the board should remain adaptable to shaping the leadership structure as those needs change. With the departure of Robert J. Gillette as chief executive officer in October 2011 and the willingness of Michael J. Ahearn, our chairman of the board, to serve as chief executive officer on an interim basis, the board determined that a structure, with the roles of chief executive officer and chairman of the board combined, was appropriate at the time based upon Company-specific circumstances. With the appointment of James A. Hughes as chief executive officer in May 2012, the board determined that the current structure, with the role of chief executive officer and chairman of the board separated, is appropriate under Company-specific circumstances.

The Board’s Role in Risk Oversight

The Company has a comprehensive risk management process in which management is responsible for identifying and managing the Company’s risks, and the board and its committees provide oversight in connection with these efforts. Risks are identified, assessed and managed on an ongoing basis and communicated to management during periodic management meetings or otherwise as appropriate. Existing and potential material risks are addressed during periodic senior management meetings, resulting in both board and committee discussions and public disclosure, as appropriate. Further, risk assessment is embedded in the Company’s business decision making, business planning and strategic planning.

The board is responsible for overseeing management in the execution of its risk management responsibilities and for assessing the Company’s approach to risk management. The board administers this risk oversight function either through the full board or through one of its five standing committees, each of which examines various components of the Company’s enterprise risks as part of its responsibilities. The full board reviews enterprise-wide strategic risks and certain other higher risk areas on a regular basis. An overall review of risk is inherent in the board’s consideration of the Company’s long-term strategies and in the transactions and other matters presented to the board, including capital expenditures, manufacturing capacity expansions, acquisitions and significant financial matters. The audit committee oversees financial risks (including risks associated with accounting, financial reporting, enterprise resource planning system implementation, foreign currencies and the collectability of receivables), legal and compliance risks and other risk management functions. The compensation committee considers risks related to the attraction and retention of talent (including management succession planning) and risks relating to the design of compensation programs and arrangements, including a periodic review of such compensation programs to ensure that they do not encourage excessive risk-taking. The nominating and governance committee considers risks related to corporate governance practices. The project development committee considers risks related to our project development, project selling, and related project finance activities. The technology committee considers risks related to our products (such as product warranty and product quality and reliability) and to our ability to achieve the targets in our product and technology roadmaps.

Management regularly reports on risk-related matters to the board or the relevant committee thereof. Management presentations containing information regarding risks and risk management initiatives are given throughout the year in connection with board and committee quarterly and special meetings as well as other communications as needed or as requested by the board or committees. In addition, the Company’s vice president of internal audit and risk management reports to the audit committee at least once per year, and has open access to the chair of the audit committee.

Policy Regarding Hedging of Company Securities

The Company’s Insider Trading Policy prohibits its directors and all associates, including all named executive officers, from engaging in any short sales with respect to Company securities, buying or selling puts, calls or derivatives on Company securities and purchases of Company securities on margin.

Share Ownership Requirements

The Company remains committed to reviewing and tracking the implementation of share ownership guidelines pursuant to which the Company’s executive officers and non-associate directors are required to achieve share holdings equal to three times their annual base salary or annual retainer, as applicable, and six times annual base salary for the chief executive officer. Under the guidelines, executives and directors have five years to obtain the required ownership levels.

Committee Composition

We have five standing committees of the board: the audit committee, the compensation committee, the nominating and governance committee, the project development committee and the technology committee. The committee membership and meetings during 2014 and the function of each of the committees are described below.

During 2014, the board of directors held 10 board meetings. Each director attended at least 75% of the aggregate of all board of directors meetings and committee meetings for the committees on which he or she serves.

The following is a list of all directors and the committees on which the directors serve as of March 31, 2015:

Board of Directors Member	Audit Committee	Compensation Committee	Nominating and Governance Committee	Project Development Committee	Technology Committee
Michael J. Ahearn	—	—	—	—	Member
Sharon L. Allen	Member	—	—	—	Member
Richard D. Chapman	—	Member	—	—	—
George A. (“Chip”) Hambro	—	—	—	—	Chair
James A. Hughes	—	—	—	—	—
Craig Kennedy	Member	—	—	Member	—
James F. Nolan	—	—	—	—	Member
William J. Post	—	Member	—	Chair	—
J. Thomas Presby	Chair	—	Member	Member	—
Paul H. Stebbins	Member	Member	Chair	Member	—
Michael Sweeney	—	Chair	Member	—	—

Audit Committee

The audit committee oversees our financial reporting process on behalf of the board of directors and reports to the board of directors the results of these activities, including reviewing the systems of internal controls established by management, our audit and compliance process and financial reporting filings. The audit committee, among other duties, engages the independent registered public accounting firm, pre-approves all audit and non-audit services provided by the independent registered public accounting firm, reviews with the independent registered public accounting firm the plans and results of the audit engagement, considers whether any non-audit services provided by the independent registered public accounting firm conflict with the independence of such independent registered public accounting firm and reviews the independence of the independent registered public accounting firm. During 2014, the audit committee held nine meetings.

J. Thomas Presby (Chair), Sharon L. Allen, Craig Kennedy and Paul H. Stebbins serve on our audit committee. Each member of the audit committee meets the standards for financial knowledge for companies listed on NASDAQ. In addition, the board of directors has determined that Mr. Presby and Ms. Allen are qualified as audit committee financial experts within the meaning of Commission regulations.

The audit committee operates pursuant to a written charter and is of the view that it has complied with its charter. A copy of the audit committee’s charter is available on our website at www.firstsolar.com under “Investors — Corporate Governance.”

Compensation Committee

The compensation committee reviews and recommends compensation and benefit plans for the Company’s officers and directors, including non-associate directors, reviews the base salary and incentive compensation for each executive officer, reviews and approves corporate goals and objectives relevant to our chief executive officer’s compensation, administers our incentive compensation program for key executive and management associates and reviews at least annually the benefits strategy related to benefits for all associates. During 2014, the compensation committee held six meetings. In 2014, as in prior years, the compensation committee directly engaged Compensation Strategies, Inc. (“Compensation Strategies”), an independent compensation consulting firm, to provide data related to the compensation practices of our peer group and comparative analysis of our compensation practices with such practices at our peer group companies. The compensation committee reviews the information provided by Compensation Strategies and analyzes overall compensation to ensure that subjective factors such as responsibilities, positions and individual performance and other similar conditions are recognized, and also considers information and recommendations from management regarding past, present and future compensation of our named executive officers under various payment scenarios. For further discussion of the nature and scope of the independent compensation consultant’s assignment, see “Compensation Discussion and Analysis — Compensation Committee Practices — Review of Peer Company Data.” The aggregate fees paid Compensation Strategies were $231,128. The fees were incurred solely for services relating to executive and board compensation.

Pursuant to its charter, the compensation committee has implemented a number of safeguards to ensure that Compensation Strategies provides the compensation committee with independent and objective advice, including through directly retaining Compensation Strategies, having the sole authority to terminate Compensation Strategies and determining the terms and conditions of Compensation Strategies’ engagement, including the fees charged. The compensation committee also considers the independence of its advisors, including Compensation Strategies, annually on the basis of the following six independence factors adopted by the listing of NASDAQ, as addressed in certifications provided to the compensation committee by its advisors:

•	whether the advisor provides other services to the Company;

•	the amount of fees received from the Company as a percentage of the advisor’s total revenues;

•	whether the advisor has policies and procedures designed to prevent a conflict of interest;

•	whether a business relationship exists between the advisor and any member of the compensation committee or management;

•	whether a personal relationship exists between the advisor and any member of the compensation committee or management; and

•	whether the advisor owns Company stock.

During 2014, the compensation committee conducted an independence analysis of the relationship of Compensation Strategies to the Company, including a review of potential conflicts of interest, and concluded that Compensation Strategies is independent and no such conflicts existed.

Michael Sweeney (Chair), Richard D. Chapman, William J. Post and Paul H. Stebbins serve on our compensation committee.

The compensation committee operates pursuant to a written charter and is of the view that it has complied with its charter. A copy of the compensation committee’s charter is available on our website at www.firstsolar.com under “Investors — Corporate Governance.”

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee has been an executive officer or associate of the Company during our last completed fiscal year. During our last completed fiscal year, none of our executive officers served as a member of the compensation committee of any entity that has one or more executive officers serving on our compensation committee.

Nominating and Governance Committee

The nominating and governance committee reviews the composition and performance of the board and its committees and leads the process to assess their performance, assesses candidates for appointment to the board and recommends to the board whether such candidates should stand for election at the next meeting of stockholders. During 2014, the nominating and governance committee held five meetings.

Paul H. Stebbins (Chair), J. Thomas Presby and Michael Sweeney serve on our nominating and governance committee.

The nominating and governance committee operates pursuant to a written charter and is of the view that it has complied with its charter. A copy of the nominating and governance committee’s charter is available on our website at www.firstsolar.com under “Investors — Corporate Governance.”

Nomination Procedures

Director nominees are recommended by the nominating and governance committee for selection by the board of directors. In considering new nominees for the board of directors, the nominating and governance committee considers qualified individuals who, if added to the board of directors, would provide the mix of director characteristics, experience, perspectives and skills appropriate for the Company. In accordance with the corporate governance guidelines adopted by the board and the nominating and governance committee charter, criteria for selection of candidates include, but are not limited to: (i) roles and contributions valuable to the business community; (ii) personal qualities of leadership, character, judgment and whether the candidate possesses and maintains a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards; (iii) relevant knowledge and diversity of background and experience in such areas as business, technology, finance and accounting, marketing, government relations and other disciplines relevant to the Company’s business; and (iv) whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at all meetings.

As indicated by these criteria, the board and the nominating and governance committee seek a diversity of background and experience among board members. The nominating and governance committee does not follow any ratio or formula to determine the appropriate mix. Rather, it uses its judgment to identify nominees whose backgrounds, attributes and experiences, taken as a whole, will contribute to the high standards of board service at the Company. The effectiveness of this approach is evidenced by the directors’ participation in the insightful and robust deliberation that occurs at board and committee meetings and in shaping the agendas for those meetings.

The board of directors does not have a specific policy for consideration of nominees recommended by security holders due to the fact that, as of March 31, 2015, JCL FSLR Holdings, LLC and its affiliates control approximately 25% of our outstanding common stock and their vote has a significant influence on whether any director nominee recommended by the board of directors or a security holder is elected to the board of directors. However, security holders can recommend a prospective nominee for the board of directors as described below. There have been no recommended nominees from security holders.

Our bylaws require that a stockholder who wishes to nominate an individual for election as a director at our annual meeting must give us advance written notice. The notice must be delivered to or mailed and received by the Corporate Secretary of the Company not later than 90 days or earlier than 120 days prior to the first anniversary of the preceding year’s annual meeting. If the annual meeting for which the recommendation is submitted is more than 30 days before or more than 60 days after the first anniversary of the preceding year’s annual meeting, such recommendation must be received by the Corporate Secretary of the Company not earlier than 120 days prior to the annual meeting and not later than 90 days prior to such annual meeting or the 10th day following the day on which public announcement of the annual meeting date is first made by the Company.

Stockholders may contact our Corporate Secretary at First Solar, Inc., 350 West Washington Street, Suite 600, Tempe, Arizona 85281 for a copy of the relevant bylaw provisions regarding the requirements for nominating director candidates and making stockholder proposals.

Project Development Committee

The project development committee oversees the Company’s project development, project selling, and related project finance activities. During 2014, the project development committee held five meetings.

William J. Post (Chair), Craig Kennedy, J. Thomas Presby and Paul H. Stebbins serve on our project development committee.

The project development committee operates pursuant to a written charter and is of the view that it has complied with its charter. A copy of the project development committee’s charter is available on our website at www.firstsolar.com under “Investors — Corporate Governance.”

Technology Committee

The technology committee oversees the Company’s product and technology-related strategies, processes, and programs. During 2014, the technology committee held five meetings.

George A. (“Chip”) Hambro (Chair), Michael J. Ahearn, Sharon L. Allen and James F. Nolan serve on our technology committee.

The technology committee operates pursuant to a written charter and is of the view that it has complied with its charter. A copy of the technology committee’s charter is available on our website at www.firstsolar.com under “Investors — Corporate Governance.”

Stockholder Communications with Directors

A stockholder who wishes to communicate directly with the board, a committee of the board or with an individual director regarding matters related to First Solar should send the communication to:

First Solar, Inc.

Attn: Corporate Secretary

350 West Washington Street

Suite 600

Tempe, Arizona 85281

We will forward stockholder correspondence about First Solar to the board, committee or individual director, as appropriate. Please note that we will not forward communications that are spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys, and business solicitations or advertisements.

Attendance at Stockholder Meetings

The Company does not have a policy on directors attending the annual stockholders’ meetings. Last year’s annual stockholders’ meeting was held on May 21, 2014 in Tempe, Arizona and was attended by one director.

DIRECTORS

Members of the board of directors of the Company are elected at each annual meeting of stockholders and serve until the next annual meeting or until their respective successors have been elected and qualified. The following information provided with respect to the principal occupation, affiliations and business experience during the last five years for each of the members of the board of directors has been furnished to us by such members.

The name and certain information regarding each director of the Company are set forth below as of March 31, 2015. There are no family relationships among directors or executive officers of the Company. Each of the following persons has been nominated by the board of directors for election at the annual meeting. In concluding that each of the following individuals should continue to serve as a director, the board considered such person’s qualifications as described below and determined that each such person would continue to provide the contributions to the board as specified below.

Name	Age	Current Position with First Solar	Director Since
Michael J. Ahearn	58	Chairman of the Board	2000
Sharon L. Allen	63	Director	2013
Richard D. Chapman	61	Director	2012
George A. (“Chip”) Hambro	51	Director	2012
James A. Hughes	52	Chief Executive Officer and Director	2012
Craig Kennedy	63	Director	2007
James F. Nolan	83	Director	2003
William J. Post	64	Director	2010
J. Thomas Presby	75	Director	2006
Paul H. Stebbins	58	Director	2006
Michael Sweeney	57	Director	2003

Michael J. Ahearn, Chairman of the Board, Technology Committee. Mr. Ahearn previously served as the Company’s chief executive officer from August 2000 to September 2009; interim chief executive officer from October 2011 to May 2012; executive chairman from October 2009 to December 2010 and May 2012 to July 2012; and non-executive chairman from January 2011 to October 2011 and July 2012 to present. Mr. Ahearn is currently Chairman and Managing Partner of True North Venture Partners, L.P., a venture capital firm he launched in 2011 to invest primarily in early stage companies in the energy, water, agriculture and waste sectors. Prior to First Solar, he was partner and president of an equity investment firm, JWMA (formerly True North Partners, L.L.C.). Prior to joining JWMA, Mr. Ahearn practiced law as a partner in the firm of Gallagher & Kennedy. Mr. Ahearn currently serves as a member of the Board of Directors of Cox Enterprises, Inc.; a member of the Board of Directors of Endeavor Global, Inc.; and a member of the Global Advisory Board of Beijing Climate Policy Initiative. Mr. Ahearn holds a B.A. in Finance and a J.D. from Arizona State University. During his tenure as chief executive officer of First Solar, Mr. Ahearn led the development and expansion of First Solar from a small privately-held company to a successful multinational industry-leading public company; his experience and insights are critical assets to the board of directors.

Sharon L. Allen, Audit Committee; Technology Committee, was elected a director of First Solar in July 2013. Ms. Allen served as U.S. Chairman of Deloitte LLP from 2003 to 2011, retiring from that position in May 2011. Ms. Allen was also a member of the Global Board of Directors, Chair of the Global Risk Committee and U.S. Representative of the Global Governance Committee of Deloitte Touche Tohmatsu Limited from 2003 to May 2011. Ms. Allen worked at Deloitte for nearly 40 years in various leadership roles, including partner and regional managing partner, and was previously responsible for audit and consulting services for a number of Fortune 500 and large private companies. Ms. Allen is currently an independent director of Bank of America Corporation, serving as Chair of the Audit Committee and a member of the Corporate Governance Committee. A Certified Public Accountant (inactive), Ms. Allen holds a B.S. in accounting and received an honorary doctorate in administrative sciences from the University of Idaho. Ms. Allen’s deep accounting experience and overall leadership experience from a nearly 40-year career with Deloitte, together with her public company audit committee experience, are valuable resources for the Company, particularly in the areas of audit, financial reporting, corporate governance, risk management and overall management of large, complex businesses.

Richard D. Chapman, Compensation Committee, was elected a director of First Solar in May 2012. Mr. Chapman serves as the Chief Financial Officer of Walton Enterprises, Inc., where he has worked since 1983. In this capacity, Mr. Chapman oversees all aspects of the Walton Family Office in Arkansas. Mr. Chapman currently serves on the boards of directors of the Arvest Bank Group, the holding company for a diversified financial services company; the University of Arkansas Foundation Board, where he serves on the Executive and Finance Committees; the Razorback Foundation, where he is a member of the Investment Committee; and the Fayetteville Campus Foundation of the University of Arkansas. Mr. Chapman also serves on the boards of directors of the Crystal Bridges Museum of American Art, where he sits on the Executive and Investment Committees; and the Walton Family Charitable Support Foundation. Mr. Chapman was previously a member of the Board of Managers of First Solar Holdings, LLC prior to the Company going public and JWMA (formerly True North Partners, L.L.C.), an equity investment firm. Prior to joining Walton Enterprises, Mr. Chapman worked from 1976-1983 in London, England and Little Rock, Arkansas, for the accounting firm PricewaterhouseCoopers LLP. A Certified Public Accountant (inactive), Mr. Chapman holds a B.S.B.A. in Accounting from the University of Arkansas. Mr. Chapman’s background in accounting and finance, as well as his many years of experience as a corporate officer, are valuable resources to the board and the Company.

George A. (“Chip”) Hambro, Chair, Technology Committee, was elected a director of First Solar in May 2012. Mr. Hambro previously held various positions at First Solar from June 2001 through June 2009, including serving as Chief Operating Officer from February 2005 through May 2007. Prior to joining First Solar, he held the positions of Vice President of Engineering & Business Development for Goodrich Aerospace from May 1999 to June 2001 and Vice President of Operations for ITT Industries from February 1997 to May 1999. For the last five years, Mr. Hambro has been a director of both the Toledo Zoo, and Imagination Station, Toledo’s children’s science museum. Mr. Hambro currently serves on the board of directors of View, Inc., a developer of next-generation green building solutions designed to improve energy efficiency, and Aquahydrex, which is developing and commercializing low cost hydrogen production technologies. Mr. Hambro graduated from the University of

California at Berkeley with a B.A. in Physical Science (Applied Physics). Mr. Hambro provides the board with substantial experience in research and development, engineering, manufacturing and general business matters, obtained through his work at First Solar and other companies throughout his career.

James A. Hughes, Chief Executive Officer, Director, joined First Solar in March 2012 as Chief Commercial Officer and was appointed Chief Executive Officer in May 2012. Prior to joining First Solar, Mr. Hughes served, from October 2007 until April 2011, as Chief Executive Officer and Director of AEI Services LLC, which owned and operated power distribution, power generation (both thermal and renewable), natural gas transportation and services, and natural gas distribution businesses in emerging markets worldwide. From 2004 to 2007, he engaged in principal investing with a privately held company based in Houston, Texas that focused on micro-cap investments in North American distressed manufacturing assets. Previously, he served, from 2002 until March 2004, as President and Chief Operating Officer of Prisma Energy International, which was formed out of former Enron interests in international electric and natural gas utilities. Prior to that role, Mr. Hughes spent almost a decade with Enron Corporation in positions that included President and Chief Operating Officer of Enron Global Assets, President and Chief Operating Officer of Enron Asia, Pacific, Africa and China and as Assistant General Counsel of Enron International. Mr. Hughes is a Non-Executive Director of APR Energy plc, a London Stock Exchange-listed energy company participating in the global market for gas and diesel fired temporary power plants. He is Chairman of the Board of Directors of the Los Angeles branch of the Federal Reserve Bank of San Francisco. Mr. Hughes holds a juris doctor degree from the University of Texas at Austin School of Law, a Certificate of Completion in international business law from Queen Mary’s College, University of London, and a bachelor’s degree in business administration from Southern Methodist University. As an experienced energy executive and chief executive officer of First Solar, Mr. Hughes plays an essential role at the board level in providing CEO-level visibility into the management and operations of First Solar.

Craig Kennedy, Audit Committee, Project Development Committee, was elected a director of First Solar in September 2007. From 1995 to 2014, Mr. Kennedy was president of the German Marshall Fund, an independent American organization created in 1972 as a permanent memorial to the Marshall Plan. The German Marshall Fund sponsors a wide range of programs related to foreign, economic, immigration and environmental policy, and it operates a number of political exchanges between the United States and Europe with a special emphasis on Germany. Mr. Kennedy began his career in 1980 as a program officer at the Joyce Foundation in Chicago. Mr. Kennedy was president of the Joyce Foundation between 1986 and 1992, where he built the Foundation’s environmental program and launched a new program on U.S. immigration policy. Mr. Kennedy left the Joyce Foundation to work for Richard J. Dennis, a Chicago investor and philanthropist. During this same period, Mr. Kennedy created a consulting firm working with nonprofit and public sector clients. Mr. Kennedy was audit committee chair of the Invesco Van Kampen Closed-End-Funds from 1999 to 2014. He also serves on the Advisory Board of True North Venture Partners, L.P. Mr. Kennedy holds a B.A., an M.A. and an MBA from the University of Chicago. Mr. Kennedy’s deep public policy experience and global perspective are valuable resources to the Company, as our business is impacted by public policy issues on a global scale.

James F. Nolan, Technology Committee, was elected a director of First Solar in February 2003. Mr. Nolan served as the vice president of operations of Solar Cells, Inc., the predecessor to First Solar, and was responsible for research, development and manufacturing operations. He designed and built early prototype equipment for First Solar’s pilot manufacturing line and led the team that developed the process for producing large area thin film cadmium telluride solar modules. Mr. Nolan worked as a part-time consultant for First Solar from November 2000 until March 2007. Mr. Nolan has over 35 years of experience in physics, engineering, research and development, manufacturing and process design with companies such as Westinghouse, Owens Illinois, Glasstech and Photonics Systems. Mr. Nolan holds more than 10 patents in areas of flat panel electronic displays and photovoltaic devices and processes. Mr. Nolan earned his B.S. in Physics from the University of Scranton (Pennsylvania) and a PhD in Physics from the University of Pittsburgh. Mr. Nolan provides the board with extensive experience in engineering, research and development and manufacturing and process design, obtained through his work at the predecessor to First Solar and other companies throughout his career.

William J. Post, Chair, Project Development Committee; Compensation Committee, was elected a director of First Solar in June 2010. Mr. Post retired as chairman and chief executive officer of Pinnacle West Capital Corporation (“Pinnacle West”) in April 2009, and he retired from the board of directors of Pinnacle West in May

2010. He joined Arizona Public Service (the largest subsidiary of Pinnacle West and the largest electric utility in Arizona) in 1973 and held various officer positions at Arizona Public Service beginning in 1982 including: vice president and controller, vice president of finance and regulation, chief operating officer, president and chief executive officer. He became president of Pinnacle West in 1997, chief executive officer in 1999 and chairman of the board in 2001. Mr. Post joined the board of Arizona Public Service in 1995 and the board of Pinnacle West in 1997. Mr. Post is chairman of the Translational Genomics Research Institute and chairman of the Arizona State University Foundation, where he received a Bachelor of Science Degree in 1973. He also serves as a director of Blue Cross Blue Shield of Arizona. He has served in the past as chairman of Swift Transportation Company, Suncor Development Company, Stagg Information Systems, Nuclear Assurance Corporation, Nuclear Electric Insurance Limited, the Institute of Nuclear Power, and El Dorado Investment Company. He also served as a Director of Phelps Dodge Corporation from 2001 to 2007 and U.S. Airways from 2011 to 2013. Mr. Post brings to the board executive-level utility-sector experience, including a deep understanding of the utility sector within the southwestern United States, a core target market for the Company’s systems business.

J. Thomas Presby, Chair, Audit Committee; Nominating & Governance Committee, Project Development Committee, was elected a director of First Solar in August 2006. Mr. Presby retired in 2002 after a 30-year career as a partner at Deloitte Touche Tohmatsu. At Deloitte, he held many positions in the United States and abroad, including Global Deputy Chairman and Chief Operating Officer. Currently, Mr. Presby is a director of the following other public companies where he also chairs the audit committees: INVESCO Ltd., World Fuel Services Corporation and ExamWorks Group, Inc. From 2003 to 2009, Mr. Presby was a director and audit committee chair of Turbochef Technologies, Inc.; from 2005 to 2011, he was a director and audit committee chair of American Eagle Outfitters, Inc.; and from 2003 to 2012, he was a director and audit committee chair of Tiffany & Co. He is a board member of the New York chapter of the National Association of Corporate Directors (“NACD”). He previously served as a trustee of Rutgers University and Montclair State University (N.J.), and as a director and chairman of the audit committee of The German Marshall Fund of the USA. Mr. Presby received a B.S. in electrical engineering from Rutgers University and an MBA degree from the Carnegie Mellon University Graduate School of Business. Mr. Presby is a certified public accountant in New York and Ohio, and a holder of the NACD Certificate of Director Education. He was named by the NACD as one of the “Top 100” directors of 2011. Mr. Presby’s experience as an audit committee chair for multiple public companies, together with his 30-year career with Deloitte, provide a strong background for his role as chair of the audit committee and audit committee financial expert.

Paul H. Stebbins, Chair, Nominating & Governance Committee; Audit Committee, Compensation Committee, Project Development Committee, was elected a director of First Solar in December 2006. Mr. Stebbins has served as chairman emeritus and as a non-employee director of World Fuel Services Corporation (“World Fuel”) since January 2015. Previously, Mr. Stebbins served as the chairman and chief executive officer of World Fuel from July 2002 to January 2012 and as executive chairman from January 2012 to May 2014. He has served as a director of World Fuel since June 1995. Between July 2000 and 2002, Mr. Stebbins also served as president and chief operating officer of World Fuel. In 1985, Mr. Stebbins co-founded Trans-Tec Services, a global marine fuel service company acquired by World Fuel in 1995. Mr. Stebbins served for many years as a member of the Business Round Table, an influential association of chief executive officers of leading U.S. companies, and currently serves as a member of the Energy Security Leadership Council of S.A.F.E. (Securing America’s Future Energy) and as a member of the Leadership Council of the Fix the Debt Campaign founded by Erskine Bowles and Sen. Alan Simpson. Mr. Stebbins brings to the board significant CEO-level experience in managing a large global energy-related publicly traded company.

Michael T. Sweeney, Chair, Compensation Committee; Nominating & Governance Committee, was elected a director of First Solar in July 2003. Mr. Sweeney has served as President and Chief Executive Officer of Steinway Musical Instruments, Inc. since October 2011, director since April 2011, and chairman of the board from July 2011 through September 2013. Mr. Sweeney served as chairman of the board of Star Tribune Media Holdings, the holding company for the Minneapolis Star Tribune, from September 2009 to September 2014, and has served as a director of Carlson Companies, Inc. Mr. Sweeney served as managing partner in Goldner Hawn Johnson & Morrison, Inc., a private equity firm, from 2001 through 2008. He had previously served as president of Starbucks Coffee Company (UK) Ltd. in London and held various operating management and corporate finance roles. Mr. Sweeney’s background in investment banking and private equity, as well as his operating company business acumen, are valuable resources to the board and the Company, particularly with respect to the board’s consideration of compensation and financial matters and strategic investments.

Majority Vote Policy

Our Board has adopted a majority vote policy in connection with uncontested elections of directors, as set forth in the Company’s Corporate Governance Guidelines.

In an uncontested election of directors, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will, within five days following the certification of the shareholder vote, tender his or her written resignation to the Chairman of the Board for consideration by the nominating and governance committee. As used herein, an “uncontested election of directors” is an election in which the number of nominees is not greater than the number of Board seats open for election.

The nominating and governance committee will consider such tendered resignation and, promptly following the date of the shareholders’ meeting at which the election occurred, will make a recommendation to the Board concerning the acceptance or rejection of such resignation. In determining its recommendation to the Board, the nominating and governance committee will consider all factors deemed relevant by the members of the nominating and governance committee including, without limitation, the stated reason or reasons why shareholders who cast “withhold” votes for the director did so, the qualifications of the director (including, for example, the impact the director’s resignation would have on the Company’s compliance with the requirements of the Commission, NASDAQ and Delaware law), whether the director’s resignation from the Board would be in the best interests of the Company and its shareholders and the director’s performance and contributions to the Company.

The nominating and governance committee also will consider a range of possible alternatives concerning the director’s tendered resignation as members of the nominating and governance committee deem appropriate including, without limitation, acceptance of the resignation, rejection of the resignation, or rejection of the resignation coupled with a commitment to seek to address and cure the underlying reasons reasonably believed by the nominating and governance committee to have substantially resulted in the “withheld” votes.

The Board will take formal action on the nominating and governance committee’s recommendation no later than 90 days following the date of the shareholders’ meeting at which the election occurred. In considering the nominating and governance committee’s recommendation, the Board will consider the information, factors and alternatives considered by the nominating and governance committee and such additional information, factors and alternatives as the Board deems relevant.

Following the Board’s decision on the nominating and governance committee’s recommendation, the Company will promptly disclose, in a Form 8-K filed with the Commission, the Board’s decision, together with an explanation of the process by which the decision was made. If the Board has not accepted the tendered resignation, it will also disclose the reason or reasons for doing so.

No director who, in accordance with this policy, is required to tender his or her resignation, shall participate in the nominating and governance committee’s deliberations or recommendation, or in the Board’s deliberations or determination, with respect to accepting or rejecting his or her resignation as a director. If a majority of the members of the nominating and governance committee received a greater number of votes “withheld” from their election than votes “for” their election, then the independent directors then serving on the Board who received a greater number of votes “for” their election than votes “withheld” from their election will appoint an ad hoc Board committee from amongst themselves (the “Ad Hoc Committee”), consisting of such number of directors as they may determine to be appropriate, solely for the purpose of considering and making a recommendation to the Board with respect to the tendered resignations. The Ad Hoc Committee shall serve in place of the nominating and governance committee and perform the nominating and governance committee’s duties for the purposes of this policy. Notwithstanding the foregoing, if an Ad Hoc Committee would have been created, but fewer than three directors would be eligible to serve on it (including in circumstances where the entire Board receives a greater number of votes “withheld” from their election than votes “for” their election”), the entire Board (other than the directors whose resignation is being considered) will make the determination to accept or reject the tendered resignation without any recommendation from the nominating and governance committee and without the creation of an Ad Hoc Committee.

NON-ASSOCIATE DIRECTOR COMPENSATION

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our board of directors. When reviewing non-associate director compensation we are guided by three goals, as provided in our Corporate Governance Guidelines: (i) compensation should fairly pay directors for work required for a company of our size and scope; (ii) compensation should align directors’ interests with the long-term interests of our stockholders; and (iii) the structure of the compensation should be clearly disclosed to our stockholders. The table below summarizes the 2014 non-associate director compensation.

2014 Non-Associate Director Compensation (paid in equal quarterly installments)
Annual Retainer	$225,000 (consisting of $125,000 stock and $100,000 cash)
Chair’s Additional Retainer
Non-Executive Board Chair	+$50,000 cash and $75,000 stock
Audit Committee Chair	+$35,000 cash
Other Committee Chairs	+$10,000 cash

Cash Compensation

The annual cash compensation for our non-associate directors is $100,000 (payable quarterly in four equal installments) plus an additional $50,000 (payable quarterly in four equal installments) for the non-executive chairman of the board, an additional $35,000 annual cash retainer (payable quarterly in four equal installments) for the chairman of our audit committee and an additional $10,000 annual cash retainer (payable quarterly in four equal installments) for the other four committee chairs.

Equity Compensation

The annual equity compensation for our non-associate directors is a $125,000 stock grant (granted quarterly in four equal installments), plus an additional annual $75,000 (granted quarterly in four equal installments) for the non-executive chairman of the board. With respect to such quarterly stock grants, our practice is to issue the stock to our non-associate directors at the end of the quarter. Our practice is not to time the date of these awards to take advantage of announcements of undisclosed material facts, and we do not take into account any internal “black outs,” during which associates and directors are prohibited by our Insider Trading Policy from trading in our securities, without regard to whether they are in possession of undisclosed material facts or whether any undisclosed material facts could be perceived as potentially positive or negative.

Other

We reimburse all non-associate directors for reasonable and necessary expenses they incur in performing their duties as non-associate directors of the Company. We do not provide our non-associate directors with perquisites.

In 2014, the board of directors reviewed our director compensation and determined that the level of director compensation payable remained appropriate and consistent with market practice. Accordingly, we made no changes to our director compensation in 2014.

Non-Associate Director Compensation Table

The following table sets forth information with respect to compensation earned by our non-associate directors for the year ended December 31, 2014:

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)(2)	Total ($)
Michael J. Ahearn	150,000		200,117	350,117
Sharon L. Allen	100,000		125,053	225,053
Richard D. Chapman	100,000		125,053	225,053
George A. (“Chip”) Hambro	110,000	(3)	125,053	235,053
Craig Kennedy	100,000		125,053	225,053
James F. Nolan	100,000		125,053	225,053
William J. Post	110,000	(3)	125,053	235,053
J. Thomas Presby	135,000	(4)	125,053	260,053
Paul H. Stebbins	110,000	(3)	125,053	235,053
Michael Sweeney	110,000	(3)	125,053	235,053

(1)	The amounts in this column represent the aggregate grant date fair value of fully vested common stock granted during the fiscal year ended December 31, 2014, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 — Stock Compensation (“ASC Topic 718”).

(2)	The following describes the shares issued to each non-associate director for service during the quarters ended on March 31, June 30, September 30, and December 31, 2014. On March 31, 2014, 448 shares were issued to each non-associate director (other than Mr. Ahearn) and 717 shares were issued to Mr. Ahearn, in each case at a market price of $69.79 per share as of that date. The grant date fair value of these shares was $31,266 and $50,039 respectively. On June 30, 2014, 440 shares were issued to each non-associate director (other than Mr. Ahearn) and 704 shares were issued to Mr. Ahearn, in each case at a market price of $71.06 per share as of that date. The grant date fair value of these shares was $31,266 and $50,026 respectively. On September 30, 2014, 475 shares were issued to each non-associate director (other than Mr. Ahearn) and 760 to Mr. Ahearn in each case at a market price of $65.81 per share as of that date. The grant date fair value of these shares was $31,260 and $50,016 respectively. On December 31, 2014, 701 shares were issued to each non-associate director (other than Mr. Ahearn), and 1,122 shares were issued to Mr. Ahearn, in each case at a market price of $44.60 per share as that date. The grant date fair value of these shares was $31,265 and $50,041 respectively. The dollar values of the stock awards do not equal exactly $31,250 or $50,000 per quarter due to the fact that we issue whole shares and not fractional shares to our non-associate directors.

(3)	The chairmen of the compensation, project development, nominating and governance and technology committees receive an additional annual cash retainer of $10,000 in respect of their roles.

(4)	Mr. Presby received an additional annual cash retainer of $35,000 in respect of his role as audit committee chair.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND

RELATED STOCKHOLDER MATTERS

The following table sets forth information regarding the beneficial ownership of our common stock as of March 31, 2015, by:

•	each person or group who is known by us to own beneficially more than 5% of our common stock;

•	each member of our board of directors and each of our named executive officers; and

•	all members of our board of directors and our executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Commission and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of the date of this proxy statement are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, each of the stockholders listed below has sole voting and investment power (or shares such powers) with respect to the shares beneficially owned. Except as indicated below, the address for each stockholder, director or named executive officer is c/o First Solar, Inc., 350 West Washington Street, Suite 600, Tempe, Arizona 85281.

This table assumes 100,791,414 shares of common stock outstanding as of March 31, 2015, assuming no exercise of outstanding options.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage Beneficially Owned
Beneficial Owners of 5% or More
S. Robson Walton (1)	24,957,907	24.8%
Jim C. Walton (2)	26,557,907	26.3%
Alice L. Walton (3)	26,557,907	26.3%
JCL FSLR Holdings, LLC (4)	24,957,907	24.8%
JTW Trust No. 1 UAD 9/19/02 (5)	1,600,000	1.6%
FMR LLC (6)	9,589,692	9.5%
The Vanguard Group (7)	5,371,185	5.3%
Directors and Named Executive Officers
Michael J. Ahearn	113,987	0.1%
Sharon L. Allen	3,683	*
Georges J. Antoun	10,987	*
Richard D. Chapman	10,446	*
George A. (“Chip”) Hambro	10,446	*
James A. Hughes	19,274	*
Craig Kennedy	13,655	*
Joseph G. Kishkill	3,938	*
Paul J. Kaleta	2,130	*
James F. Nolan	34,774	*
William J. Post	12,299	*
J. Thomas Presby	14,889	*
Paul H. Stebbins	14,364	*
Michael Sweeney	14,239	*
Mark R. Widmar	31,720	*
All directors and executive officers as a group (15 persons)	310,831	0.3%

*	Less than one percent.

(1)	The number and percentage of shares of common stock shown in the table as beneficially owned by S. Robson Walton represent 24,957,907 shares held by JCL FSLR Holdings, LLC, as to which S. Robson Walton, as a manager thereof, shares voting and dispositive power with Jim C. Walton and Alice L. Walton, as managers. With respect to JCL FSLR Holdings, LLC, dispositive and voting power over all of the shares held thereby is exercised by the managers thereof. The shares held by JCL FSLR Holdings, LLC are for the benefit of John T. Walton’s wife and his descendants and for that reason, S. Robson Walton disclaims beneficial ownership of the shares listed above. The address of S. Robson Walton is P.O. Box 1860, Bentonville, Arkansas 72712.

(2)	The number and percentage of shares of common stock shown in the table as beneficially owned by Jim C. Walton represent (a) 24,957,907 shares held by JCL FSLR Holdings, LLC, as to which Jim C. Walton, as a manager thereof, shares voting and dispositive power with S. Robson Walton and Alice L. Walton, as managers, and (b) 1,600,000 shares held by the JTW Trust No. 1 UAD 9/19/02, as to which Jim C. Walton and Alice L. Walton, as co-trustees, share voting and dispositive power. With respect to JCL FSLR Holdings, LLC, dispositive and voting power over all of the shares held thereby is exercised by the managers thereof. The shares held by JCL FSLR Holdings, LLC are for the benefit of John T. Walton’s wife and his descendants. The shares held by the JTW Trust No. 1 UAD 9/19/02 are for the benefit of charitable interests and John T. Walton’s descendants. For those reasons, Jim C. Walton disclaims beneficial ownership of the shares listed in (a) and (b) above. The address of Jim C. Walton is P.O. Box 1860, Bentonville, Arkansas 72712.

(3)	The number and percentage of shares of common stock shown in the table as beneficially owned by Alice L. Walton represent (a) 24,957,907 shares held by JCL FSLR Holdings, LLC, as to which Alice L. Walton, as a manager thereof, shares voting and dispositive power with S. Robson Walton and Jim C. Walton, as managers, (b) 1,600,000 shares held by the JTW Trust #1 UAD 9/19/02, as to which Jim C. Walton and Alice L. Walton, as co-trustees, share voting and dispositive power. With respect to JCL FSLR Holdings, LLC, dispositive and voting power over all of the shares held thereby is exercised by the managers thereof. The shares held by JCL FSLR Holdings, LLC are for the benefit of John T. Walton’s wife and his descendants. The shares held by the JTW Trust No. 1 UAD 9/19/02 are for the benefit of charitable interests and John T. Walton’s descendants. For those reasons, Alice L. Walton disclaims beneficial ownership of the shares listed in (a) and (b) above. The address of Alice L. Walton is P.O. Box 1860, Bentonville, Arkansas 72712.

(4)	The number and percentage of shares of common stock shown in the table as beneficially owned by JCL FSLR Holdings, LLC represent 24,957,907 shares held directly by JCL FSLR Holdings, LLC, as to which S. Robson Walton, Jim C. Walton and Alice L. Walton, as managers of JCL FSLR Holdings, LLC, share voting and dispositive power. The shares held by JCL FSLR Holdings, LLC are held for the benefit of John T. Walton’s wife and his descendants and for that reason, S. Robson Walton, Jim C. Walton and Alice L. Walton disclaim beneficial ownership of such shares. The address of JCL FSLR Holdings, LLC is P.O. Box 1860, Bentonville, Arkansas 72712.

(5)	The number and percentage of shares of common stock shown above as beneficially owned by JTW Trust No. 1 UAD 9/19/02 represent 1,600,000 shares held directly by JTW Trust No. 1 UAD 9/19/02 as to which Jim C. Walton and Alice L. Walton, as co-trustees of such trust, share voting and dispositive power. The shares held by JTW Trust No. 1 UAD 9/19/02 are held in a trust principally for the benefit of charitable interests and John T. Walton’s descendants. Jim C. Walton and Alice L. Walton therefore disclaim beneficial ownership of such shares. The address of JTW Trust No. 1 UAD 9/19/02 is P.O. Box 1860, Bentonville, Arkansas 72712.

(6)	Based on information provided by FMR LLC, 245 Summer Street, Boston, Massachusetts, 02210, in a Schedule 13G filed with the SEC on February 13, 2015 reporting beneficial ownership as of December 31, 2014. According to such Schedule 13G, FMR LLC has sole voting power with respect to 1,093,959 shares and sole dispositive power with respect to 9,589,692 shares.

(7)	Based on information provided by The Vanguard Group, 100 Vanguard Boulevard, Malvern, Pennsylvania, 19355, in a Schedule 13G filed with the SEC on February 10, 2015 reporting beneficial ownership as of December 31, 2014. According to such Schedule 13G, The Vanguard Group has sole voting power with respect to 106,484 shares, sole dispositive power with respect to 5,371,185 shares and shared dispositive power with respect to 100,384 shares.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since December 31, 2013, we have not been a party to any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any current director, executive officer, holder of more than five percent of our capital stock or any member of the immediate family of any of the foregoing had or will have a material interest, other than in connection with the transactions described below. We had no related party debt outstanding at December 31, 2014 and we did not pay any interest to related parties during the year ended December 31, 2014.

Registration Rights

We entered into a registration rights agreement with the Estate of John T. Walton, JCL Holdings, LLC and Michael J. Ahearn. The associated registration rights previously held by JCL Holdings, LLC and Estate of John T. Walton are now held by JCL FSLR Holdings, LLC. The registration rights agreement provides for piggyback registration rights if we register equity securities under the Securities Act of 1933, as amended (the “Securities Act”), subject to certain lock-up provisions and exceptions. In addition, subject to certain lock-up provisions and exceptions, Michael J. Ahearn has three demand rights and JCL FSLR Holdings, LLC has unlimited demand rights, provided that JCL FSLR Holdings, LLC may only exercise one such demand right within any 365-day period.

Review and Approval of Related Party Transactions

The Company’s audit committee charter requires the review and approval by the audit committee of related party transactions, to ensure that they are on such terms, which, in the judgment of the audit committee, are no less favorable to the Company than could be obtained from unaffiliated parties. If a member of the audit committee has an interest in the proposed transaction, our corporate governance guidelines require the formation of a committee consisting entirely of independent directors without an interest in the proposed transaction to review and, if appropriate, approve such transaction.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth the aggregate fees billed to us for the audit and other services provided by PricewaterhouseCoopers LLP during the years ended December 31, 2014 and 2013:

	2014	2013
Audit Fees (1)	$3,252,917	$3,410,187
Audit-Related Fees (2)	758,057	127,000
Tax Fees (3)	138,134	151,385
All Other Fees (4)	173,970	2,777

Total	$4,323,078	$3,691,349

(1)	Represents the aggregate service fees billed for the audit of the Company’s financial statements in connection with statutory and regulatory filings or engagements for 2014 and 2013.

(2)	Represents the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “audit fees,” and represents approximately 18% and 3% of the total fees in 2014 and 2013, respectively. This category consists primarily of services related to special projects.

(3)	Represents the aggregate fees billed for tax compliance and tax consulting services, or approximately 3% and 4% of the total fees in 2014 and 2013, respectively.

(4)	Represents the aggregate fees billed for all products and services provided that are not included under “audit fees,” “audit-related fees” or “tax fees,” and represents 4% and less than one percent of the total fees in 2014 and 2013, respectively. These services include certain business process reviews and a subscription to PricewaterhouseCoopers LLP proprietary accounting research databases.

Audit Committee’s Pre Approval Policies and Procedures

The audit committee has policies and procedures that require the pre-approval by the audit committee of all fees paid to, and all services performed by, the Company’s independent registered public accounting firm, subject to de minimis exceptions for non-audit services set forth in the applicable rules of the Commission. Each year, the audit committee pre-approves the proposed services, including the nature, type and scope of services to be performed by the independent registered public accounting firm during the fiscal year and the related fees. Audit committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the audit committee.

The services related to “audit-related fees”, “tax fees” and “all other fees” presented in the above table were approved by the audit committee pursuant to pre-approval provisions set forth in the applicable rules of the Commission without resort to a waiver of such pre-approval provisions.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

First Solar is a leading global provider of comprehensive photovoltaic (“PV”) solar energy solutions. In response to a rapidly changing and highly-competitive solar industry, in late 2011 we began implementing a long-term strategic plan (“Long Term Strategic Plan”) that focuses on providing utility-scale solar solutions in sustainable markets, rather than subsidized ones. We endeavor to align our compensation decisions with our operating and strategic plans. As in prior years, the core philosophy underlying our compensation decisions remains unchanged: we pay executives for performance and seek to align their interests with those of our stockholders. Highlighted below are a number of key compensation-related decisions we made or advanced in 2014:

•

Double-Trigger Equity Vesting.    In July 2013, our compensation committee determined that the change in control severance agreements (the “CIC Agreements”) which we enter into with newly hired executives will no longer provide for full vesting of unvested time-vested equity-based compensation upon a change in control of the Company and will instead provide for vesting of such equity-based compensation only upon a termination without “cause” or resignation for “good reason” within two years following a change in control of the Company. Consistent with that decision, the CIC Agreements entered into with Messrs. Kishkill and Kaleta effective September 2013 and March 2014, respectively, provide for such double-trigger equity vesting.

•

Elimination of Tax Gross-ups.    In 2011, we determined not to provide any newly hired executives with 280G tax gross-ups, and, consistent with that decision, our employment agreements with executives hired thereafter do not provide this benefit. As of December 31, 2014, none of our named executive officers are entitled to excise tax gross-ups.

•

Clawback Policy.    In 2012 and 2013, we included clawback provisions with respect to compensation awards and newly-entered employment agreements and CIC agreements which would allow us to recoup, to the extent required by applicable law, incentive and separation payments made to our named executive officers if we later determine that the basis on which such compensation was earned was erroneous. All awards and agreements with our named executive officers are subject to clawback in accordance with all applicable laws.

•

Hedging Policy.    The Company’s hedging policy prohibits our directors and associates, including all named executive officers, from (i) engaging in any short sales with respect to any Company securities, (ii) buying or selling puts, calls or derivatives on any Company securities and (iii) purchasing any Company securities on margin.

•

Share Holding/Ownership Guidelines.    The Company remains committed to reviewing and tracking the implementation of the share ownership guidelines we previously adopted. We amended these guidelines in 2012 to increase the chief executive officer’s required holdings from five times to six times base pay and, on the recommendation of our independent compensation consultant and to conform to market practice, to allow executives and directors five, rather than three, years to obtain the required ownership levels. First Solar and our independent compensation consultant routinely review the share ownership guidelines against evolving market practice. Currently, all executives and directors are either meeting the share ownership requirements or are on track to meet the requirements within the allowable timeframe. In addition, though we have not instituted formal share holding requirements, our practice is generally to call for each of our named executive officers to hold shares through at least the time that he or she meets the share ownership guidelines.

•

Commitment to Best Practices.    Consistent with regulatory requirements and evolving best compensation practices, our compensation committee has determined to evaluate periodically, and not less than annually, the independence of its consultants. In 2014, the compensation committee again analyzed its consultant, Compensation Strategies, including the relationship of Compensation Strategies to the Company, and concluded that Compensation Strategies is independent. Further, in the context of the total compensation review and the adoption of our 2014 incentive programs, the compensation committee considered whether our compensation structure and programs encourage excessive or inappropriate risk taking and concluded that they did not do so.

•	Executive Perquisites. Consistent with our compensation philosophy, we do not typically provide our named executive officers with any perquisites not available to our associates generally.

•

2015 Omnibus Incentive Compensation Plan.    The Board of Directors has adopted, subject to stockholder approval, a revised omnibus incentive compensation plan . The 2015 Omnibus Incentive Compensation Plan, which if approved by our stockholders, will replace our existing plan, reflects current compensation and governance best practices and changes in the law, including by increasing the percentage threshold for triggering a “Change in Control,” eliminating certain types of share recycling for purposes of determining the shares available for issuance under the plan and refining the list of metrics that may be applicable to performance-based awards granted under the plan.

Overview

The individuals in the Summary Compensation Table below are referred to in this Compensation Discussion and Analysis as the “named executive officers.” Our named executive officers for 2014 were:

•	Mr. James A. Hughes, chief executive officer;

•	Mr. Mark R. Widmar, chief financial officer and chief accounting officer;

•	Mr. Georges J. Antoun, chief operating officer;

•	Mr. Joseph G. Kishkill, chief commercial officer; and

•	Mr. Paul J. Kaleta, general counsel.

The solar power generation industry has been volatile in recent years, characterized by intense pricing competition, margin pressure and evolving financing models. In response to these industry conditions, the Company developed its Long Term Strategic Plan, which consists primarily of (i) a strategic focus on solar solutions in emerging regions and markets, thereby shifting emphasis away from subsidized markets towards more financially sustainable markets, and (ii) an organizational restructuring that, among other things, focused our efforts on providing a range of solar solutions through global business development initiatives. The ultimate aim of our Long Term Strategic Plan is to increase business growth, improve profitability and enhance liquidity.

Our Long Term Strategic Plan represents a comprehensive strategy for the Company, and, in order to ensure leadership alignment with that strategy, required us to reevaluate our approach to compensation beginning in 2012 to ensure that it reflected the elements needed to effectively compensate and retain the senior leadership team as well as recruit exceptional new talent during this challenging growth period. We continued to evaluate our approach to compensation in 2014, ultimately concluding that few changes to our revised compensation structure from 2012 were necessary to continue aligning our compensation structure with our Long Term Strategic Plan and stockholders’ objectives. However, where such changes were made, they are noted below. We will continue to evaluate our approach to compensation to ensure it is fully aligned with our Long Term Strategic Plan, evolving market practices and legal requirements.

Context and Overview

- Calibrating Performance Metrics and Compensation Components in Light of our Long Term Strategic Plan.    The compensation committee has adopted changes that are consistent with the Company’s compensation philosophy in order to best align our compensation practices with our Long Term Strategic Plan, including continuing to revise and refine our peer group in 2014 to better reflect the evolving profile of the Company and solar power industry. Accordingly, the Company continued to grant Key Senior Talent Equity Performance Program (“KSTEPP”) awards to newly hired executives as a performance component of their compensation package.

- We Consider our Stockholders’ Feedback Regarding our Compensation Practices.    At the 2014 annual meeting, the stockholder advisory vote on the Company’s executive compensation (“say on pay”) was approved by 97.6% of our stockholders voting. At the 2011 annual meeting, a triennial cycle for our executive compensation advisory votes was selected by 69.5% of the stockholders voting on the timing of such votes (“say when on pay”). The compensation committee, taking these results into account, adopted a triennial vote cycle and, for 2014, continued with its executive compensation philosophy. The next say on pay and say when on pay advisory votes will be held at the 2017 annual meeting. In addition, the Company routinely meets with investors to solicit feedback and recommendations to the Company, including on our compensation practices, though concerns with our program have not been raised in such meetings.

- We Follow Best Compensation Practices in Planning for our Future Compensation.    In 2014, the compensation committee reviewed our 2010 Omnibus Incentive Compensation Plan (the “2010 Omnibus Plan”) in light of best compensation practices and, together with Compensation Strategies, developed the 2015 Omnibus Incentive Compensation Plan (the “2015 Omnibus Plan”). Subject to stockholder approval (see “Proposal 3 — Approval of Adoption of 2015 Omnibus Incentive Compensation Plan”), the 2015 Omnibus Plan will replace the 2010 Omnibus Plan and further align our compensation structure with our Long Term Strategic Plan and operating plan, with particular focus on performance-based compensation. The 2015 Omnibus Plan (i) alters the definition of “Change of Control” to increase the percentage threshold for triggering a change of control and to better reflect the current ownership of our most significant stockholders, (ii) alters the number of, and manner in which we calculate, the 2015 Omnibus Plan share reserve (A) to eliminate recycling of shares surrendered or tendered to satisfy exercise price payments or applicable tax withholding with respect to options and stock appreciation rights (“SARs”) and (B) to count each share in respect of which a stock-settled SAR was exercised against the maximum aggregate limit of shares that may be awarded under the 2015 Omnibus Plan, regardless of the number of shares actually delivered upon settlement of such stock-settled SAR, (iii) reflects changes (actual or anticipated in the near future) in the law (such as clawback provisions that would satisfy Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as codified in Section 10D of the Exchange Act, (“Section 954”) and Section 304 of the Sarbanes-Oxley Act of 2002 (“Section 304”) ), (iv) clarifies that, to satisfy the exercise price due upon a participant’s exercise of a vested option under the 2015 Omnibus Plan, the Company may withhold from the shares otherwise deliverable to such participant a number of shares with an equivalent fair market value to such exercise price, (v) clarifies that for any awards under the 2015 Omnibus Plan that are subject to vesting based on the achievement of performance goals (or any performance compensation awards as described below) and for which the compensation committee has provided for the payment of dividends or dividend equivalents, participants would not be entitled to payment of such dividends or dividend equivalents unless and to the extent that such performance goals are achieved or otherwise deemed to be satisfied and (vi) responds to other compensation and governance trends.

First Solar Compensation Philosophy

First Solar’s compensation philosophy rests on foundational principles that inform the way we design our compensation programs and pay our named executive officers. This philosophy can be understood in the following ways:

- First Solar Pay is Simple and is Designed to Align the Interests of Executive Management and Stockholders.    The Company’s approach to compensation is straightforward, and this is reflected in the components of our executive’s aggregate annual pay. The three primary components of First Solar executive compensation are: (1) base salary, (2) cash incentive compensation (short-term incentive) and (3) equity compensation (long-term incentive). Our named executive officers have the largest percentage of total compensation at risk (i.e., the portion of compensation that is not payable to such executives unless certain performance targets are achieved) with a heavy weighting towards equity compensation to align their interests with stockholders. There are no supplemental executive retirement programs or other deferred compensation arrangements and generally no perquisites that are available solely for the named executive officers.

- Our Compensation Levels are Consistent with Market Levels, and We Apply Discretion to Conform to, or Reward, Actual Performance.    We believe that our named executive officers should be compensated at a level that ensures their continued dedication to the Company and creates potential rewards for extraordinary results when advancing the goals and strategy of the Company, particularly with respect to the furtherance of our Long Term Strategic Plan. The Company works with an independent compensation consultant, Compensation Strategies, who regularly compiles and analyzes market data to determine the pay practices of our peer group, which we use in determining the level of our named executive officers’ pay (generally targeted at the 50th percentile, with deviations possible when warranted by role, skill set, performance or other extraordinary considerations). See “Compensation Committee Practices — Total Compensation Review.” Similarly, our choice of metrics (both financial and operating) related to our annual incentive plan and KSTEPP, and the compensation committee’s discretion to reduce awards granted under the annual incentive plan, are meant to ensure that our named executive officers are not rewarded unless performance goals are achieved and that operational metrics are not achieved at the expense of financial performance.

Executive Compensation Principles

The compensation committee has responsibility for establishing and overseeing our compensation program as it applies to our named executive officers. The compensation committee bases its executive compensation programs on the principles set forth below, which have generally remained constant from prior years:

Pay to Market	Compensation should be based on the level of job responsibility, individual performance and Company performance. Compensation should also reflect the value of the job in the marketplace. To attract and retain a highly skilled work force, we must provide pay that remains competitive with the pay of other employers who compete with us for talent.

More Responsibility, More Pay at Risk; We Pay for Performance	As associates progress to higher levels in the organization, an increasing proportion of their pay should be linked to Company performance and stockholder returns; our senior executives are better able, relative to other associates, to affect the Company’s results.

Metrics Should Motivate Associates to Achieve the Mission	To be effective, performance-based compensation programs should enable participants to easily understand how their efforts can affect their pay, both through individual performance and through contributions to the Company’s achievement of its strategic and operational goals.

Evaluating the Market.    Although our determination of the amount and mix of compensation elements for our named executive officers is generally not influenced by short-term market shifts, when extraordinary business changes occur, we believe that our compensation practices should include the requisite flexibility to respond to those changes while remaining consistent with our compensation philosophy.

When setting compensation, we review compensation paid by other companies of comparable size in the same or similar industries, as well as where our compensation falls within our peer group. Our objective is to generally pay median compensation while providing an opportunity to increase compensation further through successful performance in our incentive compensation programs. Depending on the role, the experience an individual brings to the role, and individual performance, we broadly aim to set our executive total cash targets (base salary and incentive targets) at the 50th percentile of our peer group, and continued our efforts in this regard in 2014, favoring performance bonus opportunities as the means by which our executives may earn higher pay.

We do not exclusively rely on market data to determine executive compensation. Instead, we incorporate flexibility into our compensation program and in our assessment process to respond to and adjust for the dynamic business environment in which we operate. As the solar industry and our operating initiatives evolve, we will continue to evaluate our approach to compensation to ensure it is fully aligned with both the business environment and any future updates to our strategic plans.

Equity Policies.    To better align the interests of executives with those of our stockholders, we previously adopted share ownership guidelines that cover our officers, including the named executive officers, and certain other members of senior management. As noted previously, we amended these guidelines during 2012 to, among other changes, increase the chief executive officer’s required holdings from five times to six times base pay. We also prohibit our associates from engaging in hedging transactions with respect to our shares. We continue to periodically assess our policies in order to ensure that they are consistent with our philosophies and best practices in the market.

Components of 2014 Executive Compensation

For 2014, the compensation of named executive officers consisted primarily of three components: base salary, short-term cash incentive compensation (i.e., an annual bonus) and long-term equity-based compensation (i.e., a multi-year equity award). These components are described in the chart below, including how each fits into our overall executive compensation package (i.e., the particular objectives and the specific elements that our compensation programs are designed to address).

Component		Objective		Focus

Base Salary	✓ ✓	Provides fixed portion of compensation Paid in cash	✓	Compensates based on market value for position, individual performance, level of experience and importance of role to the Company

Cash Incentive Compensation	✓	Provides at-risk variable compensation linked to short-term corporate, organizational and strategic goals without sacrificing long-term Company performance	✓	Compensates based on performance on shorter-term objectives
	✓	Paid in cash

Equity-Based Compensation	✓	Provides at-risk variable pay compensation linked to long-term performance of the Company, individual performance and critical nature of role	✓	Aligns the long-term interests of our stockholders and our named executive officers
	✓	Paid in restricted stock units including KSTEPP performance units	✓	Assists in attracting and retaining qualified executives
			✓	Compensates for overall Company performance

Each of our named executive officers is party to an employment agreement and a CIC Agreement that protect him or her in the event of certain employment terminations, as well as agreements related to restrictive covenants including confidentiality, non-competition and director and officer indemnification agreements. The employment and CIC Agreements provide severance in exchange for a release of claims and equity vesting acceleration under certain circumstances. Beginning in July 2013, employment agreements and CIC Agreements entered into with newly hired executives, including Messrs. Kishkill and Kaleta, provide for equity vesting acceleration only upon a termination without “cause” or resignation for “good reason” following a change in control of the Company, as described in more detail in “Employment Agreements and Related Arrangements” and “Change in Control Severance Agreements.”

Generally, the types of compensation and benefits provided to the named executive officers are similar to those provided to other members of our senior executive team.

Compensation Committee Practices

Selection of Peer Companies

In 2014, the compensation committee retained Compensation Strategies as a consultant to provide data and analysis regarding the selection of companies in our peer group, the pay practices of such companies and results of a comparison of each of the components of the compensation of our named executive officers against the compensation paid to executives in similarly-situated positions at our peer group companies. Compensation Strategies also advised the compensation committee on such matters in prior years. The consultant’s benchmarking services in 2014 were limited to comparing each element of compensation for a particular position against similar elements in the peer group.

The compensation committee routinely analyzes our peer group to determine if it accurately reflects our competitors in the industry, and we have made considerable changes to our peer group makeup over the last two years in order to conform the group to include companies comparable in size and revenue to us, and with whom we compete for talent. In 2013, as part of a more comprehensive review of our compensation program, the compensation committee adopted a revised peer group developed and recommended by Compensation Strategies, determining that such peer group was more closely aligned with our size and industry than our previous peer group. The revised peer group was used for compensation decisions made in 2014. Our revised peer group is comprised of U.S.-based public companies with 2014 estimated annual revenues generally greater than $1 billion that are (i) engaged in the solar, energy, semiconductor, high-tech, engineering, construction, independent power production or energy service sectors, (ii) our vendors or suppliers falling within the above parameters whose business has some comparability to ours, (iii) companies with whom we compete for executive talent and/or (iv) the companies who comprise the peer groups of the companies with whom we compete for executive talent, if relevant. We believe the revised peer group includes companies that are generally reflective of a company of our size, and whose executive pay levels are generally lower than those of the companies in our peer groups from prior years. Our revised peer group had annual 2013 revenues generally ranging from $332 million to $11.8 billion, with the exception of Fluor Corporation at $27.4 billion, and May 31, 2014 market capitalizations ranging from $553 million to $27.9 billion.

The 2014 peer group consisted of:

Advanced Micro Devices, Inc.	Agilent Technologies, Inc.	Altera Corporation
Analog Devices, Inc.	Applied Materials, Inc.	Broadcom Corporation
Calpine Corporation	Chicago Bridge & Iron Company N.V.	Corning Incorporated
Dynegy Inc.	Exterran Holdings, Inc	Fairchild Semiconductor International, Inc.
FLIR Systems, Inc.	Fluor Corporation	FMC Technologies, Inc.
Jacobs Engineering Group Inc.	JDS Uniphase Corporation	KLA-Tencor Corporation
Lam Research Corporation	Linear Technology Corporation	LSI Corporation
Marvell Technology Group Ltd.	Maxim Integrated Products, Inc.	McDermott International, Inc.
Micron Technology, Inc.	NRG Energy, Inc.	NVIDIA Corporation
Oceaneering International, Inc.	ON Semiconductor Corporation	Public Service Enterprise Group Incorporated
RPC, Inc.	SunEdison, Inc. (formerly MEMC Electronic Materials, Inc.)	SunPower Corporation
Teradyne, Inc.	Veeco Instruments Inc.	Willbros Group, Inc.

Review of Peer Company Data

On at least a biennial basis, but typically annually, the compensation committee evaluates the compensation payable to our named executive officers against data regarding the pay practices of companies in our peer group, looking at individual components of pay, including total amount paid or payable. In addition, the compensation committee annually reviews any payments to our named executive officers that would be required under various severance scenarios. When conducting this review, the compensation committee also considers information and recommendations from management regarding past, present and future compensation of our named executive officers under various payment scenarios.

Based on its review and analysis of the pay practices of our peers, Compensation Strategies concluded, and our compensation committee agreed, that the compensation paid to our named executive officers was consistent with our stated compensation objectives regarding our target pay as compared to our peer group, and was thus reasonable in the aggregate as compared to the peer group above. See “Executive Compensation Principles — Evaluating the Market.”

Consultant Fees and Independence Review

The aggregate fees paid to Compensation Strategies in 2014 were $231,128. The fees were incurred solely for services relating to executive and board compensation. During 2014, the compensation committee conducted an independence analysis of the relationship of Compensation Strategies to the Company, including a review of potential conflicts of interest, and concluded that Compensation Strategies is independent and no such conflicts existed.

Individual Compensation Review

The individual performance of each of our named executive officers has been, and continues to be, a major factor in the compensation committee’s decision regarding such executive’s level of compensation. Absent unusual circumstances, our process for review of individual compensation of our named executive officers is generally as follows. After the completion of each year, our independent directors (meeting in executive session under the direction of the chair of the compensation committee) review the performance of our chief executive officer for the prior year, evaluating his achievement against individual and Company objectives (which objectives were agreed upon between him and the compensation committee early in the prior year), his contributions to the Company’s performance and other leadership accomplishments.

Our chief executive officer provides the compensation committee with an assessment of prior year performance of, and a recommendation for compensation changes with respect to, our other named executive officers, evaluating each executive based on achievement of pre-set objectives by the executive and his or her organization, his or her contribution to the Company’s performance and other leadership accomplishments. Based on these considerations, and following an exercise of its independent judgment on the board’s interactions with the named executive officers, the compensation committee (i) sets base salary and target bonus percentages for the current year and (ii) determines the appropriate level, if any, of equity and cash-incentive compensation for the prior year.

Consistent with its approach in 2013, the compensation committee’s decision regarding pay increases and awards in 2014 was influenced in part by prospective considerations regarding the measures that would most effectively ensure the uninterrupted focus of our named executive officers during this key growth period for the Company.

Compensation Risk Analysis

In the context of the total compensation review and the adoption of our 2014 incentive programs, the compensation committee considered whether our compensation structure and programs encourage excessive or inappropriate risk taking and concluded that they did not do so.

2014 Compensation Decisions

The following is a discussion of the considerations taken into account in establishing compensation for our named executive officers in 2014.

Base Salary

Base salary is the fixed element of our named executive officers’ annual cash compensation. The value of base salary for each named executive officer reflects the requirements of such executive’s employment agreement, and his or her individual performance and skill set, including the market value of that skill set. The Company seeks to maintain base salary levels for our executives at the 50th percentile of our peer group (with the expectation that generally any compensation paid at a level above the 50th percentile is warranted only due to extraordinary performance, critical skill sets or similar considerations). The base salaries for each of our named executive officers, including our CEO, are generally positioned at or below the 50th percentile.

The compensation committee evaluates market data and the individual performance of executives during our regular annual salary review process, which we refer to as our “annual pay cycle.” At the beginning of 2014, the base salaries of our named executive officers (other than Mr. Kaleta, who is discussed below) were as follows: Mr. Hughes ($750,000); Mr. Widmar ($550,000); Mr. Antoun ($550,000); and Mr. Kishkill ($400,000). None of these salaries were increased during the 2014 annual pay cycle and in fact have not been increased since 2012 (or, for more recent hires, since the date of hire).

Mid-Year Hires.    The Company hired Mr. Kaleta as general counsel, effective March 3, 2014, at a base salary of $475,000.

Cash Incentive Compensation

Our cash incentive compensation consists primarily of our annual bonus program designed under our 2010 Omnibus Incentive Compensation Plan (the “2010 Omnibus Plan”) and cash sign-on bonuses that we use to create incentives for individuals to join our Company, including to compensate such individuals for payments forfeited upon leaving their prior employment to join us or to offset relocation costs.

Annual Bonus Program.    We use our annual bonus program to encourage achievement of specified strategic and operational objectives and focus on those objectives to help us achieve our mission of enabling a world powered by clean, affordable solar electricity. On February 19, 2014, the compensation committee adopted a 2014 bonus program (the “2014 Bonus Plan”) for executives, including our named executive officers, with a single threshold operating income metric as well as various performance metrics, each of which is weighted equally, to strengthen the connection between executive performance and incentive pay, which is one of our core executive compensation principles. The compensation committee selected the metrics and weighting applicable to the 2014 Bonus Plan with the Long Term Strategic Plan in mind, believing that these metrics correlated directly with the current year milestones set under the Long Term Strategic Plan. Upon achievement of the threshold operating income metric, the maximum bonus pool may be funded, but the amount of each participant’s actual bonus will be determined based on the achievement of the various performance metrics, which will result in actual payouts less than the maximum bonus pool. Allocation of the bonus pool among various regions and among the individual named executive officers will additionally be subject to the discretion of Mr. Hughes (and the compensation committee, in the case of Mr. Hughes), but will not result in payment to any of the named executive officers of a bonus amount greater than the maximum bonus amount approved by the compensation committee with respect to each of our named executive officers. Furthermore, the compensation committee retains discretion to reduce any award achieved under the program to the extent appropriate. All bonus payments will be subject to clawback to the extent required by applicable law.

- Bonus Program Targets, Objective and Calculation.    The 2014 Bonus Plan, as applicable to our named executive officers, had a $180 million adjusted operating income1 minimum threshold level and a matrix of the

[1]	In order to determine “adjusted operating income,” we take the Company’s operating income (as defined by U.S. GAAP and described in the Company’s 2014 Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “Financial Statements”)) and adjust for (i) stock-based compensation expense, (ii) bonus expense and (iii) foreign currency (gain)/loss.

following four performance metrics, which were established based on the goals set forth in our confidential annual operating plan for 2014: (i) operating cash flow, (ii) cost per watt, at both the module and balance of system levels (“CPW”), (iii) stabilized efficiency and (iv) sales metrics (i.e., bookings and gross margins on bookings; O&M bookings and O&M margins). We believe that these four metrics are key drivers of the Company’s long-term success by aligning directly with our Long Term Strategic Plan, and are a critical measure of success with respect to our annual operating plan. The relative achievement of these performance metrics is linked to enhancing our competitive position in the marketplace by reducing our variable costs, reducing manufacturing and fixed spending and increasing our product efficiency. We also established sales metrics that would ensure we were selling the right mix of product in sustainable markets at a reasonable gross margin profile, which increases the Company’s future profitability and sustainability while acknowledging the pricing pressure of the current environment. By recognizing achievement of these performance metrics, we ensure that bonuses correlate to overall Company goals.

Each performance metric was weighted equally because each was equally important in achieving the goals laid out in our confidential annual operating plan. Additionally, the compensation committee considered how these metrics, taken together, would provide proper incentives supplemental to the KSTEPP awards and further concluded that the 2014 Bonus Plan did not involve unnecessary risk for the Company. Performance levels were set for each performance metric ranging from a threshold level of 0.5 in cases of weaker performance to 2.0 in cases of stronger performance. A 0.5 multiplier was assigned to performance at a level that, while not certain at the time targets were set, we considered likely that such performance would be achieved by the end of the year. A 1.0 multiplier was assigned to performance at a level that, while not certain at the time targets were set, aligned with the goals in our confidential annual operating plan, and thus was a level that we expected we could achieve by the end of the year. A 2.0 multiplier was assigned to a performance level that was substantially more uncertain (i.e., that we expected we would have approximately a 50% chance of achieving by year end). If the minimum threshold level of performance was not achieved for a specific metric, the multiplier for that metric would be zero. The maximum bonus percentage payable under this formula in the 2014 Bonus Plan was approximately 200% of target.

Based on an assessment of the 2014 Company results against the criteria described above, the 2014 Bonus Plan results were:

2014 Bonus Plan Threshold Metric Results
Threshold Metric	Minimum Threshold Level (must be met for any bonus payout to occur)	2014 Result
Adjusted operating income	$180 Million	Exceeded

2014 Bonus Plan Performance Metric Results

Metric	Weighting	Main Focus	2014 Payout Factor
Adjusted operating cash flow	25%	Liquidity	2.00
Cost per watt	25%	Profitability	0.00
Stabilized efficiency	25%	Profitability	1.00
Sales metrics (Bookings and gross margins on bookings; O&M bookings and O&M margins)	25%	Growth/Profitability	0.93
2014 Bonus Plan Payout Level	.98

- 2014 Bonus Payout Results.    The 2014 Bonus Plan yielded a 98% payout level. The Compensation Committee exercised its downward discretion to reduce the bonus payout for Mr. Hughes by approximately 5%. Since Mr. Kaleta did not complete a full year of service in 2014, his bonus payout was prorated based on his period of service during 2014. See “Summary Compensation Table — Non-Equity Incentive Plan Compensation” for specific payout levels for each named executive officer.

- Target Bonus Percentage.    Target bonus percentages are established based on job responsibilities, internal equity and peer group data. Our objective is to generally set bonus targets to be consistent with total cash payments at the 50th percentile of our peer group. The target bonus percentage is evaluated during our annual pay cycle on the same basis as annual base salary (as discussed above in “2014 Compensation Decisions — Base Salary”). As of early 2014, the target bonus percentages of our named executive officers (other than Mr. Kaleta, who is discussed below) were as follows: Mr. Hughes (145%); Mr. Widmar (90%); Mr. Antoun (90%); and Mr. Kishkill (70%).

These target bonus percentages represent, for each of Messrs. Hughes and Antoun, an increase of 20 and 5 percentage points, respectively, from the target bonus percentages applicable to each such executive during the 2013 pay cycle, consistent with our objective to set bonus targets in recognition of the key roles and responsibilities of each such named executive officer.

- Mid-Year Hires.    We hired Mr. Kaleta as general counsel, effective March 3, 2014, with a target bonus percentage of 70%.

- Sign-On Bonuses.    We granted Mr. Kaleta a sign-on bonus of $200,000, less applicable withholdings, to partially offset the relocation costs he would incur to join the Company. Because this payment was meant to offset the cost of relocation for Mr. Kaleta, it did not include a performance component, however, this bonus was repayable to the Company in full if Mr. Kaleta resigned or was terminated for “cause” (as defined in his employment agreement, as described further below in “Other Executive Compensation Arrangements —Employment Agreements and Related Arrangements”) on or prior to March 3, 2015.

Equity-Based Compensation

We have always been a firm proponent of equity-based compensation. With the transition of our Company from hi-tech growth to a sustainable provider of solar energy solutions, we adjusted our historical broad-based granting practices to those that are more consistent with our evolving business model. Notably, we (i) continue to use awards granted under the KSTEPP program, which we adopted in 2012, to incentivize performance over an exceptionally long performance period, based on metrics tied to our Long Term Strategic Plan and (ii) grant time-based restricted stock units with varying vesting schedules to address both short-term and long-term retention concerns, while tying realizable compensation to the returns of our stockholders.

In 2014 we granted restricted stock units with time-based vesting criteria to each of our named executive officers, and made no additional KSTEPP grants (other than a new-hire grant to Mr. Kaleta), given the unusually long vesting and overall term of the KSTEPP awards and consistent with our 2012 compensation decisions. KSTEPP awards are consistent with the Company’s Long Term Strategic Plan, and thus the compensation committee continues to believe that granting restricted stock units furthers the Company’s goal of aligning executive and stockholder interests and relieving anxiety and mitigating any distractions that our executives may feel regarding KSTEPP’s potential for full vesting as a result of the Company’s ongoing redirection and volatility in the solar industry.

Our practice is to grant our equity awards relatively early in the year. We do not time our grants specifically to avoid any internal “blackouts” or other periods during which our executives and directors may be prohibited by our Insider Trading Policy or applicable law from trading in our securities, or otherwise to provide any preferential benefit to our executives and directors. Equity grants to our named executive officers are described in greater detail in the “Grants of Plan Based Awards” table and the “Outstanding Equity Awards at Fiscal Year-End” table.

Long-Term Incentive Program.    We believe that a long-term incentive program provides significant benefit to the Company and routinely re-evaluate the components of our long-term incentive program. Awards under the long-term incentive program (i) represent the largest component of executives’ compensation (see “Components of 2014 Executive Compensation”), (ii) serve as a retention tool and (iii) ensure that our executives’ compensation is linked to the long-term interests of our stockholders and our Company performance, consistent with our compensation philosophy. Currently, our long-term incentive program is comprised of a one-time grant of KSTEPP awards, which reward our named executive officers’ contributions toward key elements of our Long Term Strategic Plan, and annual awards of time-based restricted stock units, which are intended to provide some certainty to our named executive officers, to ensure, during their employment, their focus on our Long Term Strategic Plan, as a complement to the performance-based character of the KSTEPP awards. While the KSTEPP awards remain outstanding, the number of restricted stock units with time-based vesting criteria granted annually will vary, based in part on the compensation committee’s view of the annualized value of outstanding KSTEPP units, with the aggregate annual equity award for named executive officers targeted at the 50th percentile of our peer group (with some flexibility to increase that target based on extraordinary contributions by the executive).

Other than Mr. Kaleta, who received a KSTEPP grant on his hire date in 2014, the Company did not grant KSTEPP awards to our named executive officers in 2014, consistent with the atypically long minimum vesting and overall term applicable to the KSTEPP awards, described in greater detail below. Unlike a typical performance-based equity compensation program in which awards are made each year, we expect that once we have granted our named executive officers a KSTEPP award (which, for Messrs. Hughes, Widmar and Antoun, occurred in 2012, and for Messrs. Kishkill and Kaleta, occurred upon their hires in 2013 and 2014, respectively), no additional performance-based awards will be granted until the outstanding KSTEPP awards vest or are forfeited during the performance period (which varies based on the date of grant, but generally begins on the first day of the quarter in which the award was granted and ends in 2020).

In determining the 2014 grants of time-vested restricted stock units, the compensation committee considered the value of each named executive officer’s outstanding KSTEPP awards and determined to grant each named executive officer an award of time-vested restricted stock units with a value that was at or near the 50th percentile.

Annual Equity Grant.    For 2014, the compensation committee granted our named executive officers restricted stock units that vest 25% per year, beginning on the first anniversary of the grant date.

The grant value for our named executive officers (other than Mr. Kaleta) was: Mr. Hughes ($2,000,000); Mr. Widmar ($800,000); Mr. Antoun ($800,000); and Mr. Kishkill ($610,000).

KSTEPP.    In May 2012, the compensation committee approved and adopted the KSTEPP, a performance unit program under the 2010 Omnibus Plan. This program is intended to link the compensation of the Company’s senior executives with the success of our Long Term Strategic Plan by rewarding achievement of key performance objectives over an extended period of time. The goals of our Long Term Strategic Plan are to increase the Company’s growth, profitability and liquidity, which results in greater return to our stockholders. Consistent with our compensation philosophy, the KSTEPP metrics were derived from our Long Term Strategic Plan in order to align the interests of our executives with those of our stockholders, and the compensation committee believes that the use of rigorous performance objectives over a relatively long performance period encourages sustained focus on our long-term strategy. The provisions allowing for partial vesting described below provide our executives with some benefit for partial achievement of performance goals made during this extended period, given the uncertainty of full vesting of the KSTEPP awards, and mitigate anxiety that could otherwise distract from focus on our Long Term Strategic Plan. Because the KSTEPP awards vest over an extended period, as further described below, the value of such awards is considered annually during the period they are outstanding in determining overall compensation for our named executive officers.

Each KSTEPP award (or portion thereof) is subject to a threshold performance goal. The awards will not vest unless and until the compensation committee certifies that the Company has achieved the applicable level of KSTEPP adjusted operating income2 within a rolling annual period during the performance period applicable to such award (which for Messrs. Hughes, Widmar and Antoun, is at least $400 million, for Mr. Kishkill, is $350 million and for Mr. Kaleta, is $175 million). In 2014, the compensation committee certified achievement of this threshold goal for Messrs. Hughes, Widmar, Antoun and Kishkill and in February 2015, the compensation committee certified achievement of this threshold goal for Mr. Kaleta.

A named executive officer will receive one share of Company common stock for each performance unit that vests. Assuming achievement of the threshold performance goal, vesting may occur in one of two ways. First, the KSTEPP awards may vest in full, reduced by any previously vested portion, upon the Company’s achievement in any 12-month period beginning and ending on a calendar quarter (which we refer to as “rolling annual period”) that occurs within the performance period specified for each grant (which we refer to as the “performance period,” and which varies based on the date of grant, but generally begins on the first day of the quarter in which the award was granted and ends in 2020) of at least 2.8 gigawatts DC sold in sustainable markets and 15% cash adjusted return on

[2]	In order to determine “KSTEPP adjusted operating income” applicable to a given award we take the Company’s operating income (as defined by U.S. GAAP and described in the Financial Statements) for a rolling annual period during the KSTEPP performance period, and adjust for (i) extraordinary, unusual and nonrecurring items including restructuring expenses and (ii) KSTEPP related stock based compensation expense.

invested capital3 (which we refer to as the “full vesting condition”). Second, one-third of the KSTEPP award can vest sooner, upon the Company’s achievement in any rolling annual period during the performance period of at least 1.35 gigawatts DC sold in sustainable markets and 13% cash adjusted return on invested capital (which we refer to as the “partial vesting condition”). The KSTEPP award, or a portion thereof, can vest on the last day of a rolling annual period ending on or after December 31, 2014.

KSTEPP awards are subject to the named executive officer being continuously employed by the Company or an affiliate through the applicable vesting date, except if the named executive officer is eligible for a pro-rata settlement as described below. Additionally, KSTEPP awards are forfeited upon termination of employment, unless employment is terminated due to death, disability, retirement or termination without cause, and thereafter either the partial and/or full vesting condition is achieved, in which case the named executive officers are eligible for a full settlement of their vested awards, if any, and a pro-rata settlement of their non-vested awards. The pro-rata settlement will be based on the length of the named executive officer’s tenure with the Company during the performance period. Additionally, KSTEPP awards will expire and be forfeited with respect to the unvested portion thereof if the vesting condition(s) are not satisfied and the Company has not achieved in any rolling annual period during the performance period the applicable KSTEPP adjusted operating income goal, in each case, as of the last day of the performance period.

Notwithstanding the foregoing, in the event of a “change of control” (as defined in the 2010 Omnibus Plan) that occurs during the performance period, regardless of whether the Company has achieved in any rolling annual period during the performance period the applicable KSTEPP adjusted operating income goal, 25% of the then-unvested portion of the award will accelerate and become vested, in order to allow our executives to share in the gains that would, at such time, be realized by our stockholders. The 25% vesting provision supersedes the change of control provisions in the CIC Agreements between the Company and the named executive officers, which would otherwise provide for, in the case of the named executive officers whose employment with the Company commenced prior to 2013, full acceleration of the award in the event of a change of control. See “Change in Control Severance Agreements.”

In addition, the compensation committee has discretion to further accelerate the vesting of the award in connection with a change of control, including to amend the award to increase the vested percentage payable upon the occurrence of a change of control, which discretion is expected to be exercised based on the Company’s actual performance tracking relative to the vesting conditions, providing some flexibility to reward our named executive officers at a level that is consistent with our stockholders if the Company is performing well in advance of any such change. Periodically throughout the performance period and at any time when a change of control is anticipated, the compensation committee will review the Company’s progress towards achievement of either the partial or the full vesting condition and evaluate whether it is appropriate to amend the award to provide accelerated vesting of a higher portion of the award, effective in all cases only upon an actual change of control.

Sign-On Grants.    Upon his appointment as general counsel, the Company granted Mr. Kaleta restricted stock units having an aggregate fair market value on the date of grant equal to $700,000, which will vest commencing on the first anniversary of the grant date at an annual rate of 25% per year, and 60,000 KSTEPP units, with a threshold KSTEPP operating income goal of $175 million. The grant of time-based vesting restricted stock units was designed to link Mr. Kaleta’s compensation to the long-term interests of our stockholders and our Company performance, consistent with our compensation philosophy, as well as to serve as a retention tool to complement the long-term performance aspect of his KSTEPP award.

Double-Trigger Equity Vesting.    Prior to 2013, the CIC Agreements entered into with newly hired executives provided for full vesting of unvested equity-based compensation (other than KSTEPP awards) upon a change in control of the Company. As of July 2013, our compensation committee determined that the CIC Agreements entered into with newly hired executives will instead provide for vesting of equity-based compensation (other than

[3]	“Cash adjusted return on invested capital” for the Company is calculated as follows: (i) we take the Company’s Operating Income (as defined by U.S. GAAP and described in the Financial Statements) for a rolling annual period during the KSTEPP performance period minus income tax expense to arrive at net operating profit after tax, plus depreciation and amortization expense divided by (ii) stockholder’s equity plus debt plus accumulated depreciation minus cash (excluding any impaired/written-off assets or assets not placed in service).

KSTEPP awards, which have separate CIC vesting provisions described above) only upon a termination without “cause” or resignation for “good reason” within two years following a change in control of the Company. Consistent with that decision, the CIC Agreements entered into with Messrs. Kishkill and Kaleta effective September 2013 and March 2014, respectively, provide for such double-trigger equity vesting.

Other Executive Compensation Information

Broad-based Benefit Programs and Other Compensation

Our named executive officers are entitled to participate in the various benefit programs we offer to all of our associates, including a 401(k) plan, medical plan, dental plan, life insurance plan and long-term and short-term disability plans. Under our 401(k) plan, we make a matching contribution equal to 100% of our associates’ contributions to the plan up to a maximum of 4% of an associate’s plan-eligible compensation. In 2014, each of Messrs. Hughes, Widmar, Antoun, Kishkill and Kaleta received the maximum matching contribution of $10,400. Our named executive officers each have vacation entitlements of four weeks per year.

Employment Agreements and Related Arrangements

We have entered into employment, confidentiality, non-competition and non-solicitation agreements, and director and officer indemnification agreements with each of our named executive officers. The compensation committee believes these contracts are fair, reasonable, appropriate and necessary to attract and retain the executives who are party to these agreements.

The employment agreements generally provide that if the executive’s employment is terminated without “cause” (as defined therein) (or, in the case of Messrs. Hughes and Antoun if they resign for “good reason” (as defined therein)), then the executive shall be eligible for (i) salary continuation for a severance period subject to the execution of a release of claims in favor of the Company and subject to a reduction based on earnings during the severance period, (ii) health benefit coverage for the severance period, subject to certain contingencies and (iii) an additional 12 months’ service credit for purposes of determining vesting of equity-based compensation awards (this service credit will not have an effect on KSTEPP awards). The employment agreements also provide for an additional 12 months’ service credit for purposes of determining vesting of equity-based compensation in the event employment terminates due to the executives’ death or disability (as defined therein).

Severance benefits, by their nature, require compensation payments without the receipt of corresponding services. We believe that our employment agreements set a proper balance between providing sufficient protection on employment termination and ensuring the executive has sufficient personal investment with respect to his or her employment with the Company and generally provide severance benefits consistent with market practice.

We consistently review the employment agreements we enter into with our named executive officers to address market changes and, in July 2013, our compensation committee adopted a number of changes to be applied prospectively when entering into agreements with newly hired executives to more closely align with market practice. Included among such changes is the elimination of severance benefits upon a resignation for “good reason” (except in connection with a change in control of the Company), the addition of provisions that make clear that all payments to our executives under such agreements other than base salary are subject to the Company’s clawback policy, all severance payments and benefits are subject to the execution of an irrevocable release of claims in favor of the Company and sign-on bonuses are subject to recoupment in the event of a termination for “cause” within one year of the executive’s start date. These provisions apply to our agreements with Messrs. Kishkill and Kaleta.

The confidentiality agreements describe the Company’s expectations of the executives regarding the Company’s proprietary and confidential information. The non-competition and non-solicitation agreements establish a “protected period” that generally matches the severance period. During the protected period, the senior executives are subject to restrictive covenants as described in the agreement.

For more details on these employment agreements and the compensation and benefits payable or to be provided in the event of a termination of employment, see “Executive Compensation — Employment Agreements and Arrangements” and “Executive Compensation — Potential Payments Upon Termination or Change in Control — Potential Payments Upon Termination of Employment (Other Than in the Context of a Change in Control).”

Change in Control Severance Agreements

We have entered into CIC Agreements with each of our named executive officers. These agreements are intended to align the interests of the executives with our stockholders in a potential change in control situation by mitigating the uncertainty and questions a potential change in control may raise among such executives, allowing them to focus their continued attention and dedication to their assigned duties.

Equity Vesting.    The CIC Agreements with Messrs. Hughes, Widmar and Antoun, entered into prior to July 2013, provide for full vesting of unvested equity-based compensation upon a change in control of the Company. While such vesting ensures that the executives are fairly compensated for the lost opportunity to realize the value of awards that is typically precipitated by a change in control, which is particularly salient for our named executive officers who receive a substantial portion of their income in equity-based compensation that vests over time (see “Components of 2014 Executive Compensation”), the compensation committee determined that the CIC Agreements entered into with newly hired executives on or after July 2013 will provide for vesting only upon a termination without “cause” (as defined therein) or a resignation for “good reason” (as defined therein) within two years following a change in control of the Company, which is reflected in our agreements with Messrs. Kishkill and Kaleta. While our equity plans also contemplate vesting of equity if such equity is not assumed by a successor entity (see “Executive Compensation — Potential Payments Upon Termination or Change in Control — Potential Payments Upon a Change in Control — 2010 Omnibus Incentive Compensation Plan”), the CIC Agreements address vesting whether or not the equity-based awards are assumed for executives with these arrangements; however, the provisions of the award agreements for KSTEPP awards supersede the change of control provisions in the CIC Agreements. See “Equity — Based Compensation — KSTEPP.”

Severance Benefits.    The CIC Agreements provide a double-trigger severance package for all of our named executive officers in the event their employment is terminated without “cause” or they resign for “good reason” within two years following a change in control. A resignation for “good reason” includes any material reduction in the authority, duties or responsibilities held by the executive immediately prior to the CIC date, any material reduction in the annual base salary or annual incentive opportunity of the executive as in effect immediately prior to the CIC date or any change of the executive’s principal place of employment to a location more than fifty miles from the executive’s principal place of employment immediately prior to the CIC date. We believe this standard benefit reinforces the notion that in a change in control situation, all of the executives are similarly situated and must remain focused. The standard benefit is two times their base salary; two times a bonus amount (which is defined as the greater of (i) the executive’s target annual bonus for the year of termination and (ii) the average of the annual cash bonuses payable to the executive in respect of the three full calendar years immediately preceding the calendar year that includes the termination date or, if the executive has not been employed for three full calendar years preceding the calendar year that includes the termination date, the average of the annual cash bonuses payable to the executive for the number of full calendar years prior to the termination date that he or she has been employed); a pro-rated target bonus; 18 months’ health benefit continuation and outplacement benefits (maximum of $20,000). Severance benefits are subject to the executive’s execution of a release in favor of the Company.

Tax Gross-Ups.    None of the CIC Agreements in effect with our named executive officers provide a parachute tax gross-up and gross-ups with respect to taxes related to legal fees or expenses incurred in connection with disputes related to the CIC Agreements are not provided in agreements with executives hired on or after July 2013, including Messrs. Kishkill and Kaleta.

Evaluation by the Compensation Committee.    When the Company enters into CIC Agreements, the compensation committee reviews the terms of the CIC Agreements in consultation with its independent compensation consultant, assesses the impact of possible payouts under the CIC Agreements in the event of a change in control and confirms that the CIC Agreements are fair and reasonable to both the executive and the Company. The change in control payment estimates are presented to, and reviewed by, the compensation committee each time compensation is evaluated. Based on its most recent annual review of the CIC Agreements, the compensation committee continues to believe the payments are fair and reasonable. For a further description of compensation provided in the event of a change in control, see “Executive Compensation — Potential Payments Upon Termination or Change in Control — Potential Payments Upon a Change in Control.”

Tax and Accounting Implications

Section 162(m) of the Code.    With certain material exceptions, Section 162(m) of the Internal Revenue Code (the “Code”) limits the deductibility of compensation paid by a public company in any year to $1 million to each of the chief executive officer and the next three most highly paid executive officers other than the chief financial officer. A transition rule generally applies to compensation paid under plans and arrangements in existence on the date of an initial public offering, pursuant to which such compensation will not be subject to the $1 million limit.

The 2010 Omnibus Plan is designed to enable most executive compensation to be deductible by the Company under Section 162(m) of the Code; however, the compensation committee has not adopted a policy that all compensation must be deductible, particularly where additional compensation may be needed to attract or retain executives for key leadership positions in the Company.

Accounting for Equity-Based Compensation.    The Company uses ASC Topic 718 for purposes of determining the fair value of its equity-based compensation. The assumptions used in the calculations of these amounts are included in Note 18, “Share-Based Compensation,” to the Company’s audited financial statements for the fiscal ended December 31, 2014, included in the Company’s Annual Report on Form 10-K filed with the Commission on February 25, 2015. The fair value of awards made to each named executive officer in 2014 is set forth under “Summary Compensation Table.”

COMPENSATION COMMITTEE REPORT

The following report of the compensation committee is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference into any other of the Company’s filings under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent we specifically incorporate this report by reference therein.

Since the formation of the compensation committee in October 2006, Michael Sweeney has served as chair of the compensation committee. Paul H. Stebbins has served on the compensation committee since his appointment to the board of directors on December 19, 2006. William J. Post has served on the compensation committee since July 26, 2010. Richard D. Chapman has served on the compensation committee since July 31, 2012.

The compensation committee is comprised solely of non-associate directors who are each: (i) independent as defined under the NASDAQ listing standards, (ii) a non-associate director for purposes of Rule 16b-3 of the Exchange Act and (iii) an outside director for purposes of Section 162(m) of the Code.

With a keen sense of awareness of its fiduciary obligations, the compensation committee actively engages management and reviews data on (i) the relationship between the Company’s incentive compensation programs and the Company’s long-term strategic goals, (ii) the impact of any individual compensation changes on total compensation (including reviewing executive tally sheets) and (iii) the possibility that any particular program or arrangement could incentivize inappropriate risk-taking behaviors. The compensation committee believes that the Company’s compensation philosophy is appropriate and that the Company’s incentive compensation programs are important tools that allow all associates, including management, to successfully focus on matters critical to the Company’s long-term success.

The compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee recommended to the board of directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement on Schedule 14A and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Submitted by the Members of the Compensation Committee
Michael Sweeney (Chair) Richard D. Chapman William J. Post Paul H. Stebbins

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information with respect to compensation earned for the fiscal years ended December 31, 2014, and, if applicable, December 31, 2013 and December 31, 2012, respectively by each of our chief executive officer, our chief financial officer and our three other most highly compensated executive officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
James A. Hughes	2014	750,000	—		2,000,011		1,015,725	10,400	3,776,136
Chief Executive Officer	2013	750,000	—		2,000,015		928,125	12,132	3,690,272
	2012	556,154	425,000		10,035,012		739,770	11,423	11,767,359

Mark R. Widmar	2014	550,000	—		800,028		485,100	10,400	1,845,528
Chief Financial Officer and	2013	550,000	—		900,020		490,050	11,100	1,951,170
Accounting Officer	2012	519,038	—		7,019,568		550,000	10,832	8,099,438

Georges J. Antoun	2014	550,000	—		800,028		485,100	10,400	1,845,528
Chief Operating Officer	2013	550,000	—		1,500,025		462,825	11,580	2,524,430
	2012	264,423	300,000		5,049,215		235,000	8,305	5,856,943

Joseph G. Kishkill (5)	2014	400,000	—		610,052		274,400	10,400	1,294,852
Chief Commercial Officer	2013	115,385	100,000		5,230,008		86,486	15,284	5,547,163
	2012	—	—		—		—	—	—

Paul J. Kaleta (6)	2014	383,654	200,000	(7)	4,057,604	(8)	271,433	10,400	4,923,091
General Counsel	2013	—	—		—		—	—	—
	2012	—	—		—		—	—	—

(1)	Salary represents actual salary earned during each applicable year, and includes base salary and actual payments for accrued vacation and holidays.

(2)	The amounts reported in these columns reflect the aggregate grant date fair value of these awards computed in accordance with ASC Topic 718 excluding the effect of estimated forfeitures. The assumptions and methodologies used in the calculations of these amounts for 2014 are set forth in Note 18, “Share-Based Compensation,” to the Company’s audited financial statements for the fiscal year ended December 31, 2014 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (or, in the case of grants made prior to 2013, the corresponding footnote in the Company’s Form 10-K for the applicable year). Under generally accepted accounting principles, compensation expense with respect to stock awards granted to our executive officers is generally recognized over the vesting periods applicable to the awards. The Securities and Exchange Commission disclosure rules require that we present the stock award amounts in the applicable column of the table above using the grant date fair value of the awards granted during the corresponding year (regardless of the period over which the awards are scheduled to vest). For a discussion of specific stock awards granted during 2014, see also “Grants of Plan-Based Equity Awards” below and the narrative discussion that follows.

(3)	For a description of Non-Equity Incentive Plan Compensation, see “Compensation Discussion and Analysis — Components of 2014 Executive Compensation” and “Compensation Discussion and Analysis — 2014 Compensation Decisions — Cash Incentive Compensation.”

(4)	The components of All Other Compensation are provided in the table below for fiscal years 2014, 2013 and 2012.

Name	Year	Relocation Benefits ($)	401(k) Matching Contribution ($)	Other ($)	Total All Other Compensation ($)(9)
James A. Hughes	2014	—	10,400	—	10,400
	2013	—	10,200	—	12,132
	2012	—	10,000	—	11,423
Mark R. Widmar	2014	—	10,400	—	10,400
	2013	—	10,200	—	11,100
	2012	—	10,000	—	10,832
George J. Antoun	2014	—	10,400	—	10,400
	2013	—	10,200	—	11,580
	2012	—	7,615	—	8,305
Joseph G. Kishkill	2014	—	10,400	—	10,400
	2013	12,086	3,077	—	15,824
Paul J. Kaleta	2014	—	10,400	—	10,400

(5)	Mr. Kishkill’s employment commenced on September 9, 2013.

(6)	Mr. Kaleta’s employment commenced on March 3, 2014.

(7)	Represents a one-time taxable cash payment in connection with Mr. Kaleta’s commencement of employment to help offset relocation costs.

(8)	Mr. Kaleta received two grants in 2014 with a total grant value of $4,057,604, of which $3,357,600 was a multi-year performance grant (KSTEPP award) subject to the attainment of performance goals over a multi-year performance period (60,000 units at a share price of $55.96 granted on March 3, 2014). See “Compensation Discussion and Analysis — Equity-Based Compensation — KSTEPP” for a description of the terms of the award. The remaining $700,004 was awarded as a new hire grant of restricted stock units that vest ratably over four years, 25% per year (12,509 shares at a share price of $55.96 granted on March 3, 2014).

(9)	In 2012 and 2013, we voluntarily included in “Total All Other Compensation” figures amounts paid for insurance premiums relating to a group life insurance scheme sponsored by the Company. Because we provide benefits under this scheme to our named executives on generally the same basis as provided to all of our associates, disclosure of such amounts is not required by SEC rules. As of 2014, we have determined not to include these amounts. For Messrs. Hughes, Widmar, Antoun and Kishkill, “Total All Compensation” figures above still include such premiums paid in 2012 and 2013 as follows: Mr. Hughes, 2012, $1,423 and 2013, $1,932; Mr. Widmar, 2012, $832 and 2013, $900; Mr. Antoun, 2012, $690 and 2013, $1,380 ; and Mr. Kishkill, 2013, $121.

Grants of Plan-Based Equity Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our named executive officers during the year ended December 31, 2014. Unless otherwise noted in the table below, the restricted stock units granted in 2014 vest over four years at a rate of 25% per year, commencing on the first anniversary of the grant date. No stock options were granted in 2014. The minimum award (below threshold performance) under the cash and equity plan-based award programs was $0.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Market Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock Awards ($)(3)
	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James A. Hughes	RSU	3/5/14							34,394	58.15	2,000,011
	Annual Cash		543,750	1,087,500	2,175,000
Mark R. Widmar	RSU	3/5/14							13,758	58.15	800,028
	Annual Cash		247,500	495,000	990,000
Georges J. Antoun	RSU	3/5/14							13,758	58.15	800,028
	Annual Cash		247,500	495,000	990,000
Joseph G. Kishkill	RSU	3/5/14							10,491	58.15	610,052
	Annual Cash		140,000	280,000	560,000
Paul J. Kaleta	RSU	3/3/14							12,509	55.96	700,004
	PSU	3/3/14				60,000				55.96	3,357,600
	Annual Cash		166,250	332,500	665,000

(1)	For a description of Non-Equity Incentive Plan Compensation, see “Compensation Discussion and Analysis —Components of 2014 Executive Compensation” and “Compensation Discussion and Analysis — 2014 Compensation Decisions — Cash Incentive Compensation — Annual Bonus Program.”

(2)	This performance-based award does not provide for threshold or maximum payout levels. The award vests in two separate tranches, each contingent upon the achievement of a threshold performance goal and pre-established performance criteria within a defined performance period. For a description of this award see “Compensation Discussion and Analysis — Components of 2014 Executive Compensation” and “Compensation Discussion and Analysis — 2014 Compensation Decisions — Equity-Based Compensation —KSTEPP.”

(3)	The grant date fair value of the stock awards was determined in accordance with ASC Topic 718. The assumptions used in the calculation of these amounts are included in Note 18, “Share-Based Compensation” to the Company’s audited financial statements for the fiscal year ended December 31, 2014 included in the Company’s Annual Report on Form 10-K filed with the Commission on February 25, 2015.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to outstanding option and stock awards held by our named executive officers at December 31, 2014.

		Stock Awards(1)			Equity Incentive Plan Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
James A. Hughes	3/19/12	20,928		933,389
	3/13/13	55,762		2,486,985
	3/5/14	34,394		1,533,972
	5/7/12				500,000	(3)	22,300,000

Total		111,084		4,954,346	500,000		22,300,000
Mark R. Widmar	4/4/11	3,744		166,982
	4/4/12	28,923		1,289,966
	4/4/12	19,880	(4)	886,648
	3/13/13	25,093		1,119,148
	3/5/14	13,758		613,607
	5/7/12				265,000	(3)	11,819,000

Total		91,398		4,076,351	265,000		11,819,000
Georges J. Antoun	7/2/12	32,722		1,459,401
	3/13/13	41,822		1,865,261
	3/5/14	13,758		613,607
	7/2/12				265,000	(3)	11,819,000

Total		88,302		3,938,269	265,000		11,819,000
Joseph G. Kishkill	9/9/13	8,826		393,640
	3/5/14	10,491		467,899
	9/9/13				125,000	(3)	5,575,000

Total		19,317		861,539	125,000		5,575,000
Paul J. Kaleta	3/3/14	12,509		557,901
	3/3/14				60,000	(3)	2,676,000

Total		12,509		557,901	60,000		2,676,000

(1)	Unless otherwise noted, the restricted stock units vest 25% annually, subject to the named executive officer’s continued employment.

(2)	The market value was calculated using the closing market price on December 31, 2014 of $44.60.

(3)

This plan-based award vests in two separate tranches, each contingent upon the achievement of a threshold performance goal as well as pre-established performance criteria within a defined performance period. For a description of this award see “Compensation Discussion and Analysis — Components of 2014 Executive Compensation” and “Compensation Discussion and Analysis — 2014 Compensation Decisions — Equity-Based Compensation — KSTEPP.” The awards became eligible to vest beginning on December 31, 2014; however the performance criteria have not been certified as attained and the awards remain outstanding. The amounts shown above assume full vesting of the KSTEPP awards as of December 31, 2014. These amounts are not necessarily indicative of actual payouts for the KSTEPP awards, which are not now known but will ultimately be determined based on our certification of performance through the entire performance period (and actual payout may range from $0 to the maximum payout).

(4)	The restricted stock units for this grant vest 40% on the first anniversary of the grant date, and ratably for the remaining 3 years at 20%.

Stock Vested

The following table provides information, on an aggregate basis, about stock awards that vested during the fiscal year ended December 31, 2014 for each of the named executive officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
James A. Hughes	29,052	1,711,923
Mark R. Widmar	36,511	2,405,935
Georges J. Antoun	30,303	1,882,095
Joseph G. Kishkill	2,942	208,573
Paul J. Kaleta	—	—

(1)	For a description of vesting of restricted stock units see “Compensation Discussion and Analysis — Components of 2014 Executive Compensation” and “Compensation Discussion and Analysis — 2014 Compensation Decisions — Equity-Based Compensation.”

Pensions and Nonqualified Deferred Compensation

We do not currently provide our named executive officers with pension benefits (other than a tax-qualified 401(k) plan benefit) or other nonqualified deferred compensation arrangements that could be characterized as nonqualified deferred compensation arrangements under Section 409A of the Code.

Employment Agreements and Arrangements

Although some of our employment agreements include specific provisions subjecting only certain payments thereunder to clawback to the extent required by law, as a result of the Company’s adoption of a broadly applicable clawback policy, certain payments to our executives under each of the agreements below are subject to clawback to the extent required by applicable law.

James A. Hughes

Effective as of May 3, 2012, we entered into an amended and restated employment agreement with Mr. James A. Hughes in light of our appointment of Mr. Hughes as our chief executive officer. Under the terms of his employment agreement, during 2014 Mr. Hughes was entitled to an annual base salary as described under “2014 Compensation Decisions — Base Salary,” the opportunity to participate in the Company’s annual bonus program with a target annual bonus of 125% (which was subsequently increased to 145% and is subject to such clawbacks as may be required by law), as described under “Compensation Discussion and Analysis — 2014 Compensation Decisions — Cash Incentive Compensation,” other senior level incentive programs (subject to such clawbacks as may be required by law), standard employee benefits and four weeks of vacation.

Our employment agreement with Mr. Hughes provides that, in the event Mr. Hughes’ employment is terminated by us without “cause” or by Mr. Hughes for “good reason,” Mr. Hughes is eligible to receive the following: (i) severance equal to two years of his annual base salary, payable over the 24 months following termination, (ii) continued medical benefits until the earlier of two years following termination or his coverage under the medical benefit plan of another employer and (iii) an additional one year of service credit for purposes of determining vesting of time-based equity compensation awards. The additional vesting credit described in (iii) above also applies if Mr. Hughes’ employment terminates due to his death or disability. In the event of termination of Mr. Hughes’ employment for any reason, he is entitled to payment of his earned and unused (and unforfeited) vacation. The severance benefits described in clause (i) above are conditioned upon Mr. Hughes timely delivering a valid and irrevocable release of claims in favor of the Company.

Mr. Hughes is also subject to a separate confidentiality and intellectual property agreement and a separate non-competition and non-solicitation agreement, the latter of which provides that Mr. Hughes will not compete with the Company or solicit Company associates during the two-year period after termination of his employment for any reason (the period after the respective termination date of an employee by the Company, such employee’s “Restricted Period”).

Mr. Hughes has also entered into a separate CIC Agreement with the Company, the terms of which are described in “Potential Payments Upon Termination or Change in Control — Potential Payments upon a Change in Control — Change in Control Severance Agreements.”

Mark R. Widmar

Effective as of April 4, 2011, we entered into an employment agreement with Mr. Mark R. Widmar, our chief financial officer. In February 2012 he also assumed the role of chief accounting officer. Under the terms of his employment agreement, during 2014 Mr. Widmar was entitled to an annual base salary as described under “Compensation Discussion and Analysis — 2014 Compensation Decisions — Base Salary,” the opportunity to participate in the Company’s annual bonus program with a target annual bonus of 90% (which is subject to such clawbacks as may be required by law), as described under “Compensation Discussion and Analysis — 2014 Compensation Decisions — Cash Incentive Compensation,” other senior level incentive programs (subject to such clawbacks as may be required by law), standard employee benefits and four weeks of vacation.

Our employment agreement with Mr. Widmar provides that, in the event Mr. Widmar’s employment is terminated by us without “cause,” Mr. Widmar is eligible to receive the following: (i) severance equal to one year of his annual base salary, payable over the 12 months following termination, (ii) continued medical benefits until the earlier of one year following termination or his coverage under the medical benefit plan of another employer and (iii) an additional one year of service credit for purposes of determining vesting of time-based equity compensation awards. The additional vesting described in (iii) above also applies if Mr. Widmar’s employment terminates due to his death or disability. In the event of termination of Mr. Widmar’s employment for any reason, he is entitled to payment of his earned and unused (and unforfeited) vacation. The severance benefits described in clause (i) above are conditioned upon Mr. Widmar timely delivering a valid and irrevocable release of claims in favor of the Company.

Mr. Widmar is also subject to a separate confidentiality and intellectual property agreement and a separate non-competition and non-solicitation agreement, the latter of which provides that Mr. Widmar will not compete with the Company or solicit Company associates during a one-year Restricted Period.

Mr. Widmar has also entered into a separate CIC Agreement with the Company, the terms of which are described in “Potential Payments Upon Termination or Change in Control — Potential Payments upon a Change in Control — Change in Control Severance Agreements.”

Georges J. Antoun

Effective as of July 1, 2012, we entered into an employment agreement with Mr. Georges J. Antoun to serve as our chief operating officer. Under the terms of his employment agreement, during 2014 Mr. Antoun was entitled to an annual base salary as described under “Compensation Discussion and Analysis — 2014 Compensation Decisions — Base Salary,” the opportunity to participate in the Company’s annual bonus program with a target annual bonus of 85% (which was subsequently increased to 90% and is subject to such clawbacks as may be required by law), as described under “Compensation Discussion and Analysis — 2014 Compensation Decisions — Cash Incentive Compensation,” other senior level incentive programs (subject to such clawbacks as may be required by law), standard employee benefits and four weeks of vacation.

Our employment agreement with Mr. Antoun provides that, in the event Mr. Antoun’s employment is terminated by us without “cause” or by Mr. Antoun for “good reason,” Mr. Antoun is eligible to receive the following: (i) severance equal to one year of his annual base salary, payable over the 12 months following termination, (ii) continued medical benefits until the earlier of one year following termination or his coverage under the medical benefit plan of another employer and (iii) an additional one year of service credit for purposes of determining vesting of time-based equity compensation awards. The additional vesting described in (iii) above also applies if Mr. Antoun’s employment terminates due to his death or disability. In the event of termination of Mr. Antoun’s employment for any reason, he is entitled to payment of his earned and unused (and unforfeited) vacation. The severance benefits described in clause (i) above are conditioned upon Mr. Antoun timely delivering a valid and irrevocable release of claims in favor of the Company.

Mr. Antoun is also subject to a separate confidentiality and intellectual property agreement and a separate non-competition and non-solicitation agreement, the latter of which provides that Mr. Antoun will not compete with the Company or solicit Company associates during a one-year Restricted Period.

Mr. Antoun has also entered into a separate CIC Agreement with the Company, the terms of which are described in “Potential Payments Upon Termination or Change in Control — Potential Payments upon a Change in Control — Change in Control Severance Agreements.”

Joseph G. Kishkill

Effective as of September 9, 2013, we entered into an employment agreement with Mr. Joseph G. Kishkill to serve as our chief commercial officer. Under the terms of his employment agreement, during 2014 Mr. Kishkill was entitled to an annual base salary as described under “Compensation Discussion and Analysis — 2014 Compensation Decisions — Base Salary,” the opportunity to participate in the Company’s annual bonus program with a target annual bonus of 70% (subject to such clawbacks as may be required by law), as described under “Compensation Discussion and Analysis — 2014 Compensation Decisions — Cash Incentive Compensation,” other senior level incentive programs (subject to such clawbacks as may be required by law), standard employee benefits and four weeks of vacation.

Our employment agreement with Mr. Kishkill provides that, in the event Mr. Kishkill’s employment is terminated by us without “cause” Mr. Kishkill is eligible to receive the following: (i) severance equal to one year of his annual base salary, payable over the 12 months following termination, (ii) continued medical benefits until the earlier of one year following termination or his coverage under the medical benefit plan of another employer and (iii) an additional one year of service credit for purposes of determining vesting of time-based equity compensation awards. The additional vesting described in (iii) above also applies if Mr. Kishkill’s employment terminates due to his death or disability. In the event of termination of Mr. Kishkill’s employment for any reason, he is entitled to payment of his earned and unused (and unforfeited) vacation. The severance and accelerated vesting benefits described in clauses (i) and, in the case of termination without “cause,” (iii) above are conditioned upon Mr. Kishkill timely delivering a valid and irrevocable release of claims in favor of the Company.

Mr. Kishkill is also subject to a separate confidentiality and intellectual property agreement and a separate non-competition and non-solicitation agreement, the latter of which provides that Mr. Kishkill will not compete with the Company or solicit Company associates during a one-year Restricted Period.

Mr. Kishkill has also entered into a separate CIC Agreement with the Company, the terms of which are described in “Potential Payments Upon Termination or Change in Control — Potential Payments upon a Change in Control — Change in Control Severance Agreements.”

Paul J. Kaleta

Effective as of March 3, 2014, we entered into an employment agreement with Mr. Paul J. Kaleta to serve as our general counsel. Under the terms of his employment agreement, during 2014 Mr. Kaleta was entitled to an annual base salary as described under “Compensation Discussion and Analysis — 2014 Compensation Decisions — Base Salary,” the opportunity to participate in the Company’s annual bonus program with a target annual bonus of 70% (subject to such clawbacks as may be required by law), as described under “Compensation Discussion and

Analysis — 2014 Compensation Decisions — Cash Incentive Compensation,” other senior level incentive programs (subject to such clawbacks as may be required by law), standard employee benefits and four weeks of vacation. The Company also provided Mr. Kaleta with the following additional compensation: (i) a one-time taxable cash sign-on bonus of $200,000 (to partially offset the relocation costs he would incur to join the Company, and subject to recoupment in the event that Mr. Kaleta resigned or was terminated for “cause” on or before March 3, 2015) and (ii) a one-time sign-on / new hire equity award of restricted stock units having an aggregate market value on the date of grant of $700,000, which vests ratably over four years in equal installments, commencing on the first anniversary of the date of grant. In addition, Mr. Kaleta was granted 60,000 KSTEPP units.

Our employment agreement with Mr. Kaleta provides that, in the event Mr. Kaleta’s employment is terminated by us without “cause” Mr. Kaleta is eligible to receive the following: (i) severance equal to one year of his annual base salary, payable over the 12 months following termination, (ii) continued medical benefits until the earlier of one year following termination or his coverage under the medical benefit plan of another employer and (iii) an additional one year of service credit for purposes of determining vesting of time-based equity compensation awards. The additional vesting described in (iii) above also applies if Mr. Kaleta’s employment terminates due to his death or disability. In the event of termination of Mr. Kaleta’s employment for any reason, he is entitled to payment of his earned and unused (and unforfeited) vacation. The severance and accelerated vesting benefits described in clauses (i) and, in the case of termination without “cause,” (iii) above are conditioned upon Mr. Kaleta’s timely delivering a valid and irrevocable release of claims in favor of the Company.

Mr. Kaleta is also subject to a separate confidentiality and intellectual property agreement and a separate non-competition and non-solicitation agreement, the latter of which provides that Mr. Kaleta will not compete with the Company or solicit Company associates during a one-year Restricted Period.

Mr. Kaleta has also entered into a separate CIC Agreement with the Company, the terms of which are described in “Potential Payments Upon Termination or Change in Control — Potential Payments upon a Change in Control — Change in Control Severance Agreements.”

Potential Payments Upon Termination or Change in Control

Potential Payments Upon Termination of Employment (Other Than in the Context of a Change in Control)

The table below reflects the estimated amount of compensation payable to each of the named executive officers in the event of termination of such executive’s employment as of December 31, 2014. The amount of compensation payable to each named executive officer upon involuntary termination without “cause” (or, for Messrs. Hughes and Antoun, a resignation for “good reason”) and termination due to disability or death of the executive, in each case, other than in connection with a change in control, is shown below. The amounts shown assume that such termination was effective as of December 31, 2014, and thus include amounts earned through such time and are estimates of the amounts that would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of the executive’s separation from the Company. As noted above, KSTEPP awards may remain outstanding and eligible to vest upon achievement of the performance criteria following a qualifying termination (i.e., due to disability, death of the executive, involuntary termination without “cause” or “retirement”); however, any payout to terminated participants would be pro-rated, taking into account the portion of the performance period during which such executive was employed. See “Compensation Discussion and Analysis — 2014 Compensation Decisions — Equity-Based Compensation — KSTEPP.” Because it is not possible at this time to estimate whether such awards will vest (in full or part), for the purposes of this table, the awards are assumed to vest in full on December 31, 2014. Moreover, because the SEC rules require us to assume that the named executive officers were terminated on such date, no proration has been applied to such assumed payouts. These amounts are not necessarily indicative of actual payouts for the KSTEPP awards, which are not now known but will ultimately be determined based on our certification of performance through the entire performance period (and actual payout may range from $0 to the maximum payout). Unless noted below, for purposes of the calculations below, we have used a share value of $44.60 per share, which was the closing price of our common stock on December 31, 2014, the last trading day in 2014. None of the named executive officers are entitled to compensation upon a termination for “cause” (except for the value of any earned and unused (and unforfeited) vacation).

For descriptions relating to these payments and benefits, including any release, non-competition, non-solicitation or similar requirements, see “Employment Agreements and Arrangements.” The amounts do not include amounts payable pursuant to the Company’s contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation, in favor of executive officers of the Company and that are available generally to all salaried associates, including payment of accrued rights such as payment for accrued and unpaid vacation.

Name	Involuntary Not for Cause Termination ($)(1)		Termination Due to Death or Disability ($)
James A. Hughes
Cash Severance	1,500,000	(2)	1,087,500	(5)
Health Coverage	23,620	(3)	—
Equity Treatment	23,979,190	(4)	23,979,190	(4)

Total	25,502,810		25,066,690
Mark R. Widmar
Cash Severance	550,000	(2)	495,000	(5)
Health Coverage	18,595	(3)	—
Equity Treatment	13,600,815	(4)	13,600,815	(4)

Total	14,169,410		14,095,815
Georges J. Antoun
Cash Severance	550,000	(2)	495,000	(5)
Health Coverage	17,364	(3)	—
Equity Treatment	13,323,893	(4)	13,323,893	(4)

Total	13,891,257		13,818,893
Joseph G. Kishkill
Cash Severance	400,000	(2)	280,000	(5)
Health Coverage	16,049	(3)	—
Equity Treatment	5,823,199	(4)	5,823,199	(4)

Total	6,239,248		6,103,199
Paul J. Kaleta
Cash Severance	475,000	(2)	332,500	(5)
Health Coverage	—	(3)	—
Equity Treatment	2,815,509	(4)	2,815,509	(4)

Total	3,290,509		3,148,009

(1)	For Messrs. Hughes and Antoun, amounts reflected in these columns would also be payable upon a resignation for “good reason.”

(2)	Estimates based on aggregate payments made over the severance period, which period for Mr. Hughes is 24 months and for all other executives is 12 months.

(3)	Represents maximum aggregate value of continued health benefit coverage based on 2015 costs for this benefit, to be provided over the health benefit continuation period, which is 24 months for Mr. Hughes and 12 months for all other named executive officers. Mr. Kaleta received health coverage under a plan other than the Company-provided health coverage and waived this benefit.

(4)

Amounts are estimates, based on the aggregate value of 12 months’ acceleration of the vesting of equity-based awards outstanding on December 31, 2014, as provided under the terms of each named executive officer’s employment agreement. As noted above, for the purposes of this calculation, KSTEPP awards are assumed to have vested in full on December 31, 2014. The amounts shown for the KSTEPP awards are not necessarily indicative of actual payouts, which are not now known but will ultimately be determined based on our certification of performance through the entire performance period (and actual payout may range from $0 to the maximum payout). KSTEPP awards may remain outstanding and eligible to vest upon achievement of the performance criteria following a qualifying termination (i.e., due to disability, death of the executive, involuntary termination without “cause” or “retirement”); however, any payout to terminated participants would be prorated, taking into account the portion of the performance period during which the executive was employed. See “Compensation Discussion and Analysis — 2014 Compensation Decisions — Equity-Based Compensation — KSTEPP.”

(5)	Our 2014 annual cash incentive compensation plan requires that all associates be employed on the bonus payout date with the following exceptions: retirement, death and long-term disability. These exceptions allow eligibility for a pro-rated award based on days of service completed during the performance year. Calculation is shown as target payout of 1X assuming employment through the bonus payout date.

Potential Payments Upon a Change in Control

KSTEPP

In the event of a change of control (as defined below) that occurs during the performance period for our KSTEPP awards granted under the 2010 Omnibus Plan, 25% of the then-unvested portion of each award will accelerate and become vested without regard to achievement of the performance goal as of such time, in order to allow our executives to share in the gains that would, at such time, be realized by our stockholders. The 25% vesting provision supersedes the change of control provisions in the CIC Agreements between the Company and the named executive officers (described below). For more detail about our KSTEPP program, see “Compensation Discussion and Analysis — 2014 Compensation Decisions — Equity-Based Compensation — KSTEPP.”

In addition, the compensation committee has discretion to further accelerate the vesting of the KSTEPP awards in connection with a change of control, including to amend an award to increase the vested percentage payable upon the occurrence of a change of control, which discretion is expected to be exercised based on the Company’s actual performance relative to the vesting conditions. Periodically (and at any time when a change of control is anticipated), the compensation committee will review the Company’s progress towards achievement of either the partial or the full vesting condition and evaluate whether it is appropriate to amend the award (or, if a change of control is expected, to exercise its discretion) to provide accelerated vesting of a higher portion of the award, effective in all cases only upon an actual change of control.

The term “change of control” in the 2010 Omnibus Plan is defined generally as the occurrence of any of the following events:

•	during any period of 24 consecutive months, a change in the composition of a majority of our board of directors that is not supported by a majority of the incumbent board of directors;

•

the consummation of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of the total gross fair market value (determined without regard to liabilities) of our assets, subject to certain exceptions for transactions that would not constitute a change in control;

•	the approval by our stockholders of a plan of our complete liquidation or dissolution; or

•

an acquisition by any individual, entity or group of beneficial ownership of a percentage of the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors that is equal to or greater than the greater of (a) 20% or (b) the percentage of the combined voting power of the outstanding voting securities owned by certain specified stockholders, with exceptions for certain acquisitions.

Change in Control Severance Agreements

The Company has entered into CIC Agreements with its executive officers and certain senior management, including each of its named executive officers. As of July 2013, our compensation committee determined that such CIC Agreements will no longer provide for full vesting of unvested time-vested equity-based compensation upon a change in control of the Company and will instead provide for vesting of such equity-based compensation only upon a termination without “cause” or resignation for “good reason” within two years following a change in control of the Company. Consistent with the decision, pursuant to the CIC Agreement entered into with Messrs. Kishkill and Kaleta, if a change in control occurs (substantially as defined in the 2010 Omnibus Plan, except that a change in control will only be deemed to have occurred if such change in control constitutes a change in the ownership or effective control of the Company or a change in the ownership or a substantial portion of the assets of the Company within the meaning of Section 409A of the Code), Messrs. Kishkill and Kaleta will only become entitled to accelerated vesting of all equity-based, long-term incentive awards (other than awards which by their express terms do not accelerate under the CIC Agreements) upon termination without “cause” or resignation for “good reason” within two years following a change in control of the Company. Under the legacy CIC Agreements with Messrs. Hughes, Widmar and Antoun, if a change in control occurs (substantially as defined in the 2010 Omnibus Plan, except that, pursuant to an August 2013 amendment to such CIC Agreements, a change in control will only be deemed to have occurred if such change in control constitutes a change in the ownership or effective control of the Company or a change in the ownership or a substantial portion of the assets of the Company within the meaning of Section 409A of the Code), the executive would become immediately entitled to accelerated vesting of all equity-based, long-term incentive awards (other than awards which by their express terms do not accelerate under the CIC Agreements).

Named executive officers who are party to a CIC Agreement will also be entitled to severance payments and benefits if, in the case of each named executive officer other than Messrs. Kishkill and Kaleta, the executive’s employment with the Company is terminated in anticipation of a change in control or if, with respect to each named executive officer, during the two-year period after a change in control, the executive’s employment is terminated without “cause” or the executive resigns for “good reason” (which includes material changes in an executive’s duties, responsibilities or reporting relationships, failure to provide equivalent compensation and benefits and being required to relocate 50 or more miles) (such termination, a “qualifying termination”). If terminated or separated from the Company under those circumstances, the executive would be entitled to the following additional benefits under the CIC Agreement:

•	a lump-sum cash severance payment equal to two times the sum of (i) the executive’s annual base salary (without regard to any reduction giving rise to “good reason”) and (ii) the greater of -

•	the executive’s target annual bonus for the year of termination; or

•

the average of the annual cash bonuses payable to the executive in respect of the three full calendar years immediately preceding the calendar year that includes the termination date or, if the executive has not been employed for three full calendar years preceding the calendar year that includes the termination date, the average of the annual cash bonuses payable to the executive for the number of full calendar years prior to the termination date that he or she has been employed;

•	a pro-rated target annual bonus;

•	the continuation of, or reimbursement for, medical and dental benefits for 18 months after termination of employment; and

•	reimbursement for the cost of executive-level outplacement services (subject to a $20,000 limit).

Pursuant to Messrs. Kishkill and Kaleta’s CIC Agreements as well as the August 2013 amendment to the legacy CIC Agreements, the lump-sum cash severance payment and the 18-month medical and dental reimbursement period will be reduced by the severance payments payable and the period of time in which each executive receives benefits following termination, as applicable, pursuant to each executive’s employment agreement.

To obtain severance benefits under a CIC Agreement, an executive must first execute a separation agreement with the Company that includes a waiver and release of any and all claims against the Company. For terminations other than a qualifying termination following a change in control, the executive is entitled to accrued rights only.

As a result of our compensation committee’s decision in 2011 to no longer provide any newly hired executives with 280G tax gross up payments, we no longer have any legacy employment agreements with our named executive officers that allow for 280G tax gross up payments.

The table below shows the amounts that would be payable to each of the named executive officers who is party to a CIC Agreement in the event of a qualifying termination following a change in control, if a change in control and the qualifying termination had occurred on December 31, 2014, using a share value of $44.60 per share, which was the closing price of our common stock on December 31, 2014, the last trading day in 2014.

The amounts do not include amounts payable pursuant to the Company’s contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation, in favor of executive officers of the Company and that are available generally to all salaried associates, including payment of accrued rights such as payment for accrued and unpaid vacation.

Name	Cash Severance Payment Amount ($)(1)	Value of Accelerated Equity Awards ($)(2)	Estimated Value of Medical and Welfare Benefits ($)(3)	Estimated Value of Outplacement Assistance ($)(4)	Total ($)
James A. Hughes	4,762,500	10,529,369	17,715	20,000	15,329,584
Mark R. Widmar	2,635,050	7,031,079	27,892	20,000	9,714,021
Georges J. Antoun	2,585,000	6,892,997	26,046	20,000	9,524,043
Joseph G. Kishkill	1,640,000	2,255,288	24,074	20,000	3,939,362
Paul J. Kaleta	1,947,500	1,226,901	—	20,000	3,194,401

(1)	The Company will pay the executive an amount equal to two times the sum of (a) the executive’s annual base salary (without regard to any reduction giving rise to “good reason”) and (b) the greater of (i) the annual bonus or (ii) the average annual cash bonuses payable to the executive in respect of the three calendar years immediately preceding the calendar year that includes the termination date, or if the executive has not been employed for three full calendar years preceding the calendar year that includes the termination date, the average of the annual cash bonuses payable to the executive for the number of full calendar years prior to the termination date that he/she has been employed. In addition, the Company will pay the executive a prorated bonus based on the number of days the Executive was employed by the Company in the fiscal year containing the termination date.

(2)	All time-based equity awards for Messrs. Hughes, Widmar and Antoun vest upon a change in control. The vesting of all time-based equity awards for Messrs. Kishkill and Kaleta is a “double-trigger” benefit; the time-based equity awards vest upon a termination without “cause” or for resignation for “good reason” within two years following a change in control (without regard to any qualifying termination) of the Company. The KSTEPP performance grant would vest at 25% upon a change in control assumed to occur on December 31, 2014 with additional vesting subject to Compensation Committee discretion. Because the compensation committee has not applied discretion to date, KSTEPP vesting is reflected at 25%. For information about full vesting of the KSTEPP awards upon termination, see “Potential Payments Upon Termination of Employment (Other Than in the Context of a Change in Control).”

(3)	Estimated value of 18 months continued health benefits based on 2015 costs for these benefits. Mr. Kaleta received health coverage under a plan other than the Company provided health coverage and waived this benefit.

(4)	Assumes a maximum payment of $20,000 which may be made for outplacement assistance.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Upon the recommendation of the nominating and governance committee of the board of directors, the board of directors has nominated for election at the annual meeting the following slate of eleven nominees. Information about these nominees is provided above under the heading “Directors.” Each of the nominees is currently serving as a director of the Company. The persons appointed in the enclosed proxy intend to vote such proxy for the election of each of the eleven nominees named below, unless the stockholder indicates on the proxy that the vote should be withheld from any or all of the nominees. The Company expects each nominee for election as a director at the annual meeting to be able to accept such nomination. If any nominee is unable to accept the nomination, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless you have withheld authority.

Nominees

The Board of Directors has nominated for election to the Board of Directors the following eleven nominees:

Michael J. Ahearn

Sharon L. Allen

Richard D. Chapman

George A. Hambro

James A. Hughes

Craig Kennedy

James F. Nolan

William J. Post

J. Thomas Presby

Paul H. Stebbins

Michael Sweeney

Required Vote

The affirmative vote of a plurality of the votes cast is required to elect the eleven nominees as directors, meaning that the eleven nominees will be elected if they receive more affirmative votes than any other person. You many not accumulate your votes for the election of directors. Any director who is elected in an uncontested election by a plurality by receives a greater number of votes “withheld” from his or her election than votes “for” his or her election shall be subject to the majority vote policy described under “Directors — Majority Vote Policy.”

Unless marked to the contrary, proxies received will be voted “FOR” these nominees.

Recommendation

Our board of directors recommends a vote “FOR” the election to the board of directors of each of the foregoing nominees.

PROPOSAL NO. 2:

RATIFICATION OF THE APPOINTMENT OF

PRICEWATERHOUSECOOPERS LLP

The audit committee of the board of directors has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2015. During fiscal years 2012, 2013 and 2014, PricewaterhouseCoopers LLP served as our independent registered public accounting firm and also provided certain tax and other audit-related services. See “Principal Accountant Fees and Services.” Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Required Vote

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2015 requires the affirmative vote of holders of a majority of the stock represented and voting on such question.

Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of PricewaterhouseCoopers LLP.

Recommendation

Our board of directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2015.

PROPOSAL NO. 3

APPROVAL OF THE FIRST SOLAR, INC.

2015 OMNIBUS INCENTIVE COMPENSATION PLAN

General

The board of directors has adopted, subject to stockholder approval, the First Solar, Inc. 2015 Omnibus Incentive Compensation Plan (the “2015 Omnibus Plan”). The board of directors has adopted the Omnibus Plan in order to update the First Solar, Inc. 2010 Omnibus Incentive Compensation Plan (the “2010 Omnibus Plan”), among other reasons, to comply with the requirements under Section 162(m) of the Code regarding stockholder approval of the performance criteria that may apply to performance compensation awards, as well as to reflect current compensation and governance trends and pay practices and conform to recent changes in law. The purpose of the 2015 Omnibus Plan is to promote the interests of the Company and its stockholders by (i) attracting and retaining exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) of the Company and its affiliates and (ii) enabling such individuals to participate in the long-term growth and financial success of the Company. The 2015 Omnibus Plan is intended to replace the 2010 Omnibus Plan, which replaced the 2006 Omnibus Incentive Compensation Plan (the “2006 Omnibus Plan”), which was adopted prior to our initial public offering. If approved by stockholders, the 2006 Omnibus Plan and 2010 Omnibus Plan share reserves, respectively, will be transferred to the 2015 Omnibus Plan and any forfeitures under the 2006 Omnibus Plan and 2010 Omnibus Plan will become available for grant under the 2015 Omnibus Plan. Notwithstanding the foregoing, through the effective date of the 2015 Omnibus Plan (or, through the expiration date of the 2010 Omnibus Plan, in the event the 2015 Omnibus Plan is not approved), (i) the 2010 Omnibus Plan shall remain in effect pursuant to its terms and (ii) any awards granted under the 2006 Omnibus Plan and 2010 Omnibus Plan shall remain in effect pursuant to their respective terms.

The 2010 Omnibus Plan is currently the sole plan for providing equity incentive compensation to eligible associates and non-associate directors. As noted above, the Company believes that equity-based awards are an important part of its overall compensation program, and wants to ensure that there is a sufficient number of shares available to adequately incentivize its associates, directors and consultants. The Company anticipates that it could exhaust the shares available under the 2010 Omnibus Plan within the next year. On December 31, 2014, the 2010 Omnibus Plan had 3,383,172 shares of common stock available for issuance. On March 5, 2015, the Company made a grant of restricted stock units to our executives and many of our associates with respect to 410,180 shares of common stock, after which, the plan balance was 3,008,669. The board of directors is requesting that stockholders approve the 2015 Omnibus Plan to increase the maximum number of shares of stock for which awards may be granted by 1,800,000 shares. If this proposal is approved, the total number of shares of common stock that may be delivered pursuant to awards granted under the 2015 Omnibus Plan will be (A) 1,800,000 plus (B) any shares that remain available under the 2010 Omnibus Plan as of the date of approval. We currently estimate that this increase in shares will allow the 2015 Omnibus Plan to operate for approximately the next three to five years. Stockholder approval of the Plan is intended to, among other things, comply with the rules and regulations of the NASDAQ and permit certain awards, as discussed below, to qualify for deductibility under Section 162(m) of the Code.

Equity is a significant component of total compensation for our associates (and the largest component of our executives’ compensation) and the board of directors continues to believe that it should remain so because it is in the best interests of stockholders. Equity awards granted under the plan (i) induce talented associates to join our Company, (ii) help us retain those talented associates who are critical to our operation, (iii) align associate and stockholder interests, and (iv) directly link compensation with Company performance.

Comparison of 2015 Omnibus Plan to 2010 Omnibus Plan

The 2015 Omnibus Plan differs from the 2010 Omnibus Plan primarily in that the 2015 Omnibus Plan:

i.	alters the definition of “Change of Control” to increase the percentage threshold for triggering a change of control from 20% to 30% and to better reflect the current ownership of our most significant stockholders,

ii.

alters the number of, and manner in which we calculate, the 2015 Omnibus Plan share reserve (A) to eliminate recycling of shares surrendered or tendered to satisfy exercise price payments or applicable tax withholding with respect to options and stock appreciation rights (“SARs”) and (B) to count each share in respect of which a stock-settled SAR was exercised against the maximum aggregate limit of shares that may be awarded under the 2015 Omnibus Plan, regardless of the number of shares actually delivered upon settlement of such stock-settled SAR,

iii.	reflects changes (actual or anticipated in the near future) in the law (such as clawback provisions that would satisfy Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as codified in Section 10D of the Exchange Act, (“Section 954”) and Section 304 of the Sarbanes-Oxley Act of 2002 (“Section 304”),

iv.	clarifies that, to satisfy the exercise price due upon a participant’s exercise of a vested option under the 2015 Omnibus Plan, the Company may withhold from the shares otherwise deliverable to such participant a number of shares with an equivalent fair market value to such exercise price,

v.	clarifies that for any awards under the 2015 Omnibus Plan that are subject to vesting based on the achievement of performance goals (or any performance compensation awards as described below) and for which the Committee (as defined below) has provided for the payment of dividends or dividend equivalents, participants would not be entitled to payment of such dividends or dividend equivalents unless and to the extent that such performance goals are achieved or otherwise deemed to be satisfied and

vi.	responds to other compensation and governance trends.

Dilution

Our capital structure consisted of 100,348,869 shares of outstanding common stock as of March 6, 2015. The table below presents our potential overhang levels based on our fully-diluted common stock outstanding, as shown above, and our request for 1,800,000 additional shares to be available for awards pursuant to the 2015 Omnibus Plan.

Potential overhang with 1,800,000 additional shares:
Equity awards outstanding as of March 6, 2014		4,635,052
Grants under the 2006 Omnibus Plan	10,000
Grants under the 2010 Omnibus Plan	4,625,052
Shares available for grant under the 2010 Omnibus Plan		3,008,669
Additional requested shares		1,800,000
Total Potential Dilution, or Overhang		9,443,721
Potential Dilution as a Percentage of Fully-Diluted Common Stock Outstanding		9.29%

As of March 6, 2015, a total of 3,008,669 shares of common stock were available for issuance under the 2010 Omnibus Plan. Our burn rate for each of the last three years (the “Burn Rate”), which is the percentage of common stock underlying equity awards granted in one year (as measured from January 1 of each of 2014, 2013 and 2012 until December 31 of each such year), is 0.60%, 2.21% and 5.24% and the average burn rate over the last three years is 2.68%. We expect that, if the 2015 Omnibus Plan is not approved, the common shares that are currently available under the 2010 Omnibus Plan could be exhausted within one to two years. This would have a detrimental effect on our ability to attract, retain and motivate officers, employees, directors and consultants. We estimate that the 2015 Omnibus Plan share reserve (1,800,000 shares) together with the transferred reserve from the 2006 and 2010 Omnibus Plans will be sufficient for approximately three to five years’ worth of grants. Our board of directors believes that the potential dilution from equity issuances to be made under the 2015 Omnibus Plan is reasonable. Approval of the 2015 Omnibus Plan is important in that it allows us to continue awarding equity incentives, which are an important component of our overall compensation program.

Summary of the Plan

The following is a summary of the principal features of the 2015 Omnibus Plan. This description is qualified in its entirety by the terms of the 2015 Omnibus Plan, a copy of which is attached to this Proxy Statement as Appendix A and is incorporated by reference herein.

Types of Awards.    The 2015 Omnibus Plan would provide for the grant of options intended to qualify as incentive stock options under Section 422 of the Code (“ISOs”), nonqualified stock options (“NSOs”), SARs, restricted share awards, restricted stock units (“RSUs”), performance units, cash incentive awards, performance compensation awards and other equity-based and equity-related awards. Awards may be granted in tandem with other awards.

Plan Administration.    The 2015 Omnibus Plan would be administered by the Compensation Committee of our board of directors or such other committee as our board of directors designates to administer the 2015 Omnibus Plan (the “Committee”). Subject to the terms of the 2015 Omnibus Plan and applicable law, the Committee would have sole and plenary authority to administer the 2015 Omnibus Plan, including, but not limited to, the authority to (i) designate plan participants, (ii) determine the type or types of awards to be granted to a participant, (iii) determine the number of shares of our common stock or dollar value to be covered by awards, or which payments, rights or other matters are to be calculated in connection with, awards, (iv) determine the terms and conditions of awards (provided, however, that the exercise price of any ISOs, NSOs and SARs will be determined as specified in the 2015 Omnibus Plan, as described below), (v) determine the vesting schedules of awards and, if certain performance criteria were required to be attained in order for an award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (vi) determine whether, to what extent and under what circumstances awards may be settled or exercised in cash, stock, other securities, other awards or other property, or canceled, forfeited or suspended and the method or methods by which awards may be settled, exercised, canceled, forfeited or suspended, (vii) determine whether, to what extent and under what circumstances cash, shares, other securities, other awards, other property and other amounts payable with respect to an award shall be deferred either automatically or at the election of the holder thereof or of the Committee, (viii) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the 2015 Omnibus Plan, (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it should deem appropriate for the proper administration of the 2015 Omnibus Plan, (x) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, awards, (xi) amend an outstanding award or grant a replacement award for an award previously granted under the 2015 Omnibus Plan if, in its sole discretion, the Committee determines that (A) the tax consequences of such award to the Company or the participant differ from those consequences that were expected to occur on the date the award was granted or (B) clarifications or interpretations of, or changes to, tax law or regulations permit awards to be granted that have more favorable tax consequences than initially anticipated and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the 2015 Omnibus Plan.

Shares Available for Awards.    Subject to adjustment for changes in capitalization and similar events, the aggregate number of shares that would be available to be delivered pursuant to awards granted under the 2015 Omnibus Plan would be equal to (i) 1,800,000 plus (ii) any shares that remain or otherwise become available under the terms of the 2006 Omnibus Plan and the 2010 Omnibus Plan (including as a result of forfeiture, expiration, termination, cancelation or settlement other than by the delivery of shares of awards outstanding under such plans) following the date that the 2015 Omnibus Plan is approved by the Company’s stockholders, of which 4,000,000 shares could be granted pursuant to ISOs. As of March 6, 2015, a total of 4,635,052 shares of common stock were subject to outstanding awards under the 2006 Omnibus Plan and the 2010 Omnibus Plan. The closing price per share of our common stock on the NASDAQ on March 6, 2015 was $60.61.

If, after the effective date of the 2015 Omnibus Plan, any award granted under the 2015 Omnibus Plan is forfeited, or otherwise expires, terminates or is canceled without the delivery of all shares subject thereto, or is settled other than by the delivery of shares (including cash settlement) and any shares surrendered or tendered in payment of any taxes required to be withheld in respect of an award, other than an option or SAR, granted under the 2015 Omnibus Plan, then the number of shares subject to such award that were not issued would not be treated as issued, and the aggregate number of shares that may be delivered pursuant to the 2015 Omnibus Plan would be increased by the number of shares so forfeited, expired, terminated, canceled or settled. Upon exercise of a stock-settled SAR, each share with respect to which such stock-settled SAR is exercised will be counted as one share against the maximum aggregate number of shares that may be delivered pursuant to awards under the 2015 Omnibus Plan, regardless of the number of shares actually delivered upon settlement of such stock-settled SAR. Awards that are required to be settled in cash will not reduce the aggregate number of shares that may be delivered pursuant to awards granted under the 2015 Omnibus Plan.

Subject to adjustment for changes in capitalization and similar events, the maximum aggregate number of shares of our common stock that would be available for grant under the 2015 Omnibus Plan pursuant to awards settled in stock to any (A) participant (other than a member of our board of directors who is not an employee of us or our affiliates (an “Independent Director”)) in any fiscal year would be 1,000,000 and (B) Independent Director in any fiscal year would be 50,000. For awards settled in cash based on the fair market value of a share, the maximum aggregate amount of cash that would be permitted to be paid to any participant under the 2015 Omnibus Plan in any fiscal year pursuant to such awards would be the per-share fair market value as of the relevant vesting, payment or settlement date multiplied by the maximum number of shares that could be granted, as described in the preceding sentence. The maximum aggregate amount of cash and other property (valued at fair market value) that would be permitted to be paid or delivered (1) to any participant (other than an Independent Director) under the 2015 Omnibus Plan in any fiscal year pursuant to awards, the value of which is not determined by reference to the fair market value of our shares would be $20,000,000 and (2) to any Independent Director under the 2015 Omnibus Plan in any fiscal year pursuant to awards, the value of which is not determined by reference to the fair market value of our shares would be $1,000,000.

Adjustments for Changes in Capitalization and Similar Events.    In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, shares of our common stock, other securities or other property), recapitalization, stock split, reverse stock split, split-up or spin-off affecting the shares of our common stock, the Committee would, in order to preserve the value of the award and in the manner determined by the Committee, adjust any or all of (A) the number of shares of our common stock or other securities of the Company (or number and kind of other securities or property) with respect to which awards could be granted, including (1) the maximum aggregate number of shares of our common stock that could be delivered pursuant to awards granted under the 2015 Omnibus Plan (including pursuant to ISOs) and (2) the maximum number of shares of our common stock or other securities of the Company (or number and kind of other securities or property) with respect to which awards could be granted to any participant in any fiscal year of the Company, and (B) the terms of any outstanding award, including (1) the number of shares of our common stock or other securities of the Company (or number and kind of other securities or property) subject to outstanding awards or to which outstanding awards relate, (2) the exercise price, if applicable, with respect to any award and (3) the performance goals, if applicable, with respect to any award.

If the Committee were to determine that any reorganization, merger, consolidation, combination, repurchase or exchange of shares of our common stock or other securities of the Company, issuance of warrants or other rights to purchase shares of our common stock or other securities of the Company, or other similar corporate transaction or event would affect the shares of our common stock such that the Committee determines that an adjustment is appropriate or desirable, then the Committee could (A) in such manner as it would deem equitable or desirable, adjust any or all of (1) the number of shares of our common stock or other securities of the Company (or number and kind of other securities or property) with respect to which awards may be granted, including (x) the maximum aggregate number of shares of our common stock that may be delivered pursuant to awards granted under the 2015 Omnibus Plan (including pursuant to ISOs) and (y) the maximum number of shares of our common stock or other securities of the Company (or number and kind of other securities or property) with respect to which awards could be granted to any participant in any fiscal year of the Company, in each case, and (2) the terms of any outstanding award, including (x) the number of shares of our common stock or other securities of the Company (or number and kind of other securities or property) subject to outstanding awards or to which outstanding awards would relate, (y) the exercise price, if applicable, with respect to any award and (z) the performance goals, if applicable, with respect to any award, (B) if deemed appropriate or desirable by the Committee, make provision for a cash payment to the holder of an outstanding award in consideration for the cancellation of such award, including, in the case of an outstanding option or SAR, a cash payment to the holder of such option or SAR in consideration for the cancellation of such option or SAR in an amount equal to the excess, if any, of the fair market value (as of a date specified by the Committee) of the shares of our common stock subject to such option or SAR over the aggregate exercise price of such option or SAR and (C) if deemed appropriate or desirable by the Committee, cancel and terminate any option or SAR having a per share exercise price equal to, or in excess of, the fair market value of a share of our common stock subject to such option or SAR without any payment or consideration therefor.

Substitute Awards.    The Committee would be permitted (subject to the restrictions on repricing of ISOs, NSOs and SARs provided in the 2015 Omnibus Plan) to grant awards in assumption of, or in substitution for, outstanding awards previously granted by us or any of our affiliates or a company that we acquired or with which we combined. Any shares issued by us through the assumption of or substitution for outstanding awards granted by a company that we acquired or with which we combined would not reduce the aggregate number of shares of our common stock available for awards under the 2015 Omnibus Plan, except that awards issued in substitution for ISOs would reduce the number of shares of our common stock available for ISOs under the 2015 Omnibus Plan.

Source of Shares.    Any shares of our common stock issued under the 2015 Omnibus Plan would consist, in whole or in part, of authorized and unissued shares or of treasury shares.

Eligible Participants.    Any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of us or our affiliates would be eligible to participate in the 2015 Omnibus Plan. As of December 31, 2014, this class of persons numbered approximately 5,950.

Stock Options.    The Committee would be permitted to grant both ISOs and NSOs under the 2015 Omnibus Plan. Generally, the exercise price for options would not be less than the fair market value of common stock on the grant date or, for certain ISOs, less than 110% of such fair market value. The Committee would not reprice any option granted under the 2015 Omnibus Plan without the approval of our stockholders. All options granted under the 2015 Omnibus Plan would be NSOs unless the applicable award agreement expressly stated that the option was intended to be an ISO. Stock options may qualify as “performance-based compensation” under Section 162(m) of the Code.

Subject to the provisions of the 2015 Omnibus Plan and the applicable award agreement, the Committee would determine, at or after the grant of an option, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any option, but, as noted above, the exercise price will be not less than the fair market value of common stock on the date of grant or, for certain ISOs, less than 110% of such fair market value, except, in each case, for certain substitute awards or adjustments for changes in capitalization or similar events as provided under the 2015 Omnibus Plan. Unless otherwise set forth in the applicable award agreement, each NSO and ISO would expire immediately and without any payment upon the earlier of (i) the tenth anniversary of the date such option was granted and (ii) 180 days after the participant who was holding such option ceased to be a director, officer, employee or consultant for us or one of our affiliates for any reason (including death). The exercise price would be permitted to be paid (A) with cash (or its equivalent) or (B) in the sole discretion of the Committee, (1) with previously acquired shares of our common stock or through delivery of irrevocable instructions to a broker to sell our common stock otherwise deliverable upon the exercise of the option (provided that there was a public market for our common stock at such time), (2) by having us withhold the number of shares of common stock that is equivalent (based on the fair market value of such share at the time) to the exercise price from the number of shares of common stock otherwise issuable pursuant to the exercise of the option (for the avoidance of doubt, such shares withheld would be counted against the maximum number of shares that may be delivered pursuant to the awards granted under the 2015 Omnibus Plan) or (3) a combination of any of the foregoing, provided that the combined value of all cash and cash equivalents and the fair market value of any such shares so tendered to us as of the date of such tender, together with any shares withheld by us in respect of taxes relating to an option, was at least equal to such aggregate exercise price.

Stock Appreciation Rights.    The Committee would be permitted to grant SARs under the 2015 Omnibus Plan. Generally, the exercise price for SARs would not be less than the fair market value (as defined in the 2015 Omnibus Plan) of our common stock on the grant date. The Committee would not reprice any SAR granted under the 2015 Omnibus Plan without the approval of our stockholders. Upon exercise of an SAR, the holder would receive cash, shares of our common stock, other securities, other awards, other property or a combination of any of the foregoing, as determined by the Committee, equal in value to the excess, if any, of the fair market value of a share of our common stock on the date of exercise of the SAR over the exercise price of the SAR. SARs may qualify as “performance-based compensation” under Section 162(m) of the Code. Subject to the provisions of the 2015 Omnibus Plan and the applicable award agreement, the Committee would determine, at or after the grant of an SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR, but, as noted above, the exercise price will be not less than the fair market value of common stock on the date of grant, except for certain substitute awards or adjustments for changes in capitalization or similar events as provided under the 2015 Omnibus Plan. Unless otherwise set forth in the applicable award agreement, each SAR would expire immediately and without any payment upon the earlier of (i) the tenth anniversary of the date such SAR was granted and (ii) 180 days after the participant who was holding such SAR ceased to be a director, officer, employee or consultant for us or one of our affiliates for any reason (including death).

Restricted Shares and Restricted Stock Units.    Subject to the provisions of the 2015 Omnibus Plan, the Committee would be permitted to grant restricted shares and RSUs. Restricted shares and RSUs would not be permitted to be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the 2015 Omnibus Plan or the applicable award agreement, except that the Committee could determine that restricted shares and RSUs would be permitted to be transferred by the participant for no consideration. Restricted shares could be evidenced in such manner as the Committee would determine.

An RSU would be granted with respect to one share of common stock or have a value equal to the fair market value of one such share. Upon the lapse of restrictions applicable to an RSU, the RSU could be paid in cash, shares of our common stock, other securities, other awards or other property, as determined by the Committee, or in accordance with the applicable award agreement. In connection with each grant of restricted shares, except as provided in the applicable award agreement, the holder would be entitled to the rights of a stockholder (including the right to vote) in respect of such restricted shares. If a restricted share or RSU were intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the granting or vesting of such award would be conditioned on satisfaction of performance criteria and the other requirements described below in “Performance Compensation Awards” being satisfied.

Performance Units.    Subject to the provisions of the 2015 Omnibus Plan, the Committee would be permitted to grant performance units to participants. Performance units would be awards with an initial value established by the Committee (or determined by reference to a valuation formula specified by the Committee) at the time of the grant. In its discretion, the Committee would set performance goals that, depending on the extent to which they were met during a specified performance period, would determine the number and/or value of performance units that would be paid out to the participant. The Committee, in its sole discretion, would be permitted to pay earned performance units in the form of cash, shares of our common stock or any combination thereof that would have an aggregate fair market value equal to the value of the earned performance units at the close of the applicable performance period. The determination of the Committee with respect to the form and timing of payout of performance units would be set forth in the applicable award agreement. The Committee would be permitted to, on such terms and conditions as it might determine, provide a participant who holds performance units with dividends or dividend equivalents, payable in cash, shares of our common stock, other securities, other awards or other property (which dividends or dividend equivalents, as the case may be, would not be payable unless and to the extent that the underlying performance units are earned). If a performance unit were intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the requirements below described in “Performance Compensation Awards” would be applicable.

Cash Incentive Awards.    Subject to the provisions of the 2015 Omnibus Plan, the Committee would be permitted to grant cash incentive awards payable upon the attainment of performance goals. If a cash incentive award were intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the requirements described below in “Performance Compensation Awards” would be applicable.

Other Stock-Based Awards.    Subject to the provisions of the 2015 Omnibus Plan, the Committee would be permitted to grant to participants other equity-based or equity-related compensation awards, including vested stock. The Committee would be permitted to determine the amounts and terms and conditions of any such awards. If such an award were intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the requirements described below in “Performance Compensation Awards” would be applicable.

Dividends and Dividend Equivalents.    Subject to the provisions of the 2015 Omnibus Plan, the Committee would be permitted to provide participants with dividends or dividend equivalents in respect of awards other than options, SARs or cash incentive awards. The dividends or dividend equivalents could be payable in cash, shares of our common stock, other securities, other awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including, without limitation, (i) payment directly to the participant, (ii) withholding of such amounts by the Company subject to vesting of the award or (iii) reinvestment in additional shares of our common stock, restricted shares or other awards. Participants holding awards granted under the 2015 Omnibus Plan that are subject to vesting based on the achievement of performance goals (or any performance compensation awards as described below) and for which the Committee has provided for the payment of dividends or dividend equivalents would not be entitled to payment of such dividends or dividend equivalents unless and to the extent that such performance goals are achieved or otherwise deemed to be satisfied.

Performance Compensation Awards.    The Committee would be permitted to designate any award granted under the 2015 Omnibus Plan (other than ISOs, NSOs and SARs) as a performance compensation award in order for such award to be eligible for qualification as “performance-based compensation” under Section 162(m) of the Code. Awards designated as performance compensation awards would be subject to the following additional requirements:

•

Recipients of Performance Compensation Awards.    The Committee would, in its sole discretion, be required to designate within the first 90 days of a performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the participants who would be eligible to receive performance compensation awards in respect of such performance period.

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Establishment of Performance Compensation Award.    When establishing a performance compensation award, the Committee, in its sole discretion, would determine the length of performance periods, the types of awards to be issued, the performance criteria that would be used to establish the performance goals, the kinds and levels of performance goals and any performance formula to be used to determine whether a performance compensation award is earned for the performance period.

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Performance Criteria Applicable to Performance Compensation Awards.    The performance criteria would be based on attainment of specific levels of performance of the Company or any of its subsidiaries, affiliates, divisions or operational units, or any combination of the foregoing and would be limited to the following (which, for the avoidance of doubt, can be considered alone or in combination): (A) net income before or after taxes, (B) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), (C) operating income, (D) earnings per share, (E) return on shareholders’ equity, (F) return on investment or capital, (G) return on assets, (H) net assets, (I) level or amount of acquisitions, (J) share price, (K) market capitalization, (L) profitability and profit margins, (M) market share (in the aggregate or by segment), (N) revenues or sales (based on units or dollars), (O) costs (including bill of material costs), (P) cash flow, (Q) working capital, (R) cost per watt, (S) watts produced, (T) watts shipped, (U) watts per module, (V) conversion efficiency, (W) modules produced, (X) modules shipped, (Y) production throughput rates, (Z) solar project velocity, (AA) solar project volume, (BB) production yields, (CC) solar projects developed (number or watts), (DD) solar projects financed (by value or watts), (EE) solar projects sold (by value or watts), (FF) operation or maintenance contracts signed or maintained (by value or watts), (GG) production expansion build and ramp times, (HH) module field performance, (II) average sales price, (JJ) budgeted expenses (operating and/or capital), (KK) inventory turns, (LL) accounts receivable levels, (MM) completion of projects within a specified time frame and/or within a specified budget, (NN) development of product, (OO) installation of product, (PP) levelized cost of electricity (LCOE), (QQ) cost per kilowatt hour, (RR) balance of systems cost, (SS) power plant cost, (TT) energy yield, (UU) energy density, (VV) module long-term performance (stability, useful service life), (WW) power plant useful service life and terminal value (XX) system reliability, (YY) system availability, (ZZ) component reliability (component-predicted failure rates), (AAA) operations and maintenance cost, (BBB) operations and maintenance revenues, (CCC) module form factor (size, weight mounting method), (DDD) gross profit, (EEE) current ratio, (FFF) working capital ratio, (GGG) return measures based either on income or cash, and (HHH) dividend per share. These performance criteria would be permitted to be applied on an absolute basis or relative to one or more peer companies or indices or any combination thereof or, if applicable, be computed on an accrual or cash accounting basis. The performance goals and periods could vary from participant to participant and from time to time. To the extent required under Section 162(m) of the Code, the Committee would, within the first 90 days of the applicable performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective manner the method of calculating the performance criteria to be used for the performance period.

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Modification of Performance Goals.    The Committee would be permitted to adjust or modify the calculation of performance goals for a performance period to the extent permitted under Section 162(m) of the Code, including (i) in the event of, in anticipation of, or in recognition of, any unusual or extraordinary corporate item, transaction, event or development or any other unusual or extraordinary corporate item, transaction event or development affecting the Company, any of its affiliates, subsidiaries, divisions or operating units (to the extent applicable to such performance goal) or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, any of its affiliates, subsidiaries, divisions or operating units (to the extent applicable to such performance goal) or the financial statements of any of its affiliates, subdivisions or operating units (to the extent applicable to such performance goal), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.

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Requirements To Receive Performance Compensation Awards.    Except as otherwise permitted by Section 162(m) of the Code, to be eligible for payment in respect of a performance compensation award for a particular performance period, participants would need to be employed by us on the last day of the performance period (or such date determined by the Committee and not inconsistent with the requirements of Section 162(m) of the Code), the performance goals for such period would need to be satisfied and certified by the Committee and the performance formula would need to determine that at least such portion of the performance compensation award had been earned for such period.

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Negative Discretion.    The Committee would be permitted to, in its sole discretion, reduce or eliminate the amount of a performance compensation award earned in a particular performance period, even if applicable performance goals had been attained.

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Limitations on Committee Discretion.    Except as otherwise permitted by Section 162(m) of the Code, in no event could any discretionary authority granted to the Committee under the 2015 Omnibus Plan (i) be used to grant or provide payment in respect of performance compensation awards for which performance goals had not been attained, (ii) increase a performance compensation award for any participant at any time after the first 90 days of the performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) or (iii) increase a performance compensation award above the maximum amount payable under the 2015 Omnibus Plan.

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Time and Form of Payment.    Performance compensation awards granted for a performance period would be paid to participants as soon as administratively possible following Committee certification unless the Committee determined that payment of the award should be deferred. Performance compensation awards would be paid in the form established by the Committee based on the terms of the underlying award so designated (e.g., cash, restricted shares, RSUs, fully vested shares). The number of restricted shares, RSUs or shares determined to be equivalent to a dollar amount would be determined in accordance with a methodology to be specified by the Committee within the first 90 days of the relevant performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code).

Amendment and Termination of the 2015 Omnibus Plan.    Subject to any applicable law or government regulation, to any requirement that must be satisfied for the 2015 Omnibus Plan to be treated as a shareholder approved plan for purposes of Section 162(m) of the Code and to the rules of the NASDAQ or any successor exchange or quotation system on which the shares of our common stock are listed or quoted, the board of directors could amend, modify or terminate the 2015 Omnibus Plan without the approval of our stockholders, except that stockholder approval would be required for any amendment that would (i) increase the maximum number of shares of our common stock available for awards under the 2015 Omnibus Plan or increase the maximum number of shares of Company common stock that could be delivered pursuant to ISOs granted under the 2015 Omnibus Plan, except for adjustments for changes in capitalization and similar events as provided in the 2015 Omnibus Plan, or

(ii) change the class of employees or other individuals eligible to participate in the 2015 Omnibus Plan. No modification, amendment or termination of the 2015 Omnibus Plan that would materially and adversely affect the rights of any participant would be effective without the consent of the affected participant, unless otherwise provided by the Committee in the applicable award agreement.

The Committee would be permitted to waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award previously granted, prospectively or retroactively. However, unless otherwise provided by the Committee in the applicable award agreement or in the 2015 Omnibus Plan, any waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely impair the rights of any participant to any award previously granted would not to that extent be effective without the consent of the affected participant.

The Committee would be authorized to make adjustments in the terms and conditions of awards in the event of (i) any unusual or nonrecurring corporate event affecting us (including the occurrence of a change of control of us), any of our affiliates or our financial statements or the financial statements of any of our affiliates, or (ii) changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law were the Committee, in its discretion, to determine those adjustments were appropriate or desirable. Such adjustments could include (A) the substitution or assumption of awards, (B) acceleration of the exercisability of, lapse of restrictions on, or termination of, awards, (C) provision of a period of time to exercise an award prior to the occurrence of such event, (D) provision for a cash payment to the holder of an outstanding award in consideration for the cancellation of such award, including, in the case of an outstanding option or SAR, a cash payment to the holder of such option or SAR in consideration for the cancellation of such option or SAR in an amount equal to the excess, if any, of the fair market value (as of a date specified by the Committee) of the shares of our common stock subject to such option or SAR over the aggregate exercise price of such option or SAR or (E) cancellation and termination of any option or SAR having a per share exercise price equal to, or in excess of, the fair market value of a share of our common stock subject to such option or SAR without any payment or consideration therefor.

Change of Control.    The 2015 Omnibus Plan would not provide for automatic (i.e., “single trigger”) vesting of awards in the event of a change of control of the Company; however, if no provision is made in connection with the change of control for assumption of, or substitution for, all such awards outstanding on the date of the change of control, then, unless otherwise required to comply with Section 409A of the Code, all such awards shall be treated as follows as of the date immediately prior to the change of control: (i) awards subject only to time-based vesting criteria would become (or would be deemed) fully vested and/or exercisable, and all restrictions and forfeiture provisions related thereto would lapse, as applicable, and (ii) all performance units, cash incentive awards and other awards designated as performance compensation awards would be paid out as if the date of the change of control were the last day of the applicable performance period and “target” performance levels had been attained.

Except as more specifically enumerated in the 2015 Omnibus Plan’s definition, a change of control would occur on any of the following events:

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During any period of 24 consecutive months, individuals who were members of the board of directors at the beginning of such period cease at any time during such period for any reason to constitute at least a majority of the board of directors;

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The consummation of (i) a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (x) the Company or (y) any of its subsidiaries, (but in the case of this clause (y) only if voting securities of the Company are issued or issuable in connection with such transaction) or (ii) a sale or other disposition of all or substantially all the assets of the Company, in each case, unless following which (A) the stockholders of the Company as of just prior to such consummation continue to own in substantially the same proportions more than 50% of the combined voting power of the surviving entity (disregarding any interests in the surviving entity that such stockholders owned before such consummation), (B) no person (excluding employee benefit plans or related trusts and specified shareholders (defined below)) owns 20% or more of the combined voting power of the surviving entity and (C) a majority of the members of the board of directors of the surviving entity were members of the Company’s board of directors as of the time such transaction was agreed upon or approved;

•

The approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company, unless such liquidation or dissolution is part of a transaction or series of transactions described in the preceding bullet that does not otherwise constitute a change of control; or

•

The date that any legal person, corporation or other entity or group (as defined) other than any “specified shareholder” becomes the beneficial owner, directly or indirectly, of securities of the Company representing a percentage of the combined voting power of that is equal to or greater than 30%. For this purpose, the “specified shareholders” are (i) JCL FSLR Holdings, LLC and its beneficiaries, (ii) JTW Trust No. 1 UAD 9/19/02 and its beneficiaries, (iii) any legal person directly or indirectly controlled by any of the foregoing and (iv) any trust for the direct or indirect benefit of any of the foregoing.

Clawback.    Notwithstanding anything in the 2015 Omnibus Plan to the contrary, awards granted under the 2015 Omnibus Plan will be subject to the Company’s clawback and recoupment policies, as may be in effect from time to time and subject to applicable law, and any clawback to the extent necessary to comply with applicable law (including the requirements of Section 954 or Section 304).

Term of the 2015 Omnibus Plan.    No award would be permitted to be granted under the 2015 Omnibus Plan after the tenth anniversary of the date the 2015 Omnibus Plan was approved by the Company’s stockholders.

Effect of Non-approval of the 2015 Omnibus Plan.    Notwithstanding anything in the 2015 Omnibus Plan to the contrary, in the event that the 2015 Omnibus Plan is not approved by the Company’s stockholders, the 2010 Omnibus Plan shall remain in effect pursuant to its terms.

Certain Federal Tax Aspects of the 2015 Omnibus Plan

The following summary describes the federal income tax treatment that would apply to awards under the 2015 Omnibus Plan. The summary is based on the law as in effect on March 31, 2015. The summary does not discuss state or local tax consequences or non-U.S. tax consequences.

Incentive Stock Options.    Neither the grant nor the exercise of an ISO would result in taxable income to the optionee for regular federal income tax purposes. However, an amount equal to (i) the per-share fair market value of a share of our common stock on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of shares with respect to which the ISO is being exercised would count as “alternative minimum taxable income” which, depending on the particular circumstances of the optionee, could result in liability for the “alternative minimum tax” or “AMT.” If the optionee did not dispose of the shares issued pursuant to the exercise of an ISO until the later of the two-year anniversary of the date of grant of the ISO and the one-year anniversary of the date of the acquisition of those shares, then (a) upon a later sale or taxable exchange of the shares, any recognized gain or loss would be treated for tax purposes as a long-term capital gain or loss and (b) the Company would not be permitted to take a deduction with respect to that ISO for federal income tax purposes.

If shares acquired upon the exercise of an ISO were disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally the optionee would recognize ordinary income in the year of disposition in an amount equal to the lesser of (i) any excess of the fair market value of a share of our common stock at the time of exercise of the ISO over the amount paid for the shares or (ii) the excess of the amount recognized on the disposition of the shares over the participant’s aggregate tax basis in the shares (generally, the exercise price). A deduction would be available to the Company equal to the amount of ordinary income recognized by the optionee. Any further gain recognized by the optionee would be taxed as short-term or long-term capital gain and would not result in any deduction by the Company. A disqualifying disposition occurring in the same calendar year as the year of exercise would eliminate the alternative minimum tax effect of the ISO exercise.

Special rules could apply where all or a portion of the exercise price of an ISO is paid by tendering shares, or if the shares acquired upon exercise of an ISO were subject to substantial forfeiture restrictions. The foregoing summary of tax consequences associated with the exercise of an ISO and the disposition of shares acquired upon exercise of an ISO assumes that the ISO would be exercised during employment with us or within three months following termination of employment. The exercise of an ISO more than three months following termination of employment would result in the tax consequences described below for NSOs, except that special rules would apply in the case of disability or death. An individual’s stock options otherwise qualifying as ISOs would be treated for tax purposes as NSOs (not as ISOs) to the extent that, in the aggregate, they first become exercisable in any calendar year for stock having a fair market value (determined as of the date of grant) in excess of $100,000.

Nonqualified Stock Options.    An NSO (that is, a stock option that does not qualify as an ISO) would result in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising an NSO would, at the time of exercise, recognize ordinary income equal to (i) the per-share fair market value of a share of our common stock on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of shares with respect to which the option is being exercised. A corresponding deduction would be available to the Company. If the NSO were granted in connection with employment, this taxable income would also constitute “wages” subject to withholding and employment taxes. The foregoing summary assumes that any shares acquired upon exercise of an NSO are not subject to a substantial risk of forfeiture.

Stock Appreciation Rights.    The grant of an SAR would result in no taxable income to the holder or a deduction to the Company. A holder of an SAR would, upon exercise, recognize taxable income equal to (i) the per-share fair market value of a share of our common stock on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of shares with respect to which the SAR is being exercised. If the SAR were granted in connection with employment, this taxable income would also constitute “wages” subject to withholding and employment taxes. A corresponding deduction would be available to the Company. To the extent the SAR is settled in shares of our common stock or property, any additional gain or loss recognized upon any later disposition of the shares or property would be capital gain or loss.

Restricted Stock Awards.    A participant acquiring restricted stock generally would recognize ordinary income equal to the fair market value of the shares on the date the shares are no longer subject to a substantial risk of forfeiture (and are freely transferable) unless the participant had elected to make a timely election pursuant to Section 83(b) of the Code, in which case, the participant would recognize ordinary income on the date the shares were acquired. If the participant is an employee, such ordinary income generally would be subject to withholding and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value upon which the participant recognized ordinary income, would be taxed as a capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date.

Restricted Stock Units, Performance Units, Cash Incentive Awards or Other Stock-Based Awards.    The grant of RSUs, performance units, cash incentive awards or other stock-based awards would result in no taxable income to the participant or deduction to the Company. A participant awarded one of these awards would recognize ordinary income in an amount equal to the fair market value of the compensation issued to the participant on the settlement date. If the participant were an employee, such ordinary income generally would be subject to withholding and employment taxes. Where an award settled in the shares of our common stock or other property, any additional gain or loss recognized upon the disposition of such shares or property would be capital gain or loss.

Other Compensation Arrangements.    Nothing in the 2015 Omnibus Plan will prevent the Company or any of its affiliates from adopting, or continuing in effect, other compensation arrangements, including arrangements that provide for the grant of options, restricted stock, shares, other types of equity-based awards (subject to stockholder approval, if required) and cash incentive awards, and such arrangements may be generally applicable or applicable only in specific cases. However, unless expressly stated otherwise in the applicable award agreement, equity grants of the Company to any individual eligible for grants under the 2015 Omnibus Plan will be presumed to have been made under the 2015 Omnibus Plan.

Section 162(m).    Section 162(m) of the Code currently provides that if, in any year, the compensation that is paid to our Chief Executive Officer or to any of our three other most highly compensated executive officers (excluding our Chief Financial Officer) exceeds $1,000,000 per person, any amounts that exceed the $1,000,000 threshold will not be deductible by us for federal income tax purposes, unless the compensation qualifies for an exception to Section 162(m) of the Code. Certain performance-based awards under plans approved by stockholders are not subject to the deduction limit, and the Company intends that specified performance compensation awards granted under the 2015 Omnibus Plan may be eligible for this favorable qualification under Section 162(m) of the Code. The Company may also elect to provide for non-deductible awards under the 2015 Omnibus Plan. In addition, stock options and SARs that would be awarded under the 2015 Omnibus Plan, although not performance compensation awards under the 2015 Omnibus Plan, may be eligible for this performance-based exception.

Section 409A.    Section 409A of the Code imposes restrictions on nonqualified deferred compensation. Failure to satisfy these rules results in accelerated taxation, an additional tax to the holder of the amount equal to 20% of the deferred amount and a possible interest charge. Stock options and SARs granted on shares of our common stock with an exercise price that is not less than the fair market value of the underlying shares on the date of grant will not give rise to “deferred compensation” for this purpose unless they involve additional deferral features. Stock options and SARs that would be awarded under the 2015 Omnibus Plan are intended to be eligible for this exception.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about stock option, restricted stock unit and performance stock unit awards outstanding and shares of our common stock available for future awards under all of our equity compensation plans as of December 31, 2014.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities in column (a))
	(a)(1)	(b)	(c)
Equity compensation plans approved by security holders	4,116,359	$266.90	3,383,172
Equity compensation plans not approved by security holders	—	—	—

Total	4,116,359	$266.90	3,383,172

(1)	Includes 4,106,359 shares issuable upon vesting of restricted stock units granted under the 2010 Omnibus Incentive Compensation Plan and 10,000 shares issuable upon the exercise of options granted under the 2006 Omnibus Incentive Compensation Plan.

NEW PLAN BENEFITS

Our board of directors or the Committee will determine in its discretion the timing and amount of awards under the 2015 Omnibus Plan and the recipients or class of recipients of such awards. It is therefore not possible to state the amount of awards that will made in the future if the 2015 Omnibus Plan is approved.

Required Vote

Approval of the First Solar, Inc. 2015 Omnibus Incentive Compensation Plan requires the affirmative vote of holders of a majority of the stock represented and voting on such question.

Unless marked to the contrary, proxies received will be voted “FOR” approval of the plan.

Recommendation

Our board of directors recommends a vote “FOR” approval of the 2015 Omnibus Incentive Compensation Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires our directors, executive officers and holders of more than 10% of our common stock to file with the Commission reports regarding their ownership and changes in ownership of our securities. We believe that, during the fiscal year ended December 31, 2014, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements.

In making these statements, we have relied upon examination of the copies of Forms 3, 4 and 5 provided to us and the written representations of our directors, executive officers and 10% stockholders.

OTHER MATTERS

It is not anticipated that any matters other than those described in this proxy statement will be brought before the annual meeting. If any other matters are presented, however, it is the intention of the persons named in the proxy to vote the proxy in accordance with the discretion of the persons named in the proxy.

HOUSEHOLDING

The Commission permits companies to send a single set of certain disclosure documents to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the Company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. This householding process reduces the volume of duplicate information and reduces printing and mailing expenses. We will promptly deliver a separate copy of the proxy materials to each stockholder who has been “householded” if he or she requests the Company to do so. If you desire to receive separate copies of any of our future proxy materials, or if you are receiving multiple copies of such proxy materials and would like to receive only one copy for your household, you should contact your brokerage firm, bank, broker-dealer, trust or other similar organization, or you may contact us by telephone (602) 414-9300 or by mail at First Solar, Inc., 350 West Washington Street, Suite 600, Tempe, Arizona 85281, Attn: Investor Relations. Our proxy materials are also available on the internet free of charge at http://www.envisionreports.com/FSLR.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2016 proxy statement must submit the proposal so that it is received by us no later than December 10, 2015. Commission rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to the Corporate Secretary, First Solar, Inc., 350 West Washington Street, Suite 600, Tempe, Arizona 85281.

If a stockholder does not submit a proposal for inclusion in next year’s proxy statement, but instead wishes to present it directly at next year’s annual meeting of stockholders, our bylaws require that the stockholder notify us in writing on or before February 20, 2016, but no earlier than January 21, 2016, to be included in our materials relating to that meeting. Proposals received after February 20, 2016 will not be voted on at the annual meeting. In addition, such proposal must also include, among other things, a brief description of the business desired to be brought before the annual meeting; the text of the proposal or business (including the text of any resolutions proposed for consideration) and the reasons for conducting such business at the annual meeting; the name and address, as they appear on the Company’s books, of the stockholder proposing such business or nomination and the name and address of the beneficial owner, if any, on whose behalf the nomination or proposal is being made; the class or series and number of shares of the Company which are beneficially owned or owned of record by the stockholder and the beneficial owner; any material interest of the stockholder in such business; and a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such annual meeting and intends to appear in person or by proxy at such meeting to propose such business. If the stockholder wishes to nominate one or more persons for election as a director, such stockholder’s notice must comply with additional provisions as set forth in our bylaws, including certain information with respect to the persons nominated for election as directors and any information relating to the stockholder that would need to be disclosed in a proxy filing. Any such proposals should be directed to the Corporate Secretary at First Solar, Inc., 350 West Washington Street, Suite 600, Tempe, Arizona 85281.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following report of the audit committee is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference into any other of the Company’s filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this report by reference therein.

The Audit Committee is comprised of four non-management directors, each of whom is independent as that term is defined in the NASDAQ Marketplace Rules and satisfies the audit committee independence standard under Rule 10A-3(b)(1) of the Exchange Act.

The Audit Committee was formed by a resolution of the board of directors on October 3, 2006 and held nine meetings during 2014.

The Audit Committee operates under a written Audit Committee Charter that was approved by the Audit Committee and approved by the board.

The Audit Committee has reviewed and discussed with management of the Company and PricewaterhouseCoopers LLP, the independent registered public accounting firm for the Company, the audited financial statements of the Company for the fiscal year ended December 31, 2014 (the “Audited Financial Statements”). The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (as amended by SAS 89 and SAS 90), as in effect on the date of this proxy statement.

PricewaterhouseCoopers LLP provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) regarding the independent accountant’s communication with the Audit Committee concerning independence, and the Audit Committee discussed with PricewaterhouseCoopers LLP the latter’s independence, including whether its provision of non-audit services compromised such independence.

Based on the reviews and discussions described above, the Audit Committee recommended to the board of directors of the Company that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the Securities and Exchange Commission.

Submitted by the Members of the Audit Committee
J. Thomas Presby (Chair) Sharon L. Allen Craig Kennedy Paul H. Stebbins

DIRECTIONS TO THE 2015 ANNUAL MEETING OF STOCKHOLDERS

Desert Willow Conference Center

4340 East Cotton Center Boulevard

Phoenix, AZ 85040

From North

Take I-17 South towards Tucson. Merge onto I-10 East via the exit on the left towards Glob/Tucson. Exist at 40th Street. Turn right onto South 40th Street and left onto east Cotton Center Boulevard. Desert Willow will be on your left.

From Tucson (South)

Take I-10 West towards Phoenix and exit at Broadway Road. Turn left onto Broadway Road and left onto South 48th Street. Turn right onto East Cotton Center Boulevard, pass through 1 roundabout and Desert Willow will be on your right.

From East Valley

Take US 60 West, merge onto I-10 West and exit at Broadway Road. Turn left onto Broadway Road and left onto South 48th Street. Turn right onto East Cotton Center Boulevard, pass through 1 roundabout and Desert Willow will be on your right.

From West

Take I-10 East to 40th Street. Turn right onto 40th Street and turn left onto east Cotton Center Boulevard. Desert Willow will be on your left.

From Airport

Go East on East Sky Harbor Boulevard and merge onto AZ-153 South towards AZ-143/I-10. Take the University Drive exit on the left and bear left onto East University Drive. Merge onto AZ 143 South. Stay straight towards South 48th Street for 0.2 miles and turn right onto East Cotton Center Boulevard. Desert Willow will be on your right.

Appendix A

FIRST SOLAR, INC.

2015 OMNIBUS INCENTIVE COMPENSATION PLAN

Section 1. Purpose. The purpose of this First Solar, Inc. 2015 Omnibus Incentive Compensation Plan (the “Plan”) is to promote the interests of First Solar, Inc., a Delaware corporation (such corporation, together with any successor thereto, the “Company”), and its stockholders by (a) attracting and retaining exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) of the Company and its Affiliates (as defined below) and (b) enabling such individuals to participate in the long term growth and financial success of the Company. This Plan is intended to replace the First Solar, Inc. 2010 Omnibus Incentive Compensation Plan (the “2010 Plan”), which 2010 Plan shall be automatically terminated and replaced and superseded by this Plan on the effective date of the Plan. The 2010 Plan previously replaced and superseded the First Solar, Inc. 2006 Omnibus Incentive Compensation Plan (the “2006 Plan” and, together with the 2010 Plan, the “Prior Plans”). Notwithstanding the foregoing, (i) through the effective date of the Plan (or, through the expiration date of the 2010 Plan, in the event the Plan is not approved by the Company’s stockholders), the 2010 Plan shall remain in effect pursuant to its terms, (ii) any awards granted under any of the Prior Plans shall remain in effect pursuant to their respective terms and (iii) for the avoidance of doubt, any Shares (as defined below) that remain or otherwise become available under the terms of Prior Plans will be available for issuance under the Plan in accordance with Section 4(a).

Section 2. Definitions. As used herein, the following terms shall have the meanings set forth below:

“2010 Plan” shall have the meaning specified in Section 1.

“2006 Plan” shall have the meaning specified in Section 1.

“Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (b) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

“Award” means any award that is permitted under Section 6 and granted under the Plan (or, for purposes of the third and fourth sentences of Section 4, any award that is permitted under Section 6 of any of the Prior Plans and granted under any of the Prior Plans).

“Award Agreement” means any written or electronic agreement, contract or other instrument or document evidencing any Award, which may, but need not, require execution or acknowledgment by a Participant.

“Board” means the Board of Directors of the Company.

“Cash Incentive Award” means an Award granted pursuant to Section 6(f).

“Change of Control” shall mean the occurrence of any of the following events:

(i) during any period of 24 consecutive months, individuals who were members of the Board at the beginning of such period (the “Incumbent Directors”) cease at any time during such period for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the beginning of such period whose appointment or election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is used in Section 13(d) of the Exchange Act) (each, a “Person”), other than the Board or any Specified Shareholder;

(ii) the consummation of (A) a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y) only if Company Voting Securities (as defined below) are issued or issuable in connection with such transaction or (B) a sale or other disposition of all or substantially all the assets of the Company (each of the transactions referred to in clause (A) or (B) being hereinafter referred to as a “Reorganization”), unless, immediately following such Reorganization, (1) all or substantially all the individuals and entities who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act (or a successor rule thereto)) of Shares or other securities eligible to vote for the election of the Board outstanding immediately prior to the consummation of such Reorganization (such securities, the “Company Voting Securities”) beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization (including a corporation or other entity that, as a result of such transaction, owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization, of the outstanding Company Voting Securities (excluding any outstanding voting securities of the Continuing Entity that such beneficial owners hold immediately following the consummation of such Reorganization as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization other than the Company or a Subsidiary), (2) no Person (excluding (x) any employee benefit plan (or related trust) sponsored or maintained by the Continuing Entity or any corporation or other entity controlled by the Continuing Entity and (y) any Specified Shareholder) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding voting securities of the Continuing Entity and (3) at least a majority of the members of the board of directors or other governing body of the Continuing Entity were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization;

(iii) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, unless such liquidation or dissolution is part of a transaction or series of transactions described in paragraph (ii) above that does not otherwise constitute a Change of Control; or

(iv) any Person, corporation or other entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than any Specified Shareholder becomes the beneficial owner, directly or indirectly, of securities of the Company representing a percentage of the combined voting power of the Company Voting Securities that is equal to or greater than 30%; provided, however, that for purposes of this subparagraph (iv) (and not for purposes of subparagraphs (i) through (iii) above), the following acquisitions shall not constitute a Change of Control: (A) any acquisition by the Company or any Subsidiary, (B) any acquisition directly from the Company or any Subsidiary, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (D) any acquisition by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities or (E) any acquisition pursuant to a Reorganization that does not constitute a Change of Control for purposes of subparagraph (ii) above.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

“Committee” means the compensation committee of the Board or a subcommittee thereof, or such other committee of the Board as may be designated by the Board to administer the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

“Exercise Price” means (a) in the case of Options, the price specified in the applicable Award Agreement as the price per Share at which Shares may be purchased pursuant to such Option or (b) in the case of SARs, the price specified in the applicable Award Agreement as the reference price per Share used to calculate the amount payable to the Participant.

“Fair Market Value” means (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (b) with respect to the Shares, as of any date, (i) the closing per share sales price of the Shares (A) as reported by NASDAQ for such date or (B) if the Shares are no longer listed on NASDAQ, but are listed on any other national stock exchange, as reported on the stock exchange composite tape for securities traded on such exchange for such date or, with respect to each of clauses (A) and (B), if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee upon the reasonable application of a reasonable valuation method.

“Incentive Stock Option” means an option to purchase Shares from the Company that (a) is granted under Section 6(b) and (b) is intended to qualify for special Federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Agreement.

“Independent Director” means a member of the Board (a) who is neither an employee of the Company nor an employee of any Affiliate, and (b) who, at the time of acting, is a “Non Employee Director” under Rule 16b-3.

“IRS” means the Internal Revenue Service or any successor thereto and includes the staff thereof.

“NASDAQ” means the National Association of Securities Dealers Automated Quotation system.

“Nonqualified Stock Option” means an option to purchase Shares from the Company that (a) is granted under Section 6(b) and (b) is not an Incentive Stock Option.

“Option” means an Incentive Stock Option or a Nonqualified Stock Option or both, as the context requires.

“Participant” means any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or its Affiliates who is eligible for an Award under Section 5 and who is selected by the Committee to receive an Award under the Plan or who receives a Substitute Award pursuant to Section 4(c).

“Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 6(i).

“Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing a Performance Goal for a Performance Period with respect to any Performance Compensation Award, Performance Unit or Cash Incentive Award under the Plan.

“Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award, Performance Unit or Cash Incentive Award of a particular Participant, whether all, a portion or none of the Award has been earned for the Performance Period.

“Performance Goal” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

“Performance Period” means the one or more periods of time as the Committee may select over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award, Performance Unit or Cash Incentive Award.

“Performance Unit” means an Award under Section 6(e) that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee or the Fair Market Value of Shares), which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such Performance Goals during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter.

“Plan” shall have the meaning specified in Section 1.

“Prior Plans” shall have the meaning specified in Section 1.

“Restricted Share” means a Share that is granted under Section 6(d) that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.

“RSU” means a restricted stock unit Award that is granted under Section 6(d) and is designated as such in the applicable Award Agreement and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement.

“Rule 16b-3” means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

“SAR” means a stock appreciation right Award that is granted under Section 6(c) and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the SAR, subject to the terms of the applicable Award Agreement.

“SEC” means the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

“Shares” means shares of common stock of the Company, $0.001 par value, or such other securities of the Company (a) into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split up, combination, exchange of shares or other similar transaction or (b) as may be determined by the Committee pursuant to Section 4(b).

“Specified Shareholder” means any of (a) JCL FSLR Holdings, LLC and its beneficiaries, (b) JTW Trust No. 1 UAD 9/19/02 and its beneficiaries, (c) any Person directly or indirectly controlled by any of the foregoing and (d) any trust for the direct or indirect benefit of any of the foregoing.

“Subsidiary” means any entity in which the Company, directly or indirectly, possesses 50% or more of the total combined voting power of all classes of its stock.

“Substitute Awards” shall have the meaning specified in Section 4(c).

“Treasury Regulations” means all proposed, temporary and final regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

Section 3. Administration. (a) Composition of Committee. The Plan shall be administered by the Committee, which shall be composed of one or more directors, as determined by the Board; provided that, to the extent necessary to comply with the rules of NASDAQ or any successor exchange on which the Shares may be listed and Rule 16b-3 and to satisfy any applicable requirements of Section 162(m) of the Code and any other applicable laws or rules, the Committee shall be composed of two or more directors, all of whom shall be Independent Directors and all of whom shall (i) qualify as “outside directors” under Section 162(m) of the Code and (ii) meet the independence requirements of NASDAQ or any successor exchange.

(b) Authority of Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including, but not limited to, the authority to (i) designate Participants, (ii) determine the type or types of Awards to be granted to a Participant, (iii) determine the number of Shares or dollar value to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards, (iv) determine the terms and conditions of any Awards (for the avoidance of doubt, the exercise price of any Options or SARs shall be determined as described in Section 6(b)(ii) and 6(c)(ii), respectively), (v) determine the vesting schedules of Awards and, if certain performance criteria must be attained in order for an Award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (vi) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended, (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee, (viii) interpret, administer, reconcile any inconsistency in, correct any default in and supply any omission in, the Plan and any instrument or agreement relating to, or Award made under, the Plan, (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (x) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, (xi) amend an outstanding Award or grant a replacement Award for an Award previously granted under the Plan if, in its sole discretion, the Committee determines that (A) the tax consequences of such Award to the Company or the

Participant differ from those consequences that were expected to occur on the date the Award was granted or (B) clarifications or interpretations of, or changes to, tax law or regulations permit Awards to be granted that have more favorable tax consequences than initially anticipated and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Committee Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole and plenary discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award and any stockholder.

(d) Indemnification. No member of the Board, the Committee or any employee of the Company (each such person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Covered Person shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

(e) Delegation of Authority to Senior Officers. The Committee may delegate, on such terms and conditions as it determines in its sole and plenary discretion, to one or more senior officers of the Company the authority to make grants of Awards to officers (other than any officer subject to Section 16 of the Exchange Act), employees and consultants of the Company and its Affiliates (including any prospective officer (other than any such officer who is expected to be subject to Section 16 of the Exchange Act), employee or consultant) and all necessary and appropriate decisions and determinations with respect thereto.

(f) Awards to Independent Directors. Notwithstanding anything to the contrary contained herein, the Board may, in its sole and plenary discretion, at any time and from time to time, grant Awards to Independent Directors or administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority and responsibility granted to the Committee herein.

Section 4. Shares Available for Awards; Cash Payable Pursuant to Awards. (a) Shares and Cash Available. Subject to adjustment as provided in Section 4(b), the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan shall be equal to (i) 1,800,000 plus (ii) any Shares that remain or otherwise become available under the terms of the Prior Plans (including as a result of forfeiture, expiration, termination, cancelation or settlement other than by delivery of Shares of Awards outstanding under the Prior Plans) following the date that the Plan is approved by the Company’s stockholders. The maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be 4,000,000. If, after the effective date of the Plan, any Award granted under the Plan or the Prior Plans (A) is forfeited or otherwise expires, terminates or is canceled without the delivery of all Shares subject thereto or (B) is settled other than wholly by the delivery of Shares (including cash settlement), then, in the case of clauses (A) and (B), the number of Shares subject to such Award that were not issued with respect to such Award shall again become available to be delivered pursuant to Awards under the Plan. If Shares issued upon vesting or settlement of an Award other than an Option or

SAR are, or Shares owned by a Participant are, surrendered or tendered to the Company in payment of any taxes required to be withheld in respect of such Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award Agreement, such surrendered or tendered Shares shall again become available to be delivered pursuant to Awards under the Plan; provided, however, that in no event shall such Shares increase the number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan and, for the avoidance of doubt, no Shares that are surrendered or tendered to the Company in payment of the exercise price of an Option or any taxes required to be withheld in respect of an Option or SAR shall again become available to be delivered pursuant to Awards granted under the Plan. Upon exercise of a stock-settled SAR, each Share with respect to which such stock-settled SAR is exercised shall be counted as one Share against the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan as provided above, regardless of the number of Shares actually delivered upon settlement of such stock-settled SAR. Awards that are required to be settled in cash will not reduce the aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan. Subject to adjustment as provided in Section 4(b), (1) in the case of Awards that are settled in Shares, the maximum aggregate number of Shares with respect to which Awards may be granted under the Plan (x) to any Participant (other than an Independent Director) in any fiscal year of the Company shall be 1,000,000 and (y) to any Independent Director in any fiscal year of the Company shall be 50,000, and (2) in the case of Awards that are settled in cash based on the Fair Market Value of a Share, the maximum aggregate amount of cash that may be paid pursuant to Awards granted under the Plan to any Participant in any fiscal year of the Company shall be equal to the per Share Fair Market Value as of the relevant vesting, payment or settlement date multiplied by the number of Shares described in the preceding clause (1). In the case of all Awards other than those described in the preceding sentence, the maximum aggregate amount of cash and other property (valued at its Fair Market Value) other than Shares that may be paid or delivered pursuant to Awards under the Plan (I) to any Participant (other than an Independent Director) in any fiscal year of the Company shall be $20,000,000 and (II) to any Independent Director in any fiscal year of the Company shall be $1,000,000.

(b) Adjustments for Changes in Capitalization and Similar Events. (i) In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, split up or spin off, the Committee shall, in order to preserve the value of the Award and in the manner determined by the Committee, adjust any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (1) the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan (including pursuant to Incentive Stock Options) and (2) the maximum number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted to any Participant in any fiscal year of the Company, in each case as provided in Section 4(a), and (B) the terms of any outstanding Award, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price, if applicable, with respect to any Award and (3) subject to Section 6(i)(v), the Performance Goals, if applicable, with respect to any Award.

(ii) In the event that the Committee determines that any reorganization, merger, consolidation, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable, then the Committee may (A) in such manner as it may deem equitable or desirable, adjust any or all of (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (x) the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan (including pursuant to Incentive Stock Options) and (y) the maximum number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted to any Participant in any fiscal year of the Company, in each case as provided in Section 4(a), and (2) the terms of any outstanding Award, including (x) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate, (y) the Exercise Price, if applicable, with respect to any Award and (z) subject to Section 6(i)(v), the Performance Goals, if applicable, with respect to any Award, (B) if deemed appropriate or desirable by the

Committee, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (C) if deemed appropriate or desirable by the Committee, cancel and terminate any Option or SAR having a per Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

(c) Substitute Awards. Subject to the restrictions on “repricing” of Options and SARs as set forth in Section 7(b), Awards may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Affiliates or a company acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines (“Substitute Awards”). The number of Shares underlying any Substitute Awards shall be counted against the maximum aggregate number of Shares available for Awards under the Plan; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall not be counted against the maximum aggregate number of Shares available for Awards under the Plan; provided further, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding stock options intended to qualify for special tax treatment under Sections 421 and 422 of the Code that were previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall be counted against the maximum aggregate number of Shares available for Incentive Stock Options under the Plan.

(d) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

Section 5. Eligibility. Any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or any of its Affiliates shall be eligible to be designated a Participant.

Section 6. Awards. (a) Types of Awards. Awards may be made under the Plan in the form of (i) Options, (ii) SARs, (iii) Restricted Shares, (iv) RSUs, (v) Performance Units, (vi) Cash Incentive Awards, (vii) Performance Compensation Awards and (viii) other equity based or equity related Awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company. Awards may be granted in tandem with other Awards. No Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is ineligible to receive an Incentive Stock Option under the Code.

(b) Options. (i)Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom Options shall be granted, (B) subject to Section 4(a), the number of Shares subject to Options to be granted to each Participant, (C) whether each Option will be an Incentive Stock Option or a Nonqualified Stock Option and (D) the conditions and limitations applicable to the vesting and exercise of each Option. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations related thereto, as may be amended from time to time. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if, for any reason, such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Nonqualified Stock Options.

(ii) Exercise Price. Except for adjustments or Substitute Awards made in accordance with Section 4 above, the Exercise Price of each Share covered by an Option shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the Option is granted); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the per Share Exercise Price shall be no less than 110% of the Fair Market Value per Share on the date of the grant. Options may qualify as “qualified performance based compensation” under Section 162(m) of the Code.

(iii) Vesting and Exercise. Each Option shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Committee may, in its sole and plenary discretion, specify in the applicable Award Agreement or thereafter. Except as otherwise specified by the Committee in the applicable Award Agreement, an Option may only be exercised to the extent that it has already vested at the time of exercise. An Option shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment pursuant to Section 6(b)(iv) for the Shares with respect to which the Award is exercised has been received by the Company. Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available for sale under the Option and, except as expressly set forth in Sections 4(a) and 4(c), in the number of Shares that may be available for purposes of the Plan, by the number of Shares as to which the Option is exercised. The Committee may impose such conditions with respect to the exercise of Options, including, without limitation, any conditions relating to the application of Federal or state securities laws, as it may deem necessary or advisable.

(iv) Payment. (A)No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the Company, and the Participant has paid to the Company (or the Company has withheld in accordance with Section 9(d)) an amount equal to any Federal, state, local and foreign income and employment taxes required to be withheld up to the employee’s minimum required tax withholding rate. Such payments may be made in cash (or its equivalent) or, in the Committee’s sole and plenary discretion, (1) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest), (2) if there shall be a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate Exercise Price, (3) by having the Company withhold such number of Shares as is equivalent (based on the Fair Market Value of such Share at such time) to the Exercise Price from the Shares otherwise issuable pursuant to the exercise of the Option (for the avoidance of doubt, the Shares withheld shall be counted against the maximum number of Shares that may be delivered pursuant to the Awards granted under the Plan as provided in Section 4(a)) or (4) through any other method (or combination of methods) as approved by the Committee; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company, together with any Shares withheld by the Company in accordance with Section 9(d), as of the date of such tender, is equal to such aggregate Exercise Price and the amount of any Federal, state, local and foreign income and employment taxes required to be withheld.

(B) Wherever in the Plan or any Award Agreement a Participant is permitted to pay the Exercise Price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

(v) Expiration. Except as otherwise set forth in the applicable Award Agreement, each Nonqualified Stock Option and each Incentive Stock Option shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date such Option is granted and (B) 180 days after the date the Participant who is holding the Option ceases to be a director, officer, employee or consultant of the Company or one of its Affiliates for any reason (including the Participant’s death). In no event may an Option be exercisable after the tenth anniversary of the date the Option is granted.

(c) SARs. (i)Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom SARs shall be granted, (B) subject to Section 4(a), the number of SARs to be granted to each Participant, (C) the Exercise Price thereof and (D) the conditions and limitations applicable to the exercise thereof.

(ii) Exercise Price. Except for adjustments or Substitute Awards made in accordance with Section 4 above, the Exercise Price of each Share covered by a SAR shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the SAR is granted). SARs may qualify as “qualified performance based compensation” under Section 162(m) of the Code.

(iii) Exercise. A SAR shall entitle the Participant to receive an amount upon exercise equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the Exercise Price thereof. The Committee shall determine, in its sole and plenary discretion, whether a SAR shall be settled in cash, Shares, other securities, other Awards, other property or a combination of any of the foregoing.

(iv) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR. Any determination by the Committee that is made pursuant to this Section 6(c)(iv) may be changed by the Committee from time to time and may govern the exercise of SARs granted or exercised thereafter.

(v) Expiration. Except as otherwise set forth in the applicable Award Agreement, each SAR shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date the SAR is granted and (B) 180 days after the date the Participant who is holding the SAR ceases to be a director, officer, employee or consultant of the Company or one of its Affiliates for any reason (including the Participant’s death). In no event may a SAR be exercisable after the tenth anniversary of the date the SAR is granted.

(d) Restricted Shares and RSUs. (i)Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom Restricted Shares and RSUs shall be granted, (B) subject to Section 4(a), the number of Restricted Shares and RSUs to be granted to each Participant, (C) the duration of the period during which, and the conditions, if any, under which, the Restricted Shares and RSUs may vest or may be forfeited to the Company and (D) the other terms and conditions of such Awards.

(ii) Transfer Restrictions. Restricted Shares and RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or as may be provided in the applicable Award Agreement; provided, however, that the Committee may in its discretion determine that Restricted Shares and RSUs may be transferred by the Participant. Restricted Shares may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the applicable Participant, such certificates must bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares, and the Company may, at its discretion, retain physical possession of such certificates until such time as all applicable restrictions lapse.

(iii) Payment/Lapse of Restrictions. Each RSU shall be granted with respect to one Share or shall have a value equal to the Fair Market Value of one Share. RSUs shall be paid in cash, Shares, other securities, other Awards or other property, as determined in the sole and plenary discretion of the Committee, upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. A Restricted Share or an RSU intended to qualify as “qualified performance based compensation” under Section 162(m) of the Code shall provide that the restrictions of the Award lapse and/or vesting occurs (or the grant of the Award is contingent) upon the satisfaction of the requirements for the payment of “qualified performance based compensation” under Section 162(m) of the Code (whether through the application of Section 6(i) of the Plan or otherwise).

(e) Performance Units. (i)Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom Performance Units shall be granted and the terms and conditions thereof.

(ii) Value of Performance Units. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set Performance Goals in its discretion that, depending on the extent to which they are met during a Performance Period, will determine, in accordance with Section 4(a), the number and value of Performance Units that will be paid out to the Participant.

(iii) Earning of Performance Units. Subject to the provisions of the Plan, after the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive a payout of the number and value of Performance Units earned by the Participant over the Performance Period, to be determined by the Committee, in its sole and plenary discretion, as a function of the extent to which the corresponding Performance Goals have been achieved.

(iv) Form and Timing of Payment of Performance Units. Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, may pay earned Performance Units in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions in the applicable Award Agreement deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the applicable Award Agreement. A Performance Unit intended to qualify as “qualified performance based compensation” under Section 162(m) of the Code shall provide that the restrictions of the Performance Unit lapse (or the grant of the Performance Unit is contingent) upon the satisfaction of the requirements for the payment of “qualified performance based compensation” under Section 162(m) of the Code (whether through the application of Section 6(i) of the Plan or otherwise).

(f) Cash Incentive Awards. Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, shall have the authority to grant Cash Incentive Awards. Subject to Section 4(a), the Committee shall establish Cash Incentive Award levels to determine the amount of a Cash Incentive Award payable upon the attainment of Performance Goals. A Cash Incentive Award intended to qualify as “qualified performance based compensation” under Section 162(m) of the Code shall provide that the Award vests (or the grant of the Award is contingent) upon satisfaction of the requirements for the payment of “qualified performance based compensation” under Section 162(m) of the Code (whether through the application of Section 6(i) of the Plan or otherwise).

(g) Other Stock Based Awards. Subject to the provisions of the Plan, the Committee shall have the sole and plenary authority to grant to Participants other equity based or equity related Awards (including, but not limited to, fully vested Shares) (whether payable in cash, equity or otherwise) in such amounts and subject to such terms and conditions as the Committee shall determine. An Award under this Section 6(g) intended to qualify as “qualified performance based compensation” under Section 162(m) of the Code shall provide that the Award vests (or the grant of the Award is contingent) upon satisfaction of the requirements for the payment of “qualified performance based compensation” under Section 162(m) of the Code (whether through the application of Section 6(i) or otherwise).

(h) Dividends and Dividend Equivalents. In the sole and plenary discretion of the Committee, an Award, other than an Option, SAR or Cash Incentive Award, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole and plenary discretion, including, without limitation, (i) payment directly to the Participant, (ii) withholding of such amounts by the Company subject to vesting of the Award or (iii) reinvestment in additional Shares, Restricted Shares or other Awards. For the avoidance of doubt, in the case of any Awards that are subject to vesting based on the achievement of performance goals or any Performance Compensation Awards, a Participant shall not be entitled to receive payment for any dividends or dividend equivalents with respect to such Awards unless and to the extent that the performance goals applicable to such Awards are achieved or are otherwise deemed to be satisfied.

(i) Performance Compensation Awards. (i)General. The Committee shall have the authority, at the time of grant of any Award, to designate such Award (other than Options and SARs) as a Performance Compensation Award in order for such Award to qualify as “qualified performance based compensation” under Section 162(m) of the Code.

(ii) Eligibility. The Committee shall, in its sole discretion, designate within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant as eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle such Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 6(i). Moreover, designation of a Participant as eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant as eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(iii) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select (A) the length of such Performance Period, (B) the types of Performance Compensation Awards to be issued, (C) the Performance Criteria that will be used to establish the Performance Goals, (D) the kinds and levels of the Performance Goals that are to apply to the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and (E) the Performance Formula. Within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(iv) Performance Criteria. Notwithstanding the foregoing, the Performance Criteria that will be used to establish the Performance Goals with respect to Performance Compensation Awards shall be based on the attainment of specific levels of performance of the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and shall be limited to the following (which, for the avoidance of doubt, can be considered alone or in combination): (A) net income before or after taxes, (B) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), (C) operating income, (D) earnings per share, (E) return on shareholders’ equity, (F) return on investment or capital, (G) return on assets, (H) net assets, (I) level or amount of acquisitions, (J) share price, (K) market capitalization, (L) profitability and profit margins, (M) market share (in the aggregate or by segment), (N) revenues or sales (based on units or dollars), (O) costs (including bill of material costs), (P) cash flow, (Q) working capital, (R) cost per watt, (S) watts produced, (T) watts shipped, (U) watts per module, (V) conversion efficiency, (W) modules produced, (X) modules shipped, (Y) production throughput rates, (Z) solar project velocity, (AA) solar project volume, (BB) production yields, (CC) solar projects developed (number or watts), (DD) solar projects financed (by value or watts), (EE) solar projects sold (by value or watts), (FF) operation or maintenance contracts signed or maintained (by value or watts), (GG) production expansion build and ramp times, (HH) module field performance, (II) average sales price, (JJ) budgeted expenses (operating and/or capital), (KK) inventory turns, (LL) accounts receivable levels, (MM) completion of projects within a specified time frame and/or within a specified budget, (NN) development of product, (OO) installation of product, (PP) levelized cost of electricity (LCOE), (QQ) cost per kilowatt hour, (RR) balance of systems cost, (SS) power plant cost, (TT) energy yield, (UU) energy density, (VV) module long-term performance (stability, useful service life), (WW) power plant useful service life and terminal value (XX) system reliability, (YY) system availability, (ZZ) component reliability (component-predicted failure rates), (AAA) operations and maintenance cost, (BBB) operations and maintenance revenues, (CCC) module form factor (size, weight mounting method), (DDD) gross profit, (EEE) current ratio, (FFF) working capital ratio, (GGG) return measures based either on income or cash, and (HHH) dividend per share. Such performance criteria may be applied on an absolute basis and/or be relative to one or more peer companies of the Company or indices or any combination thereof. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of the applicable Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective manner the method of calculating the Performance Criteria it selects to use for such Performance Period.

(v) Modification of Performance Goals. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), or any time thereafter (but only to the extent the exercise of such authority after such 90 day period (or such shorter period, if applicable) would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “qualified performance based compensation” under Section 162(m) of the Code), in its sole and plenary discretion, to adjust or modify the calculation of a

Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code (A) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal) or (B) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or the financial statements of the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.

(vi) Payment of Performance Compensation Awards. (A)Condition to Receipt of Payment. A Participant must be employed by the Company or one of its Subsidiaries on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period. Notwithstanding the foregoing, in the discretion of the Committee, Performance Compensation Awards may be paid to Participants who have retired or whose employment has terminated prior to the last day of the Performance Period for which a Performance Compensation Award is made, or to the designee or estate of a Participant who died prior to the last day of a Performance Period; provided, however, that any such payment shall be subject to Section 6(i)(vi)(B).

(B) Limitation. Except as otherwise permitted by Section 162(m) of the Code for “qualified performance based compensation,” a Participant shall be eligible to receive payments in respect of a Performance Compensation Award only to the extent that (1) the Performance Goals for the relevant Performance Period are achieved and certified by the Committee in accordance with Section 6(i)(vi)(C) and (2) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Compensation Award has been earned for such Performance Period.

(C) Certification. Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply negative discretion as authorized by Section 6(i)(vi)(D).

(D) Negative Discretion. In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may, in its sole and plenary discretion, reduce or eliminate the amount of the Award earned in the Performance Period, even if applicable Performance Goals have been attained.

(E) Discretion. Except as otherwise permitted by Section 162(m) of the Code for “qualified performance based compensation,” in no event shall any discretionary authority granted to the Committee by the Plan be used to (1) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained, (2) increase a Performance Compensation Award for any Participant at any time after the first 90 days of the Performance Period (or, if shorter, the maximum period allowed under Section 162(m) of the Code) or (3) increase a Performance Compensation Award above the maximum amount payable under Section 4(a) of the Plan.

(F) Timing of Award Payments. The Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively possible following completion of the certifications required by Section 6(i)(vi)(C), unless the Committee shall determine that any Performance Compensation Award shall be deferred.

(G) Form of Payment. In the case of any Performance Compensation Award other than a Restricted Share, RSU or other equity based Award that is subject to performance based vesting conditions, such Performance Compensation Award shall be payable, in the discretion of the Committee, in cash or in

Restricted Shares, RSUs or fully vested Shares of equivalent value and shall be paid on such terms as determined by the Committee in its discretion. Any Restricted Shares and RSUs shall be subject to the terms of this Plan (or any successor equity compensation plan) and any applicable Award Agreement. The number of Restricted Shares, RSUs or Shares that is equivalent in value to a dollar amount shall be determined in accordance with a methodology specified by the Committee within the first 90 days of the relevant Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code).

Section 7. Amendment and Termination. (a) Amendments to the Plan. Subject to any applicable law or government regulation, to any requirement that must be satisfied if the Plan is intended to be a shareholder approved plan for purposes of Section 162(m) of the Code and to the rules of NASDAQ or any successor exchange or quotation system on which the Shares may be listed or quoted, the Plan may be amended, modified or terminated by the Board without the approval of the stockholders of the Company, except that stockholder approval shall be required for any amendment that would (i) increase the maximum number of Shares for which Awards may be granted under the Plan or increase the maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan; provided, however, that any adjustment under Section 4(b) shall not constitute an increase for purposes of this Section 7(a), or (ii) change the class of employees or other individuals eligible to participate in the Plan. No amendment, modification or termination of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted, materially and adversely affect the rights of such Participant (or his or her transferee) under such Award, unless otherwise provided by the Committee in the applicable Award Agreement.

(b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award theretofore granted, prospectively or retroactively; provided, however, that, except as set forth in the Plan, unless otherwise provided by the Committee in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the applicable Participant, holder or beneficiary. Notwithstanding the preceding sentence, in no event may any Option or SAR (i) be amended to decrease the Exercise Price thereof, (ii) be cancelled at a time when its Exercise Price exceeds the Fair Market Value of the underlying Shares in exchange for another Option or SAR or any Restricted Share, RSU, other equity based Award, award under any other equity compensation plan or any cash payment or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or SAR, unless such amendment, cancellation or action is approved by the Company’s stockholders. For the avoidance of doubt, an adjustment to the Exercise Price of an Option or SAR that is made in accordance with Section 4(b) or Section 8 shall not be considered a reduction in the Exercise Price or a “repricing” of such Option or SAR.

(c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to Section 6(i)(v) and the penultimate sentence of Section 7(b), the Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) or the occurrence of a Change of Control) affecting the Company, any Affiliate or the financial statements of the Company or any Affiliate, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law (i) whenever the Committee, in its sole and plenary discretion, determines that such adjustments are appropriate or desirable, including, without limitation, providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event, (ii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by providing for a cash payment to the holder of an Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (iii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by canceling and terminating any Option or SAR having a per Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

Section 8. Change of Control. Except to the extent necessary to comply with Section 409A of the Code, in the event of a Change of Control after the date of the adoption of the Plan, unless provision is made in connection with the Change of Control for (a) assumption of Awards previously granted or (b) substitution for such Awards of new awards covering stock of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) with appropriate adjustments as to the number and kinds of shares and the Exercise Prices, if applicable, (i) any outstanding Options or SARs then held by Participants that are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change of Control, (ii) all Performance Units, Cash Incentive Awards and Awards designated as Performance Compensation Awards shall be paid out as if the date of the Change of Control were the last day of the applicable Performance Period and “target” performance levels had been attained and (iii) all other outstanding Awards (i.e., other than Options, SARs, Performance Units, Cash Incentive Awards and Awards designated as Performance Compensation Awards) then held by Participants that are unexercisable, unvested or still subject to restrictions or forfeiture, shall automatically be deemed exercisable and vested and all restrictions and forfeiture provisions related thereto shall lapse as of immediately prior to such Change of Control.

Section 9. General Provisions. (a) Nontransferability. Except as otherwise specified in the applicable Award Agreement, during the Participant’s lifetime each Award (and any rights and obligations thereunder) shall be exercisable only by the Participant, or, if permissible under applicable law, by the Participant’s legal guardian or representative, and no Award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that (i) the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance and (ii) the Board or the Committee may permit further transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability; provided, however, that Incentive Stock Options granted under the Plan shall not be transferable in any way that would violate Section 1.422-2(a)(2) of the Treasury Regulations. Notwithstanding the foregoing, in no event shall any Award (or any rights or obligations thereunder) be transferred to a third party for value unless such transfer is specifically approved by the Company’s stockholders. All terms and conditions of the Plan and all Award Agreements shall be binding upon any permitted successors and assigns.

(b) No Rights to Awards. No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

(c) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, NASDAQ or any other stock exchange or quotation system upon which such Shares or other securities are then listed or reported and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d) Withholding. The Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes.

(e) Section 409A. (i)It is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. In that regard if the application of Section 8 causes an

Award determined by the Committee to be nonqualified deferred compensation (within the meaning of Section 409A of the Code) to become payable on a Change of Control which is not a “permissible payment date” (as described in § 1.409A-3) then for purposes of payment of such Award, no Change of Control shall be deemed to have occurred with respect to that Award unless and until there occurs a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company (within the meaning in accordance with § 1.409A-3(i)(5)).

(ii) No Participant or creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its Affiliates.

(iii) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (A) such Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (B) the Company shall make a good faith determination that an amount payable pursuant to an Award constitutes nonqualified deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first day of the seventh month following such separation from service.

(iv) Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.

(f) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including, but not limited to, the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

(g) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares, other types of equity based awards (subject to stockholder approval if such approval is required) and cash incentive awards, and such arrangements may be either generally applicable or applicable only in specific cases; provided, however, that unless specifically stated otherwise in the Award documentation, equity grants of the Company to any individual eligible for grants under this Plan shall be presumed to have been made under this Plan.

(h) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as a director, officer, employee or consultant of or to the Company or any Affiliate, nor shall it be construed as giving a Participant any rights to continued service on the Board. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any directorship or consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(i) No Rights as Stockholder. No Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. In connection with each grant of Restricted Shares, except as provided in the applicable Award Agreement, the Participant shall be entitled to the rights of a stockholder (including the right to vote) in respect of such

Restricted Shares. Except as otherwise provided in Section 4(b), Section 7(c) or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.

(j) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

(k) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(l) Other Laws; Restrictions on Transfer of Shares. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole and plenary discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole and plenary discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. Federal and any other applicable securities laws.

(m) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on one hand, and a Participant or any other person, on the other hand. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.

(n) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(o) Requirement of Consent and Notification of Election Under Section 83(b) of the Code or Similar Provision. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If an Award recipient, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted under the terms of the applicable Award Agreement or by such Committee action to make such an election and the Participant makes the election, the Participant shall notify the Committee of such election within ten days of filing notice of the election with the IRS or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or any other applicable provision.

(p) Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code. If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten days of such disposition.

(q) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(r) Construction. As used in the Plan, the words “include” and “ including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “but not limited to,” and the word “or” shall not be deemed to be exclusive.

(s) Clawback. Notwithstanding anything to the contrary contained herein, any portion of the payments and benefits provided in connection with any Award granted pursuant to the Plan shall be subject to the Company’s clawback and recoupment policies, as may be in effect from time to time and subject to applicable law, and any clawback to the extent necessary to comply with applicable law (including the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as codified in Section 10D of the Exchange Act, or Section 304 of the Sarbanes-Oxley Act of 2002).

Section 10. Term of the Plan. (a) Effective Date. The Plan shall be effective as of the date of its adoption by the Board and approval by the Company’s stockholders.

(b) Effect of Non-approval of the Plan. Notwithstanding anything to the contrary contained herein, in the event that the Plan is not approved by the Company’s stockholders, the 2010 Plan shall remain in effect pursuant to its terms.

(c) Expiration Date. No Award shall be granted under the Plan after the tenth anniversary of the date the Plan is approved by the Company’s stockholders under Section 10(a). Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award, shall nevertheless continue thereafter.

First Solar.
IMPORTANT ANNUAL MEETING INFORMATION 000004
ENDORSEMENT LINE SACKPACK
MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6
C123456789
000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by
1:00 a.m., Central Time, on May 20, 2015.
Vote by Internet
Go to www.envisionreports.com/FSLR
Or scan the QR code with your smartphone
Follow the steps outlined on the secure website
Vote by telephone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories &
Canada on a touch tone telephone
Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
Annual Meeting Proxy Card 1234 5678 9012 345
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.
1. Election of Directors: 01 - Michael J. Ahearn 02 - Sharon L. Allen 03 - Richard D. Chapman 04 - George A. Hambro
05 - James A. Hughes 06 - Craig Kennedy 07 - James F. Nolan 08 - William J. Post
09 - J. Thomas Presby 10 - Paul H. Stebbins 11 - Michael Sweeney
Mark here to vote FOR all nominees
Mark here to WITHHOLD vote from all nominees
For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. 01 02 03 04 05 06 07 08 09 10 11
2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2015.
For Against Abstain
3. Approval of the adoption of the First Solar, Inc. 2015 Omnibus Incentive Compensation Plan.
For Against Abstain
B Non-Voting Items
Change of Address – Please print new address below.
C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) – Please print date below.
Signature 1 – Please keep signature within the box.
Signature 2 – Please keep signature within the box.
020PAA
C 1234567890 JNT 1UPX 2260071
MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
First Solar.
Proxy — First Solar, Inc.
Solicited on Behalf of the Board of Directors for the Annual Meeting, May 20, 2015, Phoenix, Arizona
2015 Annual Meeting of First Solar, Inc. Stockholders May 20, 2015, 9:00 a.m. (Local Time)
Desert Willow Conference Center, 4340 East Cotton Center Boulevard, Phoenix, Arizona 85040
The undersigned hereby appoints James A. Hughes, Paul J. Kaleta and Peter C. Bartolino (the “proxies”), or any of them, with full power of substitution, to represent and to vote the Common Stock of the undersigned at the annual meeting of stockholders of First Solar, Inc., to be held at the Desert Willow Conference Center, 4340 East Cotton Center Boulevard, Phoenix, Arizona 85040, on May 20, 2015, at 9:00 a.m., or at any adjournment thereof as stated on the reverse side.
You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign and return this card.

First Solar®
IMPORTANT ANNUAL MEETING INFORMATION
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X
Annual Meeting Proxy Card
PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.
1. Election of Directors:
01 - Michael J. Ahearn
02 - Sharon L. Allen
03 - Richard D. Chapman
04 - George A. Hambro
05 - James A. Hughes
06 - Craig Kennedy
07 - James F. Nolan
08 - William J. Post
09 - J. Thomas Presby
10 - Paul H. Stebbins
11 - Michael Sweeney
+
Mark here to vote FOR all nominees
Mark here to WITHHOLD vote from all nominees
For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.
01 02 03 04 05 06 07 08 09 10 11
2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2015.
For Against Abstain
3. Approval of the adoption of the First Solar, Inc. 2015 Omnibus Incentive Compensation Plan.
For Against Abstain
B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.
Signature 1 — Please keep signature within the box.
Signature 2 — Please keep signature within the box.
1UPX 2260072
020PBA

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
First Solar®
Proxy — First Solar, Inc.
Solicited on Behalf of the Board of Directors for the Annual Meeting, May 20, 2015, Phoenix, Arizona 2015 Annual Meeting of First Solar, Inc. Stockholders May 20, 2015, 9:00 a.m. (Local Time) Desert Willow Conference Center, 4340 East Cotton Center Boulevard, Phoenix, Arizona 85040
The undersigned hereby appoints James A. Hughes, Paul J. Kaleta and Peter C. Bartolino (the “proxies”), or any of them, with full power of substitution, to represent and to vote the Common Stock of the undersigned at the annual meeting of stockholders of First Solar, Inc., to be held at the Desert Willow Conference Center, 4340 East Cotton Center Boulevard, Phoenix, Arizona 85040, on May 20, 2015, at 9:00 a.m., or at any adjournment thereof as stated on the reverse side.
You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign and return this card.